As filed with the Securities and Exchange Commission on December 20, 2002
Registration No. 333-99065

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Pre-Effective Amendment No. 1

to FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Granite Falls Community Ethanol Plant, LLC

(Exact Name of Registrant as Specified in its Charter)

Minnesota	2689	41-1997390
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2448 — 540th Street, Suite 1

Granite Falls, Minnesota 56241
(320) 564-3100
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Paul Enstad

Chairman and Chief Manager
Granite Falls Community Ethanol Plant, LLC
2448 — 540th Street, Suite 1
Granite Falls, Minnesota 56241
(320) 564-3100
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Vincent G. Ella, Esq.
Jeffrey C. Robbins, Esq.
Messerli & Kramer P.A.
150 South Fifth Street, Suite 1800
Minneapolis, Minnesota 55402
(612) 672-3600
Fax (612) 672-3777

      Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum		Amount of
Title of Securities	Amount to be	Offering Price	Proposed Maximum	Registration
to be Registered	Registered	per Unit	Offering Price	Fee(1)

Limited liability company membership units	30,000 units	$1,000	$30,000,000	$2,760

(1) Previously paid

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor is it soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED DECEMBER 20, 2002

GRANITE FALLS COMMUNITY ETHANOL PLANT, LLC

$1,000 per Membership Unit

Maximum Offering: 30,000 Membership Units	Minimum Offering: 18,000 Membership Units

          We are offering membership units of Granite Falls Community Ethanol Plant, LLC, a Minnesota limited liability company. We intend to use the proceeds to pay for a portion of the property acquisition, construction and start-up operational costs of a 40 million gallon per year ethanol plant to be located near Granite Falls, Minnesota. We will also need significant debt financing in order to complete the project. Our financing plan therefore contemplates substantial leverage. This is our initial public offering and no public market exists for our membership units.

          Offering Terms. The initial public offering price for the membership units will be $1,000 per unit. Each membership unit represents a pro rata ownership interest in our capital, profits, losses and distributions. You must purchase a minimum of five membership units ($5,000 minimum investment). We are selling the membership units directly to investors without using an underwriter. However, we may engage a finder to introduce prospective investors to us and pay a fee to the finder for this work. We require an aggregate minimum purchase of $18,000,000 by all investors (to include purchases by our existing governors and members or their affiliates) before we will accept any subscriptions. When you subscribe, you must remit 10% of the purchase price for the membership units you are purchasing. You will sign a promissory note agreeing to pay the 90% balance within 20 days after we send you a written notice to pay. We will send this notice after we receive written subscriptions totaling a minimum of $18,000,000.

          Escrow and Closing. We will hold all funds received from investors in an interest-bearing escrow account at Granite Falls Bank, our escrow agent, until we receive the minimum subscription amount of $18,000,000 and secure a written commitment from one or more lenders for debt financing to construct and start-up the plant. We must raise the $18,000,000 minimum by June 30, 2003 and secure the debt financing commitment by July 31, 2003. We may extend the offering period (and the time we hold your funds in our escrow account) beyond June 30, 2003 for up to 90 days on one or two occasions upon written notice to our escrow agent. If we extend the offering period, our debt financing commitment date will extend beyond July 31, 2003 by the same number of days. We will return your investment to you promptly with interest if we do not satisfy these two conditions. However, if we sent you a notice to pay your promissory note and you fail to timely do so, we will keep your 10% deposit and the accrued interest on it.

          A purchase of membership units involves risks. You should review the section entitled “Risk Factors” beginning on page 6 before investing in our membership units. Risks include:

•	significant restrictions on transferability of membership units may make it difficult for you to resell or liquidate your investment;

•	no public trading market exists for the membership units and no public market is expected to develop which may make it difficult for you to resell or liquidate your investment;

•	fluctuations in corn and utility prices, along with fluctuations in sale prices of our finished products, may significantly impact our ability to earn a profit;

•	we will not generate revenues until after the proposed ethanol plant is completed and operating which we do not expect to happen for an estimated 14 to 16 months after the offering closes, we close on the purchase of the property, complete site preparation and construction of the plant commences;

•	the project could suffer delays that could postpone our ability to generate revenues and make it more difficult for us to pay our debts or to earn a profit.

          The following table summarizes our estimated proceeds from the offering depending upon whether the minimum or maximum number of units offered are sold, and before deducting offering expenses estimated at $225,000:

	Minimum		Maximum

	Per Unit	Total	Per Unit	Total

Public Offering Price	$1,000	$18,000,000	$1,000	$30,000,000
Net Proceeds	$1,000	$18,000,000	$1,000	$30,000,000

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2002

PROSPECTUS SUMMARY
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
CAPITALIZATION
DILUTION
DISTRIBUTION POLICY
SELECTED FINANCIAL DATA
MANAGEMENT’S PLAN OF OPERATIONS
BUSINESS
MANAGEMENT
PRINCIPAL MEMBERS
CERTAIN TRANSACTIONS AND CONFLICTS OF INTEREST
LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS
DESCRIPTION OF MEMBERSHIP UNITS
RESTRICTIONS ON TRANSFER OF UNITS
SUMMARY OF OPERATING AND MEMBER CONTROL AGREEMENT
INCOME TAX CONSIDERATIONS OF OWNING OUR MEMBERSHIP UNITS
SUBSCRIPTION TO MEMBERSHIP UNITS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
TRANSFER AGENT
ADDITIONAL INFORMATION
INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT AUDITORS
STATEMENT OF OPERATIONS
STATEMENT OF CHANGES IN MEMBERS’ EQUITY (Unaudited)
NOTES TO FINANCIAL STATEMENTS
Appendix A
Appendix B
PROMISSORY NOTE AND SECURITY AGREEMENT
INDEX TO EXHIBITS
EX-4.1 Form of membership unit certificate
EX-4.2 Form of Escrow Agreement
EX-5.1 Opinion of Messerli & Kramer P.A.
EX-8.1 Opinion of Messerli & Kramer P.A.
EX-23.2 Consent of Boulay, Heutmaker, Zibell & Co.

PROSPECTUS

PROSPECTUS SUMMARY

      This summary outlines the main points of the offering. This summary does not replace the more detailed information found in the remainder of the prospectus. You are urged to read this prospectus in its entirety.

      The Offering. We are offering a minimum of 18,000 and a maximum of 30,000 membership units. The price per membership unit is $1,000 per unit with a minimum investment of $5,000. We have 1,417 outstanding membership units. After the offering, there will be between 19,417 and 31,417 outstanding membership units depending upon whether we sell the minimum or maximum number of units in this offering.

      Granite Falls Community Ethanol Plant, LLC. Granite Falls Community Ethanol Plant, LLC, a Minnesota limited liability company, was organized on December 29, 2000 to construct and operate an ethanol plant to be located near Granite Falls, Minnesota. We are seeking capital to develop, build and operate a 40 million gallon per year ethanol plant near Granite Falls, Minnesota. We have entered into a letter of intent with an ethanol construction and engineering firm, Fagen, Inc., to design and construct our proposed ethanol plant. Fagen is a member of us. The letter of intent is not binding, and any party may withdraw at any time without penalty or further obligation. Our business address is currently 2448 — 540th Street, Suite 1, Granite Falls, Minnesota 56241. Our telephone number is (320) 564-3100.

      The Plant. Preliminary planning for our ethanol plant project began in spring 2001. We have an option to purchase approximately 31 acres of real property located 1 1/2 miles east of Granite Falls, Minnesota between the City and Minnesota Highway 23 on which we propose to build the plant. We anticipate closing on the purchase of the property and beginning preparation of the site for construction promptly after the close of this offering. We anticipate commencing construction after we complete all site preparations required by Fagen and have obtained all necessary construction permits. We anticipate that it will take approximately one month from completion of this offering to purchase the property, comply with all site preparation requirements and obtain all necessary construction permits. Our goal is to begin construction of the plant as soon as possible after the close of this offering, but in any event within 60 days after we close on the purchase of the property, subject to additional delays due to adverse weather conditions. Once construction commences, we expect that it will take approximately 14 to 16 months to build the ethanol plant. This schedule is only an estimate and our actual construction schedule could be longer.

      We expect our ethanol plant to annually convert approximately 15 million bushels of corn into approximately 40 million gallons of ethanol per year and 130,000 tons of dry distillers grains. We plan to accept corn and produce ethanol and distillers grains when construction is complete. We currently expect to market most of our ethanol and distillers grains through marketers or distributors who will sell our ethanol and distillers grains to national, regional and local markets.

      Distribution Policy. We will not distribute cash to our members in the immediate future. See the section entitled “Distribution Policy.” We do not expect to generate revenues until the ethanol plant construction is completed and the ethanol plant is operational. Once operational, subject to loan covenants and restrictions, we anticipate distributing our net cash flow to our members in proportion to the membership units held. By net cash flow, we mean our gross cash proceeds received less any portion, as determined by our governors in their sole discretion, used to pay or establish reserves for our expenses, debt payments, capital improvements, replacements and contingencies. If our financial performance and loan covenants permit, our governors will try to make cash distributions at times and in amounts that will permit unit holders to make income tax payments, but we may never be in a position to pay cash distributions.

      Risk Factors. You should consider the risks described in the section entitled “Risk Factors” before making an investment in our membership units. These risks include, but are not limited to the following:

•	Our assumptions concerning our financing requirements and future operations;

•	Risks that we will not generate sufficient revenues to meet our debt service obligations and comply with restrictive covenants;

•	Risks that the site we have selected for purchase and construction of the ethanol plant will not meet our requirements and that we will need to seek an alternative site;

•	Risks in construction such as delays due to adverse weather conditions which could delay commencement and/or completion of the ethanol plant;

•	Risks related to our business, including that we may not generate sufficient cash to make any distributions to members due to our inability to manufacture ethanol as efficiently as we expect due to factors related to costs and supply of corn, energy or water, or other factors affecting demand for ethanol such as price, competition and general economic conditions;

•	Risks relating to state and federal ethanol subsidies, public sentiment towards ethanol production and use, environmental restrictions that could limit our activities or increase our costs and liabilities, and demand for ethanol generally;

•	Risks from our expected tax status as a partnership which if challenged by the IRS, could have adverse financial and tax consequences to us and to investors.

      Debt Financing. The funds raised in this equity offering from the sale of membership units will not be sufficient to pay for all of our construction and start-up costs. We need approximately $55 million of total cash. We are therefore seeking between $25 and $37 million (depending upon how much equity we raise from this offering) in debt financing to pay the balance of those expenses. We have not yet obtained any financing proposal from a commercial bank or other source for our debt financing. However, we will not close on this offering until we obtain a written commitment from one or more lenders for an amount of debt financing which, when added to our net offering proceeds, will yield at least $54,775,000.

      Sources and Uses of Cash. The following table describes our proposed sources of cash and use of proceeds based on a maximum offering amount of $30,000,000 and a minimum offering amount of $18,000,000. These figures are estimates only, and the actual sources and uses of funds may vary significantly from the descriptions given below.

	Maximum Offering		Minimum Offering

Estimated Offering and Debt Proceeds:
Gross Offering Proceeds	$30,000,000	54.8%	$18,000,000	32.9%
Less Estimated Offering Expenses	(225,000)	(0.4)	(225,000)	(0.4)

Net Offering Proceeds	29,775,000	54.4	17,775,000	32.5
Estimated Gross Debt Proceeds	25,000,000	45.6	37,000,000	67.5

Total Estimated Offering and Debt Proceeds:	$54,775,000	100.0%	$54,775,000	100.0%

      Estimated Use of Proceeds for Minimum Offering(1):

Plant Construction	$43,050,000	78.6%
Land and Site Development	2,500,000	4.6
Administration Building and Furnishings	200,000	0.4
Railroad	750,000	1.3
Construction Insurance Costs	500,000	0.9
Construction Contingency	1,000,000	1.8
Capitalized Interest(1)	800,000	1.5
Financing Costs(1)	750,000	1.3
Organizational Costs	425,000	0.8
Start-up Costs(2)	4,800,000	8.8

Total Estimated Use of Proceeds:	$54,775,000	100.0%

(1)	In the event that we raise the maximum amount in this offering, we expect that our capitalized interest and financing costs above will be less. We cannot estimate the reduction in these expenses at this time.

(2)	Includes $600,000 of pre-production period expenses, $1,500,000 of initial inventories of corn and other ingredients and chemicals, our initial $500,000 of work-in-process, $950,000 of ethanol and dry distillers grain inventories, $500,000 of spare parts for our process equipment and $750,000 of working capital.

      Operating and Member Control Agreement and Management. We are governed by an Operating and Member Control Agreement that all investors must sign. We are currently managed by six governors who do not need to be members. The governors elect our officers and our governors and officers manage us. Members have the right to vote on certain events, such as electing or removing governors, dissolving us and other extraordinary transactions. We will have annual meetings of members at which members will elect governors. Our governors are divided into three classes of two governors each. At each annual meeting of members, the members will elect governors of one class to serve for a three-year term.

      Tax Consequences. We expect to be taxed as a partnership for federal income tax purposes. We will therefore not pay any federal income taxes and will instead allocate our net income to our members who must include that income as part of his or her taxable income. This means that you will have to pay taxes on your allocated share of our income whether or not we make a distribution to you in that year. Generally, you may be able to deduct your share of our losses subject to certain limitations. You also may have state and local tax obligations that we do not address in this prospectus. This prospectus has a discussion of income tax consequences relating to the investment in the membership units under the section entitled “Income Tax Considerations of Owning Our Membership Units.” You should review this discussion and consult your tax or financial advisor to determine whether an investment in the membership units is suitable for you.

      Suitability. Investing in our membership units is highly speculative and very risky. Our membership units are suitable only as a long-term investment and only if you can bear a complete loss of your investment. Our membership units are suitable only for persons of adequate financial means. You can only invest in this offering if you meet one of the following suitability tests:

(1) You have annual income from whatever source of at least $45,000 and a net worth of at least $45,000, exclusive of home, furnishings and automobiles; or

(2) You have a net worth of at least $150,000, exclusive of home, furnishings and automobile.

      For husbands and wives purchasing jointly, we will apply the tests on a joint basis. Even if you represent that you meet the above suitability standards, our Board of Governors may reject any subscription for any reason, including if our Board determines that the membership units are not a suitable investment for a particular investor.

      We do not expect any public market to develop for our membership units, which means that it will be difficult for you to sell them. In addition, our Operating and Member Control Agreement significantly restricts the transferability of membership units and prohibits any sale or transfer without the consent of our Board of Governors. You should not buy these membership units if you need to quickly sell them in the future.

      Escrow Procedures. Proceeds from subscriptions for the membership units will be deposited in an interest-bearing escrow account that we have established with Granite Falls Bank as escrow agent under a written escrow agreement. We will not close on the offering until certain conditions to closing the offering are satisfied. We will return your investment promptly with interest under the following scenarios:

•	If we determine in our sole discretion to terminate the offering prior to June 30, 2003;

•	If we do not raise the $18,000,000 minimum by June 30, 2003; or

•	If by July 31, 2003, we have not obtained a written commitment for debt financing with a lender or lenders for an amount which, when added to our net offering proceeds, will yield at least $54,775,000. We expect this debt amount to be between $25 and $37 million, depending on the amount of equity raised and offering costs).

      We may extend the offering period (and the time we hold your funds in our escrow account) beyond June 30, 2003 for up to 90 days on one or two occasions upon written notice to our escrow agent. If we extend the offering period, our debt financing commitment date will extend beyond July 31, 2003 by the same number of days. You will not be able to access your funds in the escrow account. We will invest the escrow funds in short-term certificates of deposit issued by a bank, short-term securities issued by the United States government, or money market funds, including those available through the escrow agent.

      Purchases by our existing governors, officers and members and their affiliates will count toward our $18 million. We have not limited the number of units that these persons may purchase, although we do not expect their purchases to aggregate in excess of 5% of the units being offered.

      Subscription Procedures. Investors must complete the subscription application and agreement included as Appendix B to this prospectus and deliver an executed copy of the signature page to our Operating and Member Control Agreement. When you subscribe, you must also include a check payable to Granite Falls Bank (GFCEP Escrow Account) for 10% of the purchase price for the membership units you are purchasing. You must additionally sign a promissory note agreeing to pay the 90% balance within 20 days after we send you a written notice to pay. We will send this notice after we receive written subscriptions totaling a minimum of $18,000,000. The majority owner of Granite Falls Bank is one of our governors. In the subscription application and agreement, an investor must make representations to us concerning, among other things, that he or she has received our prospectus and any supplements, agrees to be bound by the Operating and Member Control Agreement and understands that the membership units are subject to significant transfer restrictions. The subscription application and agreement also requires information about the nature of your desired ownership of your membership units, your state of residence and your taxpayer identification or social security number. Our Board of Governors reserves the right to reject any subscription. If we reject your subscription, we will promptly return your application, check and signature page.

      Investors deemed the beneficial owners of 5% or more, and 10% or more, of our membership units may have reporting obligations under Section 13 and Section 16 of the Securities and Exchange Act. If you believe that you may become the beneficial owner of 5% or more of our outstanding membership units, you should consult your own legal counsel to determine what filing and reporting obligations you may have under the federal securities laws.

Summary Financial Data

	Nine Months
	Ended			From
	September 30,		Year Ended	Inception to
			December 31,	September 30,
	2002	2001	2001	2002

Statement of Operations Data:
Revenues	$—	$—	$—	$—
Net loss	(184,976)	(46,244)	(106,025)	(291,001)
Net loss per unit	$(242)	$—	$—	$(895)
Units used in computing net loss per unit	763	0	0	325

	September 30, 2002

		As Adjusted

	Actual	Minimum(1)	Maximum(2)

Balance Sheet Data:
Cash	$323,236	$55,098,236	$55,098,236
Total assets	435,919	55,210,919	55,210,919
Long-term debt	47,800	37,047,800	25,047,800
Members’ equity	337,640	18,112,640	30,112,640

(1) Assumes we raise $18 million in this offering and obtain $37 million of debt financing, net of $225,000 of estimated offering costs.

(2) Assumes we raise $30 million in this offering and obtain $25 million of debt financing, net of $225,000 of estimated offering costs.

RISK FACTORS

      You should be aware that there are various risks associated with an investment in us before you invest in our membership units. You should carefully consider these risk factors, together with all of the other information included in this prospectus.

Risks Associated with Our Financing Plan and This Offering

We will not return funds you pay into our escrow account unless our offering fails.

      We must raise the $18 million minimum in this offering by June 30, 2003 and obtain our required debt financing commitment by July 31, 2003. We may extend these dates by up to 90 days on one or two occasions. Absent a rescission offer by us, you cannot withdraw your escrowed funds unless we unsuccessfully terminate the offering. Therefore, even if the offering ultimately fails, we will not return your escrowed funds and the nominal interest on them (less a $20 escrow fee) until as late as January 2004 (assuming we twice extended the offering period).

Your promissory note obligates you to pay 90% of the purchase price at a later date.

      You will pay 10% of the purchase price for your units when you subscribe. You will sign a promissory note agreeing to pay the 90% balance within 20 days after we send you written notice. We will send this notice after we receive written subscription totaling a minimum of $18 million. This could occur at any time through December 2003 (assuming we twice extend our offering period). If you fail to timely pay your note when due, we will keep your escrowed funds and the interest on them and may also sue for damages, even if our offering terminates unsuccessfully. The success of our offering depends on the timely payment of notes by subscribers.

Because there is no public trading market for our units, you may be unable to resell them.

      There is no established public trading market for our membership units and an active trading market will not develop despite this offering. To maintain our partnership tax status, you may not trade our membership units on an established securities market or readily trade our membership units on a secondary market (or a substantial equivalent). We therefore will not apply for listing of our membership units on any stock exchange or on the Nasdaq Stock Market. As a result, you will not be able to readily sell your membership units and could lose your investment.

We are not experienced at selling securities and may not successfully conduct our offering.

      We are making this offering on a “best efforts” basis. No underwriter or placement agent has agreed to assist our directors in fundraising. We plan to offer units directly to investors by advertising in local media and mailing information to local residents. We also plan to hold informational meetings in states that allow us to sell our units. Our directors have full-time occupations other than raising funds for us and have committed no specific number of hours to work on fundraising. They have never been involved in a public offering and may not successfully attract investors.

We have significant transfer restrictions that could make it difficult to sell your membership units.

      Your ability to transfer your membership units is also restricted by our Operating and Member Control Agreement. To help ensure that a secondary market does not develop, our Operating and Member Control Agreement prohibits transfers without the approval of our Board of Governors. The Board of Governors will not approve transfers unless they fall within “safe harbors” contained in the publicly-traded partnership rules under the tax code, which include:

•	transfers by gift,

•	transfer upon death of a member,

•	transfers between family members and

•	transfers that comply with the “qualifying matching services” requirements.

Transfers of membership units in violation of the publicly traded partnership rules or without the prior consent of our Board are invalid.

      The illiquid nature of the membership units could impact the value of your membership units and result in a lower sale price in the event you are permitted to transfer your membership units. You must bear the economic risks associated with your investment in us for an indefinite period of time.

Our substantial debt service could limit our future borrowing and other activities and ability to make cash distributions to you.

      Our anticipated debt service requirements may make us vulnerable to economic or market downturns. We expect that any financing proposal we receive will have a floating interest rate over prime, subject to quarterly adjustments. If we cannot service our debt, we may be forced to reduce or delay planned capital expenditures, sell assets, restructure our indebtedness or seek additional equity capital. In addition, our debt load and service requirements could have important consequences which could reduce the value of your investment, including:

•	Limiting our ability to obtain additional financing;

•	Reducing funds available for operations and distributions because a substantial portion or all of our cash flows will be used to pay interest and principal on our debt;

•	Making us vulnerable to increases in prevailing interest rates;

•	Placing us at a competitive disadvantage because we may be substantially more leveraged than some of our competitors;

•	Subjecting all or substantially all of our assets to liens, which means that there could be no assets left for members in the event of a liquidation; and

•	Limiting our ability to adjust to changing market conditions, which could make us more vulnerable to a downturn in general economic conditions or our business.

Our anticipated loan covenants could restrict our future borrowing and other activities and ability to make cash distributions to you.

      The terms of any debt financing agreements we enter into will likely contain numerous financial, maintenance and other restrictive covenants. These covenants may limit our ability to, among other things:

•	Incur additional indebtedness;

•	Make capital expenditures in excess of prescribed thresholds;

•	Make distributions to our members, redeem or repurchase our membership units;

•	Make various investments;

•	Create liens on our assets;

•	Utilize asset sale proceeds; or

•	Merge or consolidate or dispose of all or substantially all of our assets.

      A breach of these covenants could result in default under applicable debt agreements. If we default on any covenant, a lender could accelerate our indebtedness, in which case the entire debt would become immediately due and payable. If this occurs, we might not be able to repay our debt or borrow sufficient funds to refinance it. Even if new financing is available, it may not be on terms that are acceptable to us. These events could cause us to cease construction, or if the plant is constructed and operating, to cease operations.

Our Board of Governors set the price for the membership units without an independent evaluation and therefore the actual value may be lower.

      Our Board of Governors determined the $1,000 per membership unit purchase price without an independent valuation. The Board established the total offering price based on our estimate of capital and expense requirements and not based on perceived market value, book value, or other established criteria. The actual value of your membership units may be lower than the $1,000 offering price. We also cannot guarantee that we or any other person will purchase your membership units at the offering price or any other price. You could therefore lose all or a substantial part of your investment.

Even if we obtain a loan commitment and close on this offering, we may not obtain the debt financing that we need.

      We will not close on the offering until we receive subscriptions and proceeds for the minimum amount offered and secure a written commitment from one or more lenders for the debt financing that we need. However, a written commitment only obligates the lender to lend us the debt financing that we need if we satisfy all of the conditions of the commitment. Accordingly, we may close on your entire subscription, but never obtain the debt financing that we need.

      If this occurs we may:

•	commence construction of the plant using the equity funds raised while we seek another debt financing source,

•	hold the equity funds raised in an interest-bearing account while we seek another debt financing source, or

•	return the equity funds to investors with accrued interest, less the expenses of operating our business before we return the funds.

      In any of these situations, we may not successfully construct and commence operations of our proposed plant and may terminate operations. As a result, you could lose part or all of your investment.

You will experience dilution to the value of your membership units.

      You will experience immediate dilution of the net tangible book value of your membership units of between $42 and $67 per membership unit based on our September 30, 2002 net tangible book value. See the section entitled “Dilution.” In addition, any future sale of membership units or rights to purchase additional units could lower the value of your units by diluting your ownership interest in us, reducing your voting power and reducing distributions that we may make to you.

Risks Associated with Construction and Development

The assumptions we use may not materialize and our actual business and operations could differ materially as a result.

      Many of our assumptions underlying our plan of operations are based on documents or agreements that we have not begun to negotiate or are not yet final or executed. Certain proposals or plans that are discussed in this prospectus have not been implemented. These include the construction agreement for our plant, our debt financing arrangements, our corn and energy supply contracts, our marketing arrangements and employment terms. You should be aware that the definitive versions of such agreements, documents, plans or proposals may contain terms or conditions that differ significantly from our assumptions, may not materialize or if they do materialize, may not prove to be reasonable. Our actual financial performance and business may differ materially from those contemplated in or for this prospectus.

We may need to select an alternative site for the ethanol plant, increasing our costs and delaying construction and our ability to generate revenues.

      Although we have an option to acquire a proposed site for the ethanol plant near Granite Falls, Minnesota, there is not adequate underground well water at the site. We have negotiated the terms of an easement arrangement to transport additional water to the proposed site from land approximately one mile away owned by the Farmers Cooperative Elevator Company of Hanley Falls, Minnesota, a member of us whose general manager and one of its board members are two of our governors. However, we must obtain an easement from the county to pipe the water from this location. We cannot assure that we can reach this agreement. If we need to select a different site for this or any other reason, we likely will incur delays in beginning construction, increasing our costs and delaying the time when we may begin to generate revenues from products manufactured at our plant. This could reduce the value of your membership units.

We have no construction contract for our plant.

      We have a letter of intent with Fagen, Inc., a member of us whose consultant is one of our governors and officers, for various design and construction services. The letter of intent is not a binding contract, and either party could terminate it at any time without penalty or further obligation. We expect Fagen to propose a design-build contract in which Fagen will serve as our design-builder and will engage others to provide design and engineering services to them. Fagen’s obligation to build the proposed ethanol plant is not reflected in a binding definitive agreement, and we may never execute a binding definitive agreement. If we are unable to negotiate the terms of a design-build contract with Fagen, or if Fagen otherwise terminated its relationship with us, we might not be able to satisfy the conditions for lending under our debt financing commitment, which would force us to abandon our business.

We will incur delays and additional expense if the Farmers Cooperative Elevator Company fails to construct certain site improvements or otherwise supply us with corn.

      Our plan of operations assumes that the Farmers Cooperative Elevator Company, a member of us whose general manager and one of its board members are two of our governors, will construct a new grain elevator operation adjacent to our plant site to supply our entire corn requirements. We expect that the elevator will build the system for transportation of corn from the elevator to our plant. We have no agreement with the Farmers Cooperative Elevator Company. We cannot assure that Farmers Cooperative Elevator Company will acquire land and build its new facility near us or pay for and construct the corn transportation system to our site. If the Farmers Cooperative Elevator Company does not assist us with site improvements, we will have to pay for these costs ourselves. Also, if we decide to build the ethanol plant at another location, we cannot assure you that the Farmer Cooperative Elevator Company will provide us any assistance. We cannot assure that the Farmers Cooperative Elevator Company can supply corn to us at a competitive price. If we cannot obtain our requirements from the Farmers Cooperative Elevator Company, we will need to seek alternative sources. This could have a material adverse impact on our financial position and the value of your units.

The project could suffer delays that could postpone our ability to generate revenues and make it more difficult for us to pay our debts.

      We expect that it will be an estimated 14 to 16 months after we begin construction before we begin operation of the proposed ethanol plant. Our goal is to begin construction of the plant as soon as possible after the close of this offering, but in any event within 60 days after we close on the purchase of the property, subject to additional delays due to adverse weather conditions. Construction projects often involve delays in obtaining construction permits, construction delays due to weather conditions, environmental issues or other events that delay the construction schedule. If it takes longer to obtain necessary permits or construct the plant than we anticipate, it would delay our ability to generate revenues and make it difficult for us to meet our debt service obligations. This could reduce the value of your membership units.

      Assuming successful completion of the offering, we currently intend to break ground on the plant in the spring of 2003, but in any event within 60 days after the completion of this offering and our purchase of the property, subject to weather conditions. If we encounter delays in this offering, in purchasing the property or in obtaining debt financing or the required permits, our expected date to break ground will also be delayed. Delays and weather conditions delaying our groundbreaking will delay the date we become operational and begin to generate revenue. The longer it takes us to generate revenue, the longer you will have to wait to receive any distributions from us.

      The project could also be delayed if we encounter defective material or workmanship from Fagen which could delay production and our ability to generate revenues. We do not expect to require Fagen to provide a performance bond or other guaranty that it can construct our plant. We expect that under its proposed design-build contract, Fagen will warrant that the ethanol plant will be free from defects in material or workmanship. If this warranty is breached and there are defects in material or workmanship, it may delay our commencing operations and delay our ability to generate revenues. If we discover defects after we begin operating, it could cause us to halt or discontinue our operations, which could damage our ability to generate revenues and reduce the value of your membership units. Our recourse in the event of a breach of this warranty by Fagen is to file an action against Fagen for breach of contract or breach of warranty which will be subject to the applicable statutes of limitations under the laws of the State of Minnesota.

Risks Associated with Our Formation and Operation

We are a newly formed company with limited working capital which could result in losses affecting the value of your membership units.

      We were organized on December 29, 2000 and have no operating history. You should consider us promotional and in our early development stage. We have limited experience on which to base any conclusion as to whether we can be successful in the proposed construction and operation of the ethanol plant. We cannot assure you that our plans will materialize or prove successful. We cannot make representations about our future profit potential or our future income or losses. We do not know whether we will ever operate at a profit or if or our membership units will appreciate in value. If our plans prove to be unsuccessful, you will lose all or a substantial part of your investment.

      We have very limited working capital and require the proceeds of this offering to begin constructing the ethanol plant and to meet our initial operational needs. Our ability to begin construction of the ethanol plant depends upon the success of this offering and the receipt of debt financing. Even upon the successful completion of this offering, the proposed use of proceeds will pay our expenses for only a limited amount of time and there can be no assurance that the funds received through this offering will be sufficient to allow us to continue successfully.

      We currently have only one full-time consultant, which may impede preparations for plant construction. Until we hire additional personnel upon completion of this offering, we depend primarily upon the personal efforts and abilities of our seven governors (one of whom is our newly engaged, unpaid Vice President of Operations), none of whom work full-time for us, and our sole full-time project coordinator, who is our consultant under a month-to-month arrangement. Our governors, including our new Vice President of Operations, have other full-time business activities and have not agreed to devote any specific number of hours to our business. The unavailability of these individuals’ services for any reason, and the lack of other full-time employees, could impair our preparations for construction of the ethanol plant.

Our success depends on hiring competent personnel, which may be difficult to attract to a rural community.

      Upon completion of the plant, we plan to have approximately 30 employees operating our business. Our success will depend in part on our ability to attract and retain competent personnel who will be able to help us achieve our goals. We must hire qualified managers, accounting, human resources and other personnel to staff our business. It may be difficult finding and hiring qualified employees at a salary that we will be able to afford. It may also be difficult to attract qualified employees to Granite Falls, Minnesota, a rural community. If we are unable to hire productive and competent personnel, our ability to produce and sell ethanol could be adversely affected. This would reduce our revenues and the value of your membership units.

Our Operating and Member Control Agreement contains restrictions on member’s rights to participate in corporate governance of our affairs.

      Our Operating and Member Control Agreement contains significant restrictions on a member’s rights to influence the manner or direction of management. Our Operating and Member Control Agreement contains restrictions on the ability of members to call a special meeting. A member or members owning at least 10% of the outstanding membership units may call a special meeting of the members. These restrictions may make it difficult for members to propose changes to our Operating and Member Control Agreement, without support from our Board of Governors. Our governors are divided into three classes of two directors each. At each annual meeting of members, the members will elect governors of one class to serve for a three-year term. The classification of the Board of Governors will make it more difficult for members to change the composition of the Board because only a minority of the governors can be elected at one time. If a vacancy develops in our Board of Governors, the remaining governors may fill it.

      Our governors must discharge their duties with reasonable care, in good faith and in the best interest of us and our members. Despite this obligation, our Operating and Member Control Agreement generally eliminates governor liability to members and us unless it involves misconduct or negligence.

We plan to conduct business with affiliates whose interests may conflict with ours.

      We plan to enter into material contracts negotiated at arms’ length with affiliates that own units in us and have been heavily involved in our formation and operation. In particular, the president and majority co-owner of Granite Falls Bank, our escrow agent, is a member of our Board of Governors and the bank is a member of us. In addition, the general manager and one of the board members of the Farmers Cooperative Elevator Company are each members of our Board of Governors and us. We are negotiating to access underground water on property currently owned by the elevator and to obtain our entire supply of corn from the elevator, which itself is a member of us. Further, Fagen, our proposed ethanol design-build contractor, is a member of us and one of its consultants is our new Vice President of Operations and a member of our Board of Governors. We cannot assure you that these conflicts will not harm our business. Most of the members of our Board of Governors have also purchased units for their own accounts, and may purchase additional units on the same terms as other investors in the offering. The various conflicts are discussed in the section entitled “Certain Transactions and Conflicts of Interest.”

Risks Associated with the Ethanol Industry

Competition from other and larger ethanol producers may impact our profitability.

      There is significant competition among ethanol producers. Our business faces a competitive challenge from larger factories, from plants that can produce a wider range of products than we can, and from other plants similar to our proposed ethanol plant. Our ethanol plant will be in direct competition with other ethanol producers, many of which have greater resources than we currently have. Large ethanol producers such as Archer Daniels Midland, Williams Bio-Energy and Cargill, among others, are capable of producing a significantly greater amount of ethanol than we expect to produce. In addition, there are several Minnesota, Nebraska, South Dakota, Wisconsin and other Midwest regional ethanol producers which have recently formed, are in the process of forming or are under consideration, which are or would be of a similar size and have similar resources to us. There are currently 14 operational ethanol plants in Minnesota. ADM further consolidated the industry, recently acquiring Minnesota Corn Processors, which operates an ethanol plant approximately 30 miles from our proposed plant site.

Competition from large producers of petroleum-based gasoline additives and other competitive products may impact our profitability.

      Our proposed ethanol plant will also compete with producers of other gasoline additives made from raw materials other than corn having similar octane and oxygenate values as ethanol, such as producers of methyl tertiary butyl ether (MTBE). MTBE is a petrochemical derived from methanol which generally costs less to produce than ethanol. Many major oil companies produce MTBE and strongly favor its use because it is petroleum-based. Alternative fuels, gasoline oxygenates and alternative ethanol production methods (including the use of cellulose-based biomass such as agricultural waste, forest residue, municipal solid waste and energy crops are also continually under development. The major oil companies have significantly greater resources than we have to market MTBE, to develop alternative products and to influence legislation and public perception of MTBE and ethanol. These companies also have significant resources to begin production of ethanol should they choose to do so.

Reductions in corn supply may increase prices and adversely affect our business.

      Ethanol production will require substantial amounts of corn. Corn, as with most other crops, is affected by weather, governmental policy, disease and other conditions. A significant reduction in the quantity of corn harvested due to adverse weather conditions, farmer planting decisions, domestic and foreign government farm programs and policies, global demand and supply or other factors could result in increased corn costs which would increase our cost to produce ethanol. The significance and relative impact of these factors on the price of corn is difficult to predict. Significant variations in actual growing conditions from normal growing conditions also may adversely affect our ability to procure corn for the proposed plant. Any events that tend to negatively impact the supply of corn will tend to increase prices and harm our business.

      Rising corn prices produce lower profit margins for the production of ethanol and therefore, represent unfavorable market conditions. This is especially true when market conditions do not allow us to pass along increased corn costs to our customers. The price of corn has fluctuated significantly in the past and may fluctuate significantly in the future. Substantial increases in the price of corn in 1996 caused some ethanol plants to temporarily cease production or lose money. We cannot assure you that we will be able to offset any increase in the price of corn by increasing the price of our products. If we cannot offset increases in the price of corn, our financial performance may be materially and adversely affected. We have no definitive agreements with any corn producers or grain elevators to provide corn to our proposed ethanol plant. We do not anticipate entering into agreements with any corn producers or grain elevators until shortly before the plant becomes operational.

We may be unable to profitably resell our ethanol and dry distillers grains.

      We intend to market most of the ethanol and dry distillers grains we produce through marketers or distributors. The marketers or distributors will market our ethanol and byproducts in national, regional and local markets. As a result, we will be dependent on these marketers or distributors to sell our ethanol and dry distillers grains. We do not plan to build our own sales force or sales organization to support the sale of ethanol or byproducts. We have only begun preliminary discussions with potential marketers or distributors and have not entered into any binding agreements. We currently do not anticipate entering into agreements with marketers or distributors until shortly before the plant becomes operational, subject to our evaluation of market prices and conditions. We cannot assure that we can resell our products profitably in this manner.

Low ethanol and gasoline prices could reduce our profitability, depressing the value of your membership units.

      Prices for ethanol products can vary significantly over time and decreases in price levels could adversely affect our profitability and viability. The price for ethanol has some relation to the price for gasoline. The price of ethanol tends to increase as the price of gasoline increases, and the price of ethanol tends to decrease as the price of gasoline decreases. Any lowering of gasoline prices will likely also lead to lower prices for ethanol and adversely affect our operating results. We cannot assure that we will be able to sell our ethanol profitably, or at all.

Ethanol production increases could reduce ethanol and dry distillers grains prices, reducing our profitability.

      New ethanol plants are under construction or planning throughout the United States. We also expect that existing ethanol plants will expand to increase their production. Despite the increased production, there may be no material or significant increases in ethanol demand. As a result, ethanol and dry distillers grain prices may fall. Further, this increased ethanol production could increase corn demand and prices, resulting in higher production costs and lower profits.

We could lose money through our planned hedging activities.

      In an attempt to minimize the effects of the volatility of corn costs on operating profits, we will likely take hedging positions in corn futures markets. Hedging means protecting the price at which we buy corn and the price at which we will sell our products in the future. It is a way to attempt to reduce the risk caused by price fluctuation. The effectiveness of hedging activities is dependent upon, among other things, the cost of corn and our ability to sell sufficient amounts of ethanol and distillers grains to utilize all of the corn subject to the futures contracts. Hedging activities can result in costs to us because price movements in grain contracts are highly volatile and are influenced by many factors beyond our control. We may incur similar costs in connection with our hedging transactions and these costs may be significant.

Price increases or interruptions in energy supplies could impair our profitability.

      Ethanol production requires a constant and consistent supply of energy. If there is any interruption in our supply of energy for whatever reason, such as supply, delivery or mechanical problems, we may be required to halt production. If we halt production for any extended period of time, it will have a material adverse effect on our business. If we suffered interruptions in our energy supply, either during construction or after we begin operating the ethanol plant, our business would be harmed.

      Although we have begun preliminary negotiations with a natural gas supplier, we have no binding commitments for our natural gas requirements. If we are unable to obtain a natural gas supply or procure an alternative source of natural gas on terms that are satisfactory to us, the adverse impact on our plant and operations could be material. In addition, natural gas and electricity prices have historically fluctuated significantly. Increases in the price of natural gas or electricity would harm our business by increasing our energy costs.

      We will also need to purchase significant amounts of electricity to operate our proposed ethanol plant. Although we have begun preliminary negotiations with electric utility companies, we have no binding commitments for our electric power requirements. The prices we pay for electrical power will have a direct impact on our costs of producing ethanol and our financial results.

Transportation costs have a significant impact on our profitability.

      We likely will need to ship our ethanol to other parts of the United States for sale. Transportation costs may affect demand for our ethanol or reduce our profitability if we cannot pass the costs on to our customers.

Risks Associated with Government Regulation and Subsidization

Federal regulations concerning tax incentives could expire or change which could reduce our revenues.

      Congress currently provides certain federal tax credits for ethanol producers and marketers. The ethanol industry and our business depend on continuation of these credits. The credits have supported a market for ethanol that might disappear without the credits. The credits are scheduled to expire

September 30, 2007. These credits may not continue beyond their scheduled expiration date or, if they continue, the incentives may not be at the same level. The revocation or amendment of any one or more of these tax incentives could adversely affect the future use of ethanol in a material way, and we cannot assure you that any of these tax incentives will be continued. The elimination or reduction of federal tax incentives to the ethanol industry would have a material adverse impact on our business by making it more costly or difficult for us to produce and sell ethanol. If the federal ethanol tax incentives are eliminated or sharply curtailed, we believe that a decreased demand for ethanol will result.

We are not eligible for Minnesota state ethanol producer incentives, which will place us at a competitive disadvantage as compared to other producers who receive state payments.

      Minnesota makes cash payments to qualifying Minnesota ethanol plants in operation on or before June 30, 2000. The payment is 20¢ per gallon of ethanol produced up to 15 million gallons. The payments apply to production at a qualifying plant during the ten years after the plant’s start of production, but not after June 30, 2010. If a qualifying plant adds production capacity, the cash payments apply to the new capacity to the extent that the plant’s total annual production capacity does not exceed 15 million gallons. Because we did not have a plant in production on or before June 30, 2000, we will not receive any Minnesota cash payments. This could put us at a competitive disadvantage as compared to producers with qualifying plants who receive payments.

Lax enforcement of environmental and energy policy regulations may adversely affect demand for our ethanol.

      Our success will depend in part on effective enforcement of existing environmental and energy policy regulations. Many of our potential consumers are unlikely to switch from the use of conventional fuels unless compliance with applicable regulatory requirements leads, directly or indirectly, to the use of ethanol. Both additional regulation and enforcement of such regulatory provisions are likely to be vigorously opposed by the entities affected by such requirements. If existing emissions-reducing standards are weakened, or if governments are not active and effective in enforcing such standards, our business and results of operations could be adversely affected. Even if the current trend toward more stringent emissions standards continues, we will depend on the ability of ethanol to satisfy these emissions standards more efficiently than other alternative technologies. Certain standards imposed by regulatory programs may limit or preclude the use of our products to comply with environmental or energy requirements. Any decrease in the emission standards or the failure to enforce existing emission standards and other regulations could result in a reduced demand for ethanol. A significant decrease in the demand for ethanol will reduce the price of ethanol, adversely affect our profitability and decrease the value of your membership units.

Costs of compliance with environmental and operational safety regulations will reduce our profitability.

      Ethanol production involves the emission of various airborne pollutants, including particulate matter, carbon monoxide, carbon dioxide, nitrous oxide, volatile organic compounds and sulfur dioxide. Our plant also will discharge waste water into the environment. As a result, we are subject to complicated environmental regulations of the U.S. Environmental Protection Agency and regulations and permitting requirements of the State of Minnesota. These regulations are subject to change and such changes may require additional capital expenditures or increased operating costs. Consequently, considerable resources may be required to comply with future environmental regulations. In addition, our ethanol plant could be subject to environmental nuisance or related claims by employees, property owners or residents near the ethanol plant arising from air or water discharges. Ethanol production has been known to produce an unpleasant odor to which surrounding residents could object. Environmental and public nuisance claims, or tort claims based on emissions, or increased environmental compliance costs could significantly increase our operating costs.

      Our proposed ethanol plant is also subject to federal and state laws regarding occupational safety. Risks of substantial compliance costs and liabilities are inherent in ethanol production. We may be subject to costs and liabilities related to worker safety and job related injuries, some of which may be significant.

Possible future developments, including stricter safety laws for workers and other individuals, regulations and enforcement policies and claims for personal or property damages resulting from operation of the ethanol plant could reduce the amount of cash that would otherwise be available to distribute to our members or to further enhance our business.

Risks Related to Tax Issues in a Limited Liability Company

If we are not treated as a partnership for federal income tax purposes, the value of the units could decline.

      We expect to be taxed as a partnership for federal income tax purposes. This means that we will not pay any federal or state income tax, and our members will pay tax, and file tax returns, on their allocated share of our federal and state income. We cannot assure you, however, that we will be able to maintain partnership tax treatment. The Internal Revenue Service may from time to time review our tax status, and we cannot assure you that there will not be changes in the law or our operations that could cause us to lose our partnership tax status. We are not obtaining a ruling from the IRS on our tax status. If we lose our partnership tax status, then we may be taxed as a corporation. If we were treated as a corporation, we would be taxed on our net income at rates of up to 35% for federal income tax purposes. Further, you must treat distributions that we make to you as ordinary dividend income to the extent of our earnings and profits. These distributions are not deductible by us, thus resulting in double taxation of our earnings and profits. Our business and the value of your units may be harmed if we lose our partnership tax status. Please see “Income Tax Considerations of Owning Our Membership Units.”

You may be required to pay taxes on your share of our income even if we make no distribution to you.

      Unless there is a change of law or trading in our membership units is sufficient to classify us as a “publicly traded partnership,” our profits and losses will “pass-through” to our members who will pay tax on their share of our profits. You will likely receive allocations of taxable income that exceed any cash distributions we make. This may occur because of various factors, including but not limited to, accounting methodology, lending covenants that restrict our ability to pay cash distributions or our decision to retain or use the cash generated by the business to fund our operating activities and obligations. Accordingly, you may be required to pay income tax on your allocated share of our taxable income with personal funds, even if you receive no cash distributions from us.

You may not be able to deduct your share of our losses, which could have adverse tax consequences to you.

      Your interest in us will likely be treated as a “passive activity.” If you are an individual and your interest (including an interest owned indirectly through a pass-through entity such as a partnership or S corporation) is deemed to be “passive activity,” then your allocated share of any loss we incur will be deductible only to the extent of income or gains that you have earned from other passive activities. Passive activity losses that are disallowed in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years. If your entire interest in a “passive activity” is disposed of to an unrelated person in a taxable transaction, then suspended losses with respect to that activity may then be deducted.

      These rules could restrict your ability to deduct any of our losses that pass through to you. Closely held C corporations also are subject to the passive activity limitations, but generally may deduct passive losses against a broader base of income.

FORWARD-LOOKING STATEMENTS

      Some of the information in this prospectus, including the above “Risk Factors” section, contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “project” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	Discuss our future expectations;

•	Contain projections of our future results of operations or of our financial condition; and

•	State other “forward-looking” information.

      We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors listed above, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our membership units, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, operating results and financial condition.

USE OF PROCEEDS

      The gross proceeds before deducting expenses from this offering will be $18,000,000 if the minimum number of membership units offered is sold, and $30,000,000 if the maximum is sold. We estimate the offering expenses (assuming we pay no finders’ fees) to be approximately $225,000, and the net proceeds of the offering to be $17,775,000 if the minimum is sold and $29,775,000 if the maximum is sold.

      We intend to use the net proceeds of the offering to build an ethanol plant and to start operating the ethanol plant as a going concern. We must supplement the proceeds of this offering with debt financing to meet our stated goals. We estimate total capital expenditures for the construction of the plant will be $43,050,000 and that we will need a total of $54,775,000 to construct the plant and finance start-up costs. Please see “Management’s Plan of Operation” for further detail on how we plan to build and start operating our proposed ethanol plant.

CAPITALIZATION

      The following table describes our capitalization as of September 30, 2002 on an actual and as adjusted basis.

		As Adjusted(1)

	Actual	Minimum	Maximum

Long-term debt:	$47,800	$37,047,800	$25,047,800
Members’ equity:
Member contributions, net of costs related to capital contributions; (issued and outstanding units 1,417 actual; minimum 19,417 units and maximum 31,417 units, as adjusted)	628,641	18,403,641	30,403,641
Deficit accumulated during development stage	(291,001)	(291,001)	(291,001)

Total capitalization	$385,440	$55,160,440	$55,160,440

(1)	As adjusted reflects the issuance of 18,000 (minimum) and 30,000 (maximum) membership units at $1,000 per unit, net of expenses of $225,000, and estimated gross debt proceeds ($37 million, minimum and $25 million, maximum). We do not have a commitment for this debt.

DILUTION

      As of the date of this prospectus, we have 1,417 outstanding membership units. These membership units have a net tangible book value at September 30, 2002 of $227,392, or $160 per membership unit. We determined this tangible book value per unit by dividing our tangible book value at September 30, 2002, by the 1,417 membership units. We did not take into account our results of operations after September 30, 2002.

      The following table illustrates the dilution to membership unit value based on 19,417 and 31,417 total outstanding membership units, depending upon our sale of the minimum or maximum membership units in this offering. The table assumes that our net proceeds from the minimum and maximum offering are $17,775,000 and $29,775,000, respectively.

      Except as described above, this table does not account for any changes in the net tangible book value of our membership units after September 30, 2002 or other expenses not related to this offering.

	Minimum Offering	Maximum Offering

Offering price per unit	$1,000	$1,000
Pro forma net tangible book value per unit at September 30, 2002	160	160
Pro forma net tangible book value per unit at September 30, 2002, as adjusted for the sale of 18,000 (minimum) and 30,000 (maximum) units	933	958
Increase in pro forma net tangible book value per unit attributable to the sale of 18,000 (minimum) and 30,000 (maximum) units	773	798
Immediate dilution per unit to new investors	$67	$42
Dilution per unit as a percentage of offering price per unit	6.7%	4.2%

      We may seek additional equity financing in the future, which may cause additional dilution to you and a reduction in your equity interest. You will have no preemptive rights on any units we issue in the future in connection with any additional equity financing.

      The table below sets forth the difference between the number of units purchased and total consideration paid for those units by our 65 existing members, compared to units to be purchased by new investors in this offering. We do not take into account any offering expenses.

	Total Number of Units Purchased				Total Consideration and Average Per Unit Price

	Minimum		Maximum		Minimum			Maximum

	Number	Percent	Number	Percent	Amount	Percent	Average	Amount	Percent	Average

Existing Members	1,417	7.3%	1,417	4.5%	$664,603	3.6%	$469	$664,603	2.2%	$469
New Investors	18,000	92.7	30,000	95.5	18,000,000	96.4	1,000	30,000,000	97.8	1,000

Total	19,417	100.0%	31,417	100.0%	$18,664,603	100.0%	$961	$30,664,603	100.0%	$976

DISTRIBUTION POLICY

      Distributions are payable at the discretion of our Board of Governors, subject to the provisions of the Minnesota Limited Liability Company Act and our Operating and Member Control Agreement. The Board has no obligation to distribute profits, if any, to members. We have not declared or paid any distributions on our membership units.

      We do not expect to generate revenues until the proposed ethanol plant is operational, which we expect will occur approximately 14 to 16 months after construction commences. After operation of the proposed ethanol plant begins, and subject to any loan covenants or restrictions with our senior and subordinated lenders, we anticipate distributing a portion of our net cash flow to our members in proportion to the membership units held and in accordance with our Operating and Member Control Agreement. By net cash flow, we mean our gross cash proceeds received less any portion, as determined by our governors in their sole discretion, used to pay or establish reserves for our expenses, debt payments, capital improvements, replacements and contingencies. If our financial performance and loan covenants permit, our governors will try to make cash distributions at times and in amounts that will permit unit holders to make income tax payments, but we might not ever be able to make any cash distributions. Any distributions are totally discretionary with the Board and may not occur for various reasons. As a result, you could owe more in taxes (due to your share of our profits) than cash distributions received by you from us in any taxable year. The Board may elect to retain future profits to provide operational financing for the plant, debt retirement and possible plant expansion.

      We do not know the amount of cash that we will generate, if any, once we begin operations. At the start, we will generate no revenues and do not expect to generate any operating revenue until the proposed ethanol plant is operating fully. Cash distributions are not assured, and we may never be in a position to make distributions. Whether we will be able to generate sufficient cash flow from our business to make distributions to members will depend upon numerous factors, including:

•	Successful and timely completion of construction since we will not generate any revenue until our plant is constructed and operational;

•	Required principal and interest payments on any debt and compliance with applicable loan covenants which will reduce the amount of cash available for distributions;

•	Our ability to operate our plant at full capacity which directly impacts our revenues;

•	Adjustments and amounts of cash set aside for reserves and unforeseen expenses; and

•	State and federal regulations and subsidies, and support for ethanol generally which can impact our profitability and the cash available for distributions.

SELECTED FINANCIAL DATA

      The following table summarizes important financial information from our financial statements. You should read this table in conjunction with our financial statements and their notes, and our plan of operation and other financial information included elsewhere in this prospectus. We give no effect to the results of operations after September 30, 2002.

SUMMARY FINANCIAL DATA

	Nine Months
	Ended			From
	September 30,		Year Ended	Inception to
			December 31,	September 30,
	2002	2001	2001	2002

Statement of Operations Data:
Revenues	$—	$—	$—	$—
Net loss	$(184,976)	$(46,244)	$(106,025)	$(291,001)
Net loss per unit	$(242)	$—	$—	$(895)
Units used in computing net loss per unit	763	0	0	325

	September 30, 2002

		As Adjusted

	Actual	Minimum(1)	Maximum(2)

Balance Sheet Data:
Cash	$323,236	$55,098,236	$55,098,236
Total assets	435,919	55,210,919	55,210,919
Long-term debt	47,800	37,047,800	25,047,800
Members’ equity	337,640	18,112,640	30,112,640

(1)	Assumes we raise $18 million in this offering and obtain $37 million of debt financing, net of $225,000 of estimated offering costs.

(2)	Assumes we raise $30 million in this offering and obtain $25 million of debt financing, net of $225,000 of estimated offering costs.

MANAGEMENT’S PLAN OF OPERATIONS

      This prospectus contains forward-looking statements that involve risks and uncertainties. Actual events or results may differ materially from those indicated in such forward-looking statements. The following discussion of the financial condition and results of our operations should be read in conjunction with the Financial Statements and related notes thereto included elsewhere in this prospectus.

      We are a start-up limited liability company. We seek to build a plant to produce ethanol and animal feed products on a site we plan to purchase located 1 1/2 miles east of Granite Falls, Minnesota. Our 31-acre site lies between the City of Granite Falls and Minnesota Highway 23. We expect the plant to have good access to both truck and rail transportation. We have an option to purchase this site for our industrial purposes for $168,000, which is equal to approximately $5,419 per acre. The option runs through December 31, 2003. Subject to our final determination of the site’s adequacy, we intend to use a portion of the net proceeds of this offering to purchase the site.

      We expect our plant to consume approximately 15 million bushels of locally grown corn annually, and produce approximately 40 million gallons of fuel-grade ethanol and 130,000 tons of dry distillers grains for livestock and poultry feed annually. We currently estimate that once construction commences, it will take approximately 14 to 16 months to build our ethanol plant. Our goal is to begin construction of the plant promptly upon the close of this offering, but in any event within 60 days after we acquire the property, subject to additional delays due to permitting and adverse weather conditions.

      We expect to engage experienced marketers or distributors to market most of our ethanol and dry distillers grains to local, regional and national markets. We will be hiring staff to handle the direct operation of the plant, and currently expect to employ approximately 30 people.

Plan of Operation Prior to Start-Up of the Plant

      Operations Before Completion of Offering. Before we complete this offering, we expect to continue work principally on the preliminary design and development of our proposed plant, obtaining necessary construction permits, identifying potential sources of debt financing and negotiating corn supply, utility and other contracts. We plan to fund these initiatives principally through use of the $583,500 of cash we raised in our March through July 2002 private placement. We currently have only one person who serves full-time as our project coordinator to assist with these preliminary matters and we have recently engaged a new Vice President of Operations on a part-time, unpaid basis. We do not expect our Vice President of Operations to work full-time until we close on this offering and agree on his compensation. Other than an administrative assistant, we do not plan to begin hiring additional employees related to the ethanol plant operations until approximately six months before completion of the plant construction and commencement of production operations. We believe that our existing funds will permit us to continue our preliminary activities through May 2003. If we are unable to close on this offering by that time or otherwise obtain other funds, we may need to discontinue operations.

      Operations After Completion of Offering and Before Receipt of Debt Financing. We will not close on the offering until we receive subscriptions and proceeds for the minimum amount offered ($18 million) and secure a written commitment from one or more lenders for the debt financing that we need (estimated at $37 million, if we sell only the minimum number of units). However, a written commitment only obligates the lender to lend us the debt financing that we need if we satisfy all of the conditions of the commitment. At this time, we do not know what business and financial conditions and covenants will be imposed upon us. We may not satisfy the loan commitment conditions before closing, or at all.

      If this occurs, we may:

•	commence construction of the plant using the equity funds raised while we seek another debt financing source,

•	hold the equity funds raised in an interest-bearing account while we seek another debt financing source, or

•	return the equity funds to investors with accrued interest, less the expenses of operating our business before we return the funds.

      In any of these situations, we may not successfully construct and commence operations of our proposed plant and may terminate operations. As a result, you could lose part or all of your investment.

      Operations After Completion of Offering and Receipt of Debt Financing. We expect to complete construction of the proposed plant and commence operations approximately 14 to 16 months after construction commences. Our work will include completion of the final design and development of the plant. We also plan to negotiate and execute finalized contracts concerning the construction of the plant, provision of necessary electricity, natural gas and other power sources and marketing agreements for ethanol and distillers grain sales. Assuming the successful completion of this offering and our obtaining necessary debt financing, we expect to have sufficient cash on hand to cover construction and related start-up costs necessary to make the plant operational. We estimate that we will need approximately $43,050,000 to construct the plant, and a total of approximately $54,775,000 to cover all capital expenditures necessary to complete the project, make the plant operational and produce revenue.

      If we close on the offering and finalize the necessary debt financing, we expect to have sufficient cash to cover our costs over this time period through the completion of the plant construction, including staffing, general and administrative expenses and legal, accounting and related expenses.

      The following table describes our proposed sources of cash and use of proceeds based on a maximum offering amount of $30,000,000 and a minimum offering amount of $18,000,000. These figures are estimates only, and the actual sources and uses of funds may vary significantly from the descriptions given below.

	Maximum Offering		Minimum Offering

Estimated Offering and Debt Proceeds:
Gross Offering Proceeds	$30,000,000	54.8%	$18,000,000	32.9%
Less Estimated Offering Expenses	(225,000)	(0.4)	(225,000)	(0.4)

Net Offering Proceeds	29,775,000	54.4	17,775,000	32.5
Estimated Gross Debt Proceeds	25,000,000	45.6	37,000,000	67.5

Total Estimated Offering and Debt Proceeds:	$54,775,000	100.0%	$54,775.000	100.0%

      Estimated Use of Proceeds for Minimum Offering:

Plant Construction	$43,050,000	78.6%
Land and Site Development	2,500,000	4.6
Administration Building and Furnishings	200,000	0.4
Railroad	750,000	1.3
Construction Insurance Costs	500,000	0.9
Construction Contingency	1,000,000	1.8
Capitalized Interest	800,000	1.5
Financing Costs	750,000	1.3
Organizational Costs	425,000	0.8
Start-up Costs	4,800,000	8.8

Total Estimated Use of Proceeds:	$54,775,000	100.0%

In the event that we raise the maximum amount in this offering, we expect that our capitalized interest and financing costs above will be less. We cannot estimate the reduction in these expenses at this time.

      Plant Construction. We expect to enter into an agreement for Fagen to build our plant for a fixed fee of approximately $43,050,000. We anticipate that Fagen’s work will include construction of the following elements of our plant:

      Dust Collection and Milling Equipment. Fagen will build a dust collection system to process corn delivered to the plant to limit corn dust and a hammermill to grind the corn.

      Conversion and Liquefaction System, Fermentation System and Evaporation System. To create a cooked corn mash product, Fagen will build a system to mix ground corn in a tank and route the mash through a pressure vessel for steam cooking. The system will move the cooked mash through two additional tanks to add water and into one of three fermenters. As the fermenters fill, the system will add yeast to the cooked mash. The yeast will react chemically in the fermenters with the cooked mash to generate alcohol. After fermentation is complete, the system will pump the ethanol “beer” produced by the fermentation process to a different storage tank and then to a device (a beer column) that separates the ethanol from the mash.

      Distillation and Molecular Sieve. To produce pure (200 proof) ethanol, the Fagen system will remove water from the ethanol. The system will pump the pure ethanol to another tank for blending with 5% gasoline as the ethanol is pumped into one of two 750,000 gallon final storage tanks. The gasoline is added to make the ethanol unfit for drinking (denaturing).

      Product Storage Area. Fagen will construct a tank farm including 190 proof ethanol storage, 200 proof ethanol storage, denaturant (gasoline) storage and denatured ethanol storage. Fagen will cover the carbon steel tanks with floating roofs as required to comply with applicable environmental regulations.

      Liquid/ Solid Separation System and Dryers. Fagen will build a system to remove water from the remaining corn mash using centrifuges, evaporators and dryers to produce distillers grains.

      General Plant Infrastructure. Fagen will install necessary boilers, a cooling tower, a compressed air system and other processes, including a clean-in-place (CIP) system for cleaning. In order to remove volatile organic compounds (“VOCs”) that participate in the chemical formation of ozone in the atmosphere and particulate matter in the plant’s dryer exhaust, Fagen will install a thermal oxidizer system. Essentially, the thermal oxidizer burns off the VOCs and particulates. The system will capture the heat generated in the oxidation process for the plant’s boiler water. The plant will condition boiler feedwater by use of regenerative softeners and a deaerator and add appropriate boiler chemicals as the pre-heated water is pumped into the boiler. Fagen will install an ICM/Phoenix Bio-Methanator to reduce organic acids in the process water, allowing water to recycle within the plant. To facilitate the plant operation, Fagen will also install a computer-based distributed control system with graphical user interface and three workstations.

      Land and Site Development. We estimate that total land and site development costs will approximate $2,500,000 to meet Fagen’s requirements. These costs will include:

•	purchase of the 31-acre land parcel near Granite Falls, Minnesota for $168,000, subject to our final determination of the site’s suitability;

•	obtaining all legal authority to use the site for its intended purposes, including obtaining proper zoning approvals, complying with elevation restrictions and conducting soil and water tests. We must grade the plant site to within six inches of final specifications, including rough grading for site roadways prior to breaking ground. We must test and modify the site’s soil to provide a minimum allowable soil bearing pressure of 4,000 pounds per square foot for fermentation foundations and 3,000 pounds per square foot for all other plant foundation elements; and

•	installation of natural gas, electrical and water supply infrastructure necessary for the operation of the plant. Our plant will require a continuous supply of natural gas of at least 750 million cubic feet per year at a minimum rate of 200 MCF per hour and at a minimum pressure of 200 psig. Our plant will also require a continuous supply of 4.5 megawatts of electricity or more to a point adjacent to the plant’s perimeter road. We must also provide a high voltage switch. We must supply wells capable of providing an adequate amount of water that meets minimum water quality standards. Assuming that we obtain some of our water from a well located about a mile away on property currently owned by the Farmers Cooperative Elevator Company, we will need to construct the pipeline from that well to our site.

      Administration Building and Furnishings. We anticipate expending approximately $200,000 to build a 2,600 square foot light office administration building on the site and to purchase and install our computer and telephone systems, furniture and other office equipment.

      Railroad. We have budgeted $750,000 to design and construct a 3,400 foot rail spur from our plant site to the TC& W main rail line and to purchase and install the associated switching gear.

      Construction Insurance Costs. We have budgeted approximately $500,000 for builder’s risk insurance, general liability insurance, workers’ compensation and property insurance. We have not yet determined our actual costs and they may exceed this estimate.

      Construction Contingency. We project $1,000,000 for unanticipated expenditures in connection with the construction of our plant. We plan to use excess funds for our general working capital.

      Capitalized Interest. This consists of the interest we anticipate accruing during the development and construction period of our project. We plan to borrow between $25 and $37 million, depending upon the amount we raise in this offering. Our actual capitalized interest will vary on the amount we borrow and the applicable interest rate.

      Financing Costs. Financing costs consist of all costs associated with the procurement of our $25 to $37 million of project financing. These costs include bank origination and legal fees, loan processing fees, appraisal and title insurance charges, recording and deed registration tax, our legal and accounting fees associated with the financing and project coordinator fees, if any, associated with securing the financing. Our actual financing costs will vary on the amount we borrow.

      Organizational Costs. We have budgeted $425,000 for legal, accounting and other costs associated with our organization and operation as an entity.

      Start-up Costs. We project $4,800,000 of start-up costs. These represent costs of beginning production after the plant construction is finished but before we begin generating income. Start-up costs include $600,000 of pre-production period expenses, $1,500,000 of initial inventories of corn and other ingredients and chemicals, our initial $500,000 of work-in-process, $950,000 of ethanol and dry distillers grain inventories, $500,000 of spare parts for our process equipment and $750,000 of working capital.

Books and Records

      We currently have a full-time project coordinator. We are currently dependent on our project coordinator and our Board of Governors for the maintenance of our books and records. We intend to hire and train full-time staff personnel prior to commencement of operations, and the salaries of such persons are included in our budget. These personnel will be responsible for compliance with the rules and regulations promulgated under the Securities and Exchange Act of 1934 concerning the maintenance of accurate books and records, and the timely and accurate submission of annual and periodic reports with the Securities and Exchange Commission.

Liquidity and Capital Resources

      Organization of Our Business. Since inception, we have funded our limited operations through loans from the City of Granite Falls, initial contributions from our founders and funds obtained through a private placement of our membership units.

      Between October and December 2001, the City of Granite Falls loaned us $72,800 to assist us with the organization of our business and our initial feasibility review of our proposed ethanol plant. In August 2002, the City converted $25,000 of these loans and the accrued interest into 50 membership units.

      In January 2002, our governors or their affiliates purchased 150 membership units for $30,000, and Fagen purchased 50 membership units for $25,000, to assist us in the continued organization of our business.

      Between March and July 2002, we conducted a private placement of membership units. We sold 1,167 membership units for $583,500. We have been using the proceeds from this placement to pay for feasibility and environmental work on our proposed plant site, legal and accounting fees and compensation for our project coordinator. We expect that substantially all of the proceeds of the private placement will be spent prior to closing on this offering. Therefore, if we are unable to timely close on this offering, we may need to reduce or terminate our operations.

      Construction of the Plant. Constructing the plant is totally dependent upon our ability to successfully complete this offering and obtain debt financing of between $25 and $37 million, depending on the amount we raise in this offering. We must raise the $18,000,000 minimum in this offering by June 30, 2003 and secure a written commitment from one or more lenders for debt financing by July 31, 2003. We may extend these two dates on one or two occasions by 90 days. We will return investors’ funds promptly with interest (less a $20 escrow fee payable out of accrued interest) if we do not satisfy these two conditions. The debt financing commitment must be for an amount which, when added to our net offering proceeds, will yield at least $54,775,000.

      We have no financing proposal from a commercial bank or other financing source. We have begun discussions with several commercial banks regarding a written financing proposal, but we have not yet secured a commitment for the necessary debt financing. Banks in southwestern Minnesota may participate in our debt financing. One of the commercial banks we are in discussions with is Granite Falls Bank, an affiliate of Steve Lindholm, one of our governors. We expect that any loan will provide for a floating interest rate over the prime rate, and thus we will be subject to interest rate fluctuations, the credit environment and other economic factors over which we have no control.

      We have not obtained the services of any underwriter, placement agent or broker-dealer for this offering or to assist us in obtaining our debt financing. We may pay a placement agent fee to a registered broker-dealer or a finder’s fee in connection with the sale of membership units in accordance with applicable laws. These fees could materially increase our offering costs. We have no agreement to pay any such fees and do not intend to pay a fee unless we believe it necessary to raise the $18,000,000 minimum in this offering. We have not yet determined whether we will engage a placement agent or finder in connection with our debt financing.

      If we need additional cash after completing this offering and obtaining our planned debt, we may borrow additional funds or sell additional membership units. We cannot assure success in obtaining additional financing if needed on acceptable terms, or at all.

BUSINESS

      Granite Falls Community Ethanol Plant, LLC, a Minnesota limited liability company, was organized on December 29, 2000 to construct and operate an ethanol plant. Our principal business office is currently located at 2448 – 540th Street, Suite 1, Granite Falls, Minnesota 56241. We are managed by a six member Board of Governors.

      Upon closing of this offering and subject to our final determination of the site feasibility, we plan to purchase approximately 31 acres of real property located 1 1/2 miles east of Granite Falls, Minnesota between the City of Granite Falls and Minnesota Highway 23 located in Chippewa County, Minnesota. In February 2001, we acquired an option from the property’s owner to buy the property. The option gives us the right to buy the property for our industrial purposes for $168,000, or approximately $5,419 per acre. We have until December 31, 2003 to exercise the option and purchase the property. We have not obtained an independent appraisal of the property, although our Board of Governors believes the price represents fair market value for the property. We are planning to build an ethanol plant that will have an annual capacity to process approximately 15 million bushels of corn into approximately 40 million gallons of ethanol per year (mgy). The ethanol plant is also expected to produce approximately 130,000 tons annually of livestock and poultry feed known as distillers grains, which may be sold as distillers dried grains with solubles, distillers modified wet grains and distillers wet grains. These are the principal co-products of the ethanol production process.

What is Ethanol?

      Ethanol is a chemical produced by the fermentation of sugars found in grains and other biomass. Ethanol can be produced from a number of different types of grains, such as wheat and sorghum, as well as from agricultural waste products such as sugar, rice hulls, cheese whey, potato waste, brewery and beverage wastes and forestry and paper wastes. However, according to the Council for Biotechnology Information, approximately 90% of ethanol in the United States today is produced from corn because corn produces large quantities of carbohydrates, which convert into glucose more easily than other kinds of biomass.

      According to the Argonne National Laboratory Transportation Technology R&D Center, ethanol contains 35% oxygen by weight. When combined with gasoline, ethanol acts as an oxygenate, which means that it increases the percentage of oxygen in gasoline. As a result, the gasoline burns more cleanly, and releases less carbon monoxide and other exhaust emissions into the atmosphere. Although not all scientists agree about the existence or extent of environmental benefits associated with the use of ethanol, the use of ethanol is commonly viewed as a way to improve the quality of automobile emissions. Most ethanol is used in its primary form for blending with unleaded gasoline and other fuel products.

What Drives Production and Use of Ethanol?

      The production and use of ethanol as a fuel additive results from three principal factors:

•	Environmental pressures to use oxygenates, such as ethanol, to reduce carbon monoxide emissions from automobiles;

•	Environmental pressures to reduce the use of petroleum-based MTBE as an oxygenate additive to fuels; and

•	Economic pressures to favor programs that use the nation’s large production of corn.

These factors have led to a variety of federal and state initiatives encouraging the building of ethanol plants and the use of ethanol, including:

•	Federal and state requirements for use of oxygenated fuels;

•	Federal and state legislation to ban or reduce the use of MTBE as a fuel additive;

•	Federal and state tax and other economic incentives to build ethanol plants and produce and sell ethanol.

We will explain each of these initiatives below.

Federal and State Requirements for Use of Oxygenated Fuels

      The U.S. Environmental Protection Agency oversees two primary programs enacted under the Clean Air Act Amendments of 1990 to encourage the use of oxygenate fuel additives, including ethanol: the Federal Oxygen Program and the Reformulated Gasoline Program.

      The Federal Oxygen Program is a recurring wintertime program designed to reduce carbon monoxide levels during the winter months. During the winter of 2001/2002, the EPA required the use of oxygenated fuels in 18 metropolitan areas that were not in compliance with carbon monoxide standards. Eleven states also have programs for use of oxygenated fuels.

      The Reformulated Gasoline Program began in 1995 as an initiative to reduce ground level ozone or smog. The program requires the use of oxygenated fuels in metropolitan areas with severe ozone pollution. As of January 2001, ten major U.S. metropolitan areas were out of compliance with the EPA standards and are required to use reformulated gasoline year-round. In addition, twelve states and the District of Columbia require the year-round use of reformulated gasoline.

      Historically, manufacturers have their choice of fuel additives to increase the oxygen content of their fuels. MTBE, a petroleum-based additive, is the most popular additive because it has a high octane rating, blends easily with gasoline and is produced by refiners. According to the Association for Environmental Health and Sciences, MTBE accounts for approximately 90% of oxygenate fuel additives.

      According to Hart Downstream Energy Services, in 2001, approximately 610 million gallons of ethanol were utilized in federal reformulated gasoline (primarily in Chicago and Milwaukee), 230 million gallons in the federal winter oxygenated fuels program, 230 million gallons in Minnesota to satisfy the state’s oxygenated fuels program and 915 million gallons in conventional gasoline markets.

Federal and State Legislation Regarding MTBE

      According to the U.S. Environmental Protection Agency, since MTBE was introduced and became a commonly used oxygenate, MTBE has been found in well water, lakes and streams. While MTBE has not been classified as a carcinogen, the Environmental Protection Agency reports that MTBE has been shown to cause cancer in animals and its continued use has raised serious environmental concerns. As a result, in March 2000, the Environmental Protection Agency called for a ban, or the significant reduction in use, of MTBE because of the environmental problems. No federal legislation has been enacted. However, at least ten states (Arizona, Colorado, Connecticut, Illinois, Iowa, Michigan, Minnesota, Nebraska, New York and South Dakota) have enacted legislation prohibiting the sale of gasoline containing specified levels of MTBE and/or requiring the phase-out of MTBE and other petroleum-based oxygenates.

      In March 1999, the Governor of California issued an order requiring the phase out of MTBE in gasoline sold in California by December 31, 2002. California also requested a waiver from the EPA seeking to comply with fuel emission standards without the use of any federally-mandated oxygenated fuels. In June 2001, the EPA denied California’s waiver request. California is appealing the EPA’s action. Meanwhile, in March 2002, the Governor of California issued an order delaying the phase out of MTBE by a year due to perceived concerns about ethanol shortages.

      Legislative efforts to implement or avoid a ban or reduction in the use of MTBE are ongoing. The outcome of these legislative activities may significantly impact the future market for ethanol. For example, in August 2001, the California Energy Commission estimated that demand in California for ethanol as a replacement to MTBE beginning in 2003 (the original ban year) represents a market of between 660 and 950 million gallons annually, a marked increased to the 60 million gallons consumed in California during 2000.

Federal and State Economic Incentives for Ethanol Production

      Recognizing the need for a cleaner source of energy, and appreciating that ethanol is also renewable and can be produced in the United States, legislators have created federal and state incentives for ethanol production. These tax incentives allow the ethanol industry to compete successfully in domestic fuel markets with gasoline blended with MTBE produced by the oil industry. If these tax incentives are reduced or eliminated, or not renewed upon expiration, the ethanol industry, and our proposed plant, may not be financially viable.

      Federal Incentives. Congress currently provides federal tax incentives for oxygenated fuel producers and marketers, including those who purchase ethanol to blend with gasoline in order to meet federally mandated oxygenated fuel requirements. These tax incentives generally include a lower federal excise tax rate for gasoline blended with at least 10%, 7.7% or 5.7% ethanol. Gasoline marketers pay a reduced tax on gasoline that they sell that contains ethanol.

      We will rely on the reduced federal excise tax rate once our plant begins operations. The current excise tax credit for gasoline blended with 10% ethanol is 5.3¢ per gallon. The subsidy will gradually drop to 5.1¢ per gallon by 2005. Currently, a gasoline marketer that sells gas without ethanol must pay a federal tax of 18.4¢ per gallon compared to 13.1¢ per gallon for gas with 10% ethanol. The tax on gasoline blended with 10% ethanol will gradually increase to 13.3¢ per gallon by 2005. Smaller credits are available for gasoline blended with 7.7% and 5.7% ethanol. The federal excise tax credit is scheduled to expire on September 30, 2007.

      In addition, federal law provides income tax credits for blenders of ethanol mixtures and small ethanol producers. We do not know yet whether we will be eligible for these income tax credits.

      In May 2002, Congress enacted the Farm Security and Rural Investment Act of 2002. The act extends through 2006 an U.S. Department of Agriculture producer payment program. Under the program, eligible producers that use corn and other agricultural products to manufacture biodiesel or fuel grade ethanol may receive quarterly payments from the federal government based on total annual production. Annual producers of 65 million gallons or less are reimbursed 1 feedstock unit for each 2.5 feedstock units of corn or other eligible commodities used for increased production. We believe that our plant will qualify in this category. Larger producers are reimbursed 1 feedstock unit for each 3.5 feedstock units. A feedstock unit represents one bushel of corn. No single producer may receive annual payments totaling more than 5% of the $150 million annual federal appropriation for the program. Payments are prorated among producers to the extent that annually appropriated funds are insufficient to make full payments to each producer.

      Minnesota Producer Tax Incentive. Minnesota makes cash payments to Minnesota ethanol plants in operation on or before June 30, 2000. The payment is 20¢ per gallon of ethanol produced up to 15 million gallons. The payments apply to production at a qualifying plant during the ten years after the plant’s start of production, but not after June 30, 2010. If a qualifying plant adds production capacity, the cash payments apply to the new capacity to the extent that the plant’s total annual production capacity does not exceed 15 million gallons. Because we did not have a plant in production on or before June 30, 2000, we will not receive any Minnesota cash payments.

Future Ethanol Demand

      According to the U.S. General Accounting Office, U.S. ethanol supply (historically between 1994 and 2000 from domestic production) has been generally sufficient to satisfy consumption. Consumption of ethanol has risen from approximately 1.0 billion gallons in 1994 to approximately 1.8 billion gallons in 2001, roughly in line with the increase in U.S. production capacity. The National Biobased Products and Bioenergy Coordination Office of the U.S. Department of Energy estimates that demand for ethanol will grow to 3.0 billion gallons by 2010. However, these projections do not account for a ban on, or reduction in the use of, MTBE as a fuel additive. The projections also assume continuation of economic incentives for ethanol production. Construction of new ethanol production plants will also affect supply.

      In addition, automobile companies have begun developing ethanol-friendly vehicles. Downstream Alternatives, Inc. reports that gasoline blends containing up to 10% ethanol are approved under the warranties of most major domestic and foreign automobile manufacturers marketing vehicles in the United States, and many recommend the use of cleaner burning fuel, such as ethanol, in their vehicle owner manuals. Similarly, the Renewable Fuels Association reports that most major manufacturers of power equipment, motorcycles, snowmobiles and outboard motors endorse the use of ethanol blends in their products. In the last several years, automobile companies have introduced a growing number of flexible fuel vehicles that operate on fuel mixtures of up to 85% ethanol. In addition, ethanol industry advocates have developed new diesel fuels, commonly referred to as “OxyDiesel,” which are a blend of diesel fuel and ethanol.

      In any event, we cannot assure that there will be future demand at adequate prices for ethanol that we produce at our plant.

Ethanol Pricing

      Historical ethanol, corn and gasoline prices are shown in the following chart. Ethanol prices tend to track the wholesale gasoline price plus the federal tax incentive (54¢ per gallon until lowered in 2002 to 53¢ per gallon). In 1996, high corn prices caused many ethanol plants to curtail operations.

Average U.S. Market Pricing of Ethanol, Gasoline and Corn

Wholesale Gasoline Data Source: DOE U.S. Refiner Prices of Petroleum Products for Resale

Corn and Sorghum Data Source: USDA
Ethanol Data Source: Hart’s Oxy-Fuel News

Our Ethanol Plant

      The goal of our project is to construct and operate an ethanol plant on the property described above. Our Board chose the plant site which is 1 1/2 miles east of the City of Granite Falls based on access to rail transportation, natural gas, and water, proximity and cost of raw material supplies, proximity to product markets and amenity to construction. We anticipate closing on the purchase of the property and beginning preparation of the site for construction promptly after the close of this offering. We anticipate commencing construction in spring 2003 after we complete all site preparations required by Fagen and have obtained all necessary construction permits. Our goal is to begin construction of the plant as soon as possible after the close of this offering, but in any event within 60 days after we close on the purchase of the property, subject to additional delays due to adverse weather conditions. Once construction commences, we expect that it will take approximately 14 to 16 months to build the ethanol plant.

      We estimate the total capital costs to construct the plant are approximately $43,050,000. Our plant will consist principally of a raw storage and processing area, a fermentation area comprised principally of fermentation tanks, a finished product storage and distillation area and a drying unit for processing the distilled dried grains.

      We anticipate that our ethanol plant will use a dry milling process to produce fuel-grade ethanol as its main product, in addition to the co-product wet distillers grain. Our plant will have a design capacity to produce 40 million gallons of ethanol per year (40 mgy), and we expect the plant to produce 130,000 tons of dry distillers grain annually.

Description of the Dry Mill Process

      Our ethanol plant will produce ethanol by processing corn. We plan to purchase all of our corn from the Farmers Cooperative Elevator, assuming it builds a new facility on property it plans to acquire adjacent to our site. We expect that the elevator will construct a transportation system to move corn to our plant. As we receive the corn, we will weigh it and move it to a surge bin. We will then transport the corn to a scalper to remove rocks and debris before we convey the corn to storage bins. Thereafter, we will transport the corn to a hammermill or grinder, where it is ground into a mash and conveyed into a tank for processing.

      We will break the ground corn into a fine liquid by adding water, heat and enzymes. We will then pump this liquid into fermenters and add yeast to begin a 48 to 50-hour batch fermentation process. After fermentation is complete, our distillation process will separate the ethanol from the remaining corn “whole stillage.” We will further remove water from the distilled ethanol by using a molecular sieve. We will blend the resulting 200 proof (i.e., pure) ethanol with gasoline as it is pumped into storage tanks.

      We will pump the whole stillage from the distillation process into one of several centrifuges. This will separate a thin stillage (that we will dry into a thick syrup) from the remaining solids, or “wet cake.” We may be able to sell the thick syrup as a separate byproduct of our ethanol production, but are not planning for this. Normally, to produce livestock and poultry feed-grade dry distillers grains, we will add the thick syrup to the wet cake as it enters a dryer to remove moisture.

      The diagram below illustrates this process.

Our Principal Products and Their Markets

      The principal products we will produce at our ethanol plant are ethanol and dry distillers grain. A third product, concentrated distillers solubles syrup, is a potential co-product that is normally sprayed on the distillers grain and dried. While carbon dioxide is also a co-product of the ethanol production process, we have not determined the potential demand for carbon dioxide in our local market and therefore do not currently intend to capture and sell the carbon dioxide produced at the plant.

      Ethanol. Ethanol is ethyl alcohol, a fuel component made primarily from corn and various other grains, and can be used as:

•	An octane enhancer in fuels,

•	An oxygenated fuel additive that can reduce ozone and carbon monoxide vehicle emissions and

•	A non-petroleum-based gasoline extender.

      Ethanol has important applications and is used primarily as a high quality octane enhancer and an oxygenate capable of reducing air pollution and improving automobile performance. Approximately 95% of all ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. As a fuel additive, the demand for ethanol is derived from the overall demand for gasoline, as well as the competition of ethanol versus competing oxygenate products and technologies. Motor vehicles in the United States consume more than 130 billion gallons of gasoline every year.

      Distillers Grains. A principal co-product of the ethanol production process are distillers grains, a high protein, high-energy animal feed supplement primarily marketed to the dairy and beef industry. Dry mill ethanol processing creates three forms of distillers grains: wet distillers grains, modified wet distillers grains and dry distillers grains. Wet distillers grain is processed corn mash that contains approximately 70% moisture. It has a shelf life of approximately 3 summer days (5 winter days) and can be sold only to farms within the immediate vicinity of an ethanol plant. Modified wet distillers grain is similar except that it has been dried to approximately 50% moisture. It has a slightly longer shelf life of approximately two to three weeks and is often sold to nearby markets. Dried distillers grain is corn mash that has been dried to

10% moisture. It has an almost indefinite shelf life and may be sold and shipped to any market regardless of its vicinity to an ethanol plant.

Corn Supply and Corn Prices

      We anticipate that our ethanol plant will need approximately 15 million bushels of corn per year, or 41,000 bushels per day, as the feedstock for its dry milling process. The grain supply for our plant will be obtained primarily from local markets. In particular, the Farmers Cooperative Elevator Company has proposed to build an elevator on property it plans to acquire adjacent to our proposed plant. We currently plan to source our corn solely from this elevator if it is built. We will need to seek alternative corn supplies if the Farmers Cooperative Elevator Company cannot meet our needs.

      Between 1999 and 2001, the county in which our plant is to be located, and the nearby counties, together averaged 180 million bushels of corn production annually. The following table provides a summary of this information based on 2001 Minnesota Agriculture Statistics and the Minnesota Corn Growers Association.

	Corn Production (in bushels)

County	1999	2000	2001	Average

Chippewa	23,522,200	21,095,500	19,232,400	21,283,366
Lac Qui Parle	21,598,200	20,965,500	19,781,000	20,781,566
Lyon	24,336,000	23,119,200	21,918,400	23,124,533
Kandiyohi	21,772,800	20,276,800	17,379,800	19,876,466
Redwood	37,310,700	34,063,200	30,132,000	33,835,300
Renville	40,729,600	37,667,200	32,058,000	36,176,267
Yellow Medicine	25,929,600	24,653,200	23,769,500	24,784,100

Total	195,199,100	181,840,600	164,271,100	179,861,598

      The price and availability of corn are subject to significant fluctuations depending upon a number of factors affecting commodity prices in general, including crop conditions, weather, governmental programs and foreign purchases. Because the market price of ethanol is not related to grain prices, ethanol producers are generally not able to compensate for increases in the cost of grain feedstock through adjustments in prices charged for their ethanol. We therefore anticipate that our plant’s profitability will be negatively impacted during periods of high grain prices.

Transportation and Delivery

      Transporting our ethanol and distillers grains is a significant expense that will vary based on transportation method, load size and destination. Because we have not yet determined where we will sell our products, we cannot estimate these costs. The plant will have the facilities to load ethanol and distillers grains onto trucks and rail cars. We expect that shorter hauls will be by truck and longer hauls will be by rail. We expect that the TC & W Railway will provide rail service over our spur directly to the proposed site. We expect to negotiate a marketing service relationship with this rail company, but do not currently have an agreement to provide these services.

Utilities

      The production of ethanol is a very energy intensive process that uses significant amounts of electricity and natural gas. Water supply and quality are also important considerations.

      Energy Services. Significant strides have been made over the past 15 years to reduce the energy intensiveness of ethanol production. According to the National Corn Growers Association, in 2000, the industry average dry mill consumed about 149,000 BTUs of energy to produce a gallon of ethanol.

      Natural Gas. We anticipate that our plant will require a natural gas supply of at least 750 million cubic feet per year at a minimum rate of 200 MCF per hour and at a minimum of 200 psig near the plant site. To access sufficient supplies of natural gas to operate the plant, we will need a connection to an underground distribution pipeline at our site. We have no current agreement with any third party to construct this connection.

      To meet our anticipated requirements, we may procure natural gas from various suppliers on the open market or contract for distribution services including the costs of construction of the connection to the underground pipeline to our plant. We have no agreement yet with any natural gas supplier. We anticipate entering into an agreement before we begin plant construction. We may purchase a propane tank to serve as a back-up energy source in the event of interruption of our natural gas supply.

      Natural gas prices have historically fluctuated dramatically, which could significantly affect the profitability of our operations.

      Electricity. Our proposed plant will require a continuous supply of 4.5 megawatts of electricity. We expect to purchase electricity from one of two electrical companies serving our planned site. We have not yet entered into any agreement with either utility regarding the specific type and nature of service. We anticipate doing so before we begin construction of the ethanol plant.

      Water. We will require a significant supply of water. We are determining our fresh water requirements for our plant. However, based on our initial assessment, we believe that we will need at least one additional well on other property to pipe water to our plant. We have drilled a well on property currently owned by the Farmers Cooperative Elevator Company about a mile from our plant site. We have negotiated the terms of an easement agreement to draw additional water from this property. We must obtain an easement from the county to transport the water by a pipeline we build to our site. If we cannot reach an agreement or locate a different water source, we may need to select a different location for the plant.

      Much of the water used in an ethanol plant is recycled back into the process. There are, however, certain areas of production where we need fresh water. Those areas include boiler makeup water and cooling tower water. Boiler makeup water is treated on-site to minimize elements that may harm the boiler, and recycled water cannot be used for this process. Cooling tower water does not come in contact with the corn mash and, therefore, can be recycled back into the cooling tower process. The makeup water requirements for the cooling tower are primarily a result of evaporation. Recycling has the long-term effect of lowering waster water treatment costs. Based on preliminary estimates, we anticipate approximately 75 gallons per minute of effluent. In accordance with environmental permits and laws, we may release the cooling tower and the boiler blow-down water to the environment.

Our Primary Competition

      We will be in direct competition with numerous other ethanol producers, many of whom have greater resources than we do. We also expect that additional ethanol producers will enter the market if the demand for ethanol continues to increase. Our proposed ethanol plant will compete with other ethanol producers on the basis of price and, to a lesser extent, delivery service. We believe we can compete favorably with other ethanol producers due to our proximity to ample corn supplies at favorable prices.

      During the last twenty years, ethanol production capacity in the United States has grown from almost nothing to an estimated 2.4 billion gallons per year in 2002. Plans to construct new plants or to expand existing plants have been announced which will increase capacity. Based on survey results from May 2001, the California Energy Commission estimates that production capacity for existing plants (including planned expansions) and new plants planned or under construction will approach 4.5 billion gallons in 2005. The increase in capacity may continue in the future. We cannot determine the effect of this type of an increase upon the demand or price of ethanol, although these plants may compete with us in the sale of ethanol and related products.

      As of November 2002, the ethanol industry has grown to 69 production facilities in the United States with 11 additional facilities under new or expansion construction. The largest ethanol producers include Archer Daniels Midland, Cargill, High Plains Corp., MGP Ingredients, Inc., New Energy Corp. and Williams Bio-Energy, each of which is capable of producing more ethanol than we expect to produce. According to the Renewable Fuels Association, as of November 2002, the following table identifies most of the producers in the United States along with their production capacities.

U.S. FUEL ETHANOL PRODUCTION CAPACITY

in million gallons per year (mgy)

Company	Location	Feedstock	Mgy

ACE Ethanol^	Stanley, WI	Corn	15.0
Adkins Energy, LLC*^	Lena, IL	Corn	40.0
A.E. Staley	Loudon, TN	Corn	60.0
AGP*	Hastings, NE	Corn	52.0
Agra Resources Coop (Exol)*	Albert Lea, MN	Corn	37.0
Agri-Energy, LLC*	Luverne, MN	Corn	21.0
Alchem Ltd. LLP	Grafton, ND	Corn	10.5
Al-Corn Clean Fuel*	Claremont, MN	Corn	30.0
Algoma Ethanol^	Oshkosh, WI	Corn	20.0
Archer Daniels Midland#	Decatur, IL	Corn	1,070.0
	Peoria, IL	Corn
	Cedar Rapids, IA	Corn
	Clinton, IA	Corn
	Wallhalla, ND	Corn/barley
	Columbus, NE	Corn
	Marshall, MN	Corn
Badger State Ethanol, LLC*^	Monroe, WI	Corn	40.0
Big River Resources, LLC^	West Burlington, IA	Corn	40.0
Broin Companies	Scotland, SD	Corn	9.0
Cargill, Inc.	Blair, NE	Corn	83.0
	Eddyville, IA	Corn	35.0
Central MN Ethanol Coop*	Little Falls, MN	Corn	20.0
Chief Ethanol	Hastings, NE	Corn	62.0
Chippewa Valley Ethanol Co.*☐	Benson, MN	Corn	41.0
Corn Plus*	Winnebago, MN	Corn	44.0
Dakota Ethanol, LLC*	Wentworth, SD	Corn	45.0
DENCO, LLC*	Morris, MN	Corn	20.0
ESE Alcohol Inc.	Leoti, KS	Seed corn	1.5
Ethanol2000, LLP*	Bingham Lake, MN	Corn	30.0
Glacial Lakes Energy, LLC*^	Watertown, SD	Corn	40.0
Golden Cheese Company of California*	Corona, CA	Cheese whey	5.0
Golden Triangle Energy, LLC*☐	Craig, MO	Corn	40.0
Gopher State Ethanol	St. Paul, MN	Corn	15.0
Grain Processing Corp.	Muscatine, IA	Corn	10.0
Great Plains Ethanol, LLC*^	Chancellor, SD	Corn	40.0
Heartland Corn Products*	Winthrop, MN	Corn	35.0
Heartland Grain Fuels, LP*	Aberdeen, SD	Corn	8.0
	Huron, SD	Corn	14.0
High Plains Corp.	York, NE	Corn/milo	50.0
	Colwich, KS		20.0
	Portales, NM		15.0
Husker Ag Processing*^	Plainview, NE	Corn	20.0

Company	Location	Feedstock	Mgy

James Valley Ethanol, LLC^	Groton, SD	Corn	45.0
J.R. Simplot	Caldwell, ID	Potato waste	6.0
	Burley, ID
KAPPA Ethanol, LLC*^	Axtell, NE	Corn	40.0
Land O’ Lakes*	Melrose, MN	Cheese whey	2.6
Little Sioux Corn Processors, LLC*^	Marcus, IA	Corn	40.0
Manildra Energy Corp.	Hamburg, IA	Corn/milo/wheat starch	8.0
Merrick/ Coors	Golden, CO	Waste beer	1.5
MGP Ingredients, Inc.	Pekin, IL	Corn/wheat starch	78.0
	Atchison, KS
Michigan Ethanol, LLC	Caro, MI	Corn	40.0
Midwest Grain Processors*	Lakota, IA	Corn	45.0
Miller Brewing Co.	Olympia, WA	Brewery waste	0.7
Minnesota Energy*	Buffalo Lake, MN	Corn	18.0
New Energy Corp.	South Bend, IN	Corn	85.0
Northeast Iowa Ethanol, LLC*^	Earlville, IA	Corn	15.0
Northeast Missouri Grain, LLC*Δ	Macon, MO	Corn	40.0
Northern Lights Ethanol, LLC*	Big Stone City, SD	Corn	40.0
Permeate Refining	Hopkinton, IA	Sugars & Starches	1.5
Pine Lake Corn Processors, LLC*^	Steamboat Rock, IA	Corn	20.0
Plover Ethanol	Plover, WI	Seed corn	4.0
Pro-Corn, LLC*	Preston, MN	Corn	40.0
Quad-County Corn Processors*	Galva, IA	Corn	18.0
Reeve Agri-Energy	Garden City, KS	Corn/milo	12.0
78th Street Ethanol, LLC	Blairstown, IA	Corn	5.5
Siouxland Energy & Livestock Coop*	Sioux Center, IA	Corn	14.0
Sutherland Associates	Sutherland, NE	Corn	15.0
Tall Corn Ethanol, LLC*	Coon Rapids, IA	Corn	40.0
Tri-State Ethanol Co., LLC*	Rosholt, SD	Corn	18.0
U.S. Energy Partners, LLC	Russell, KS	Milo/wheat starch	40.0
U.S. Liquids	Louisville, KY	Beverage waste	4.0
	Bartow, FL		4.0
	R. Cucamonga, CA		4.0
Williams Bio-Energy	Pekin, IL	Corn	100.0
	Aurora, NE	Corn	35.0
Wyoming Ethanol	Torrington, WY	Corn	5.0

Total Capacity			3,007.8

*  farmer-owned

^	under construction

#	Includes operations of recently acquired Minnesota Corn Processors

☐	20.0 mgy of this amount is under construction.

Δ	18.0 mgy of this amount is under construction.

Operating Ethanol Plants in Minnesota

      Currently, there are 14 operational ethanol plants in Minnesota.

      Agra Resources Coop (Exol). This facility is located in Albert Lea, Minnesota. It began production in 1999 and can produce 37 million gallons of ethanol annually. In 2001, the plant used 14 million bushels of corn.

      Agri-Energy, LLC. This facility is located in Luverne, Minnesota. It began production in 1998 and can produce 21 million gallons of ethanol annually. In 2001, the plant used 7.4 million bushels of corn.

      Al-Corn Clean Fuel. This facility is located in Claremont, Minnesota. It began production in 1996 and can produce 30 million gallons of ethanol annually. In 2001, the plant used 6.7 million bushels of corn.

      Archer Daniels Midland. This facility is located in Marshall, Minnesota. It began production in 1988 and can produce 40 million gallons of ethanol annually. In 2001, the plant used 15 million bushels of corn for ethanol production. The plant can also grind an additional 40 million bushels of corn for starch, sweeteners and other products. Archer Daniels Midland recently acquired this plant from Minnesota Corn Processors.

      Central MN Ethanol Coop. This facility is located in Little Falls, Minnesota. It began production in 1999 and can produce 20 million gallons of ethanol annually. In 2001, the plant used 7.4 million bushels of corn.

      Chippewa Valley Ethanol Co. This facility is located in Benson, Minnesota. It began production in 1996 and can produce 21 million gallons of ethanol annually. In 2001, the plant used 7.8 million bushels of corn. The plant is currently constructing 20 million gallons of new capacity.

      Corn Plus. This facility is located in Winnebago, Minnesota. It began production in 1994 and can produce 44 million gallons of ethanol annually. In 2001, the plant used 15 million bushels of corn.

      DENCO, LLC. This facility is located in Morris, Minnesota. It began production in 1991 and can produce 20 million gallons of ethanol annually. In 2001, the plant used 6.5 million bushels of corn.

      Ethanol2000, LLP. This facility is located in Bingham Lake, Minnesota. It began production in 1997 and can produce 30 million gallons of ethanol annually. In 2001, the plant used 10.3 million bushels of corn.

      Gopher State Ethanol. This facility is located in St. Paul, Minnesota. It began production in 1999 and can produce 15 million gallons of ethanol annually. In 2001, the plant used 5 million bushels of corn.

      Heartland Corn Products. This facility is located in Winthrop, Minnesota. It began production in 1995 and can produce 35 million gallons of ethanol annually. In 2001, the plant used 11 million bushels of corn.

      Land O’ Lakes. This facility is located in Melrose, Minnesota. It began production in 1986 and can produce 2.6 million gallons of ethanol annually. The plant uses cheese whey, rather than corn, to produce ethanol.

      Minnesota Energy. This facility is located in Buffalo Lake, Minnesota. It began production in 1997 and can produce 18 million gallons of ethanol annually. In 2001, the plant used 5 million bushels of corn.

      Pro-Corn, LLC. This facility is located in Preston, Minnesota. It began production in 1998 and can produce 40 million gallons of ethanol annually. In 2001, the plant used 8 million bushels of corn.

      The nearest ethanol plant listed above is the ADM facility in Marshall, Minnesota, which is approximately 30 miles from Granite Falls. Despite the proximity of this plant to our proposed plant site, we believe there will be sufficient feedstock available within the local community and surrounding counties to supply our ethanol plant.

      We may hire a risk management commodities firm to help us make corn procurement decisions and maintain a hedge account. Assuming that Farmers Cooperative Elevator Company builds its new elevator on land it plans to acquire adjacent to our plant site, we plan to acquire our corn requirements from that elevator and to coordinate our spot and forward corn purchases with it.

Competition from Alternative Fuel Additives

      Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development by ethanol and oil companies with far greater resources than we have. New products or methods of ethanol production developed by larger and better financed competitors could provide them competitive advantages over us and harm our business.

      We expect to compete with producers of MTBE, a petrochemical derived from methanol that costs less to produce than ethanol. MTBE is a commonly used oxygenate used in fuels for compliance with federal Clean Air Act mandates, and is a major competitor of ethanol. Many major oil companies produce MTBE and strongly favor its use because it is petroleum-based. These companies have significant resources to market MTBE and to influence legislation and public perception of MTBE. These companies also have sufficient resources to begin production of ethanol should they choose to do so.

      We also will compete with producers of ETBE, another fuel oxygenate. ETBE’s advantages over ethanol in a blend include its low affinity for water and low vapor pressure. Because petroleum pipelines and storage tanks contain water in various amounts, ETBE’s low affinity for water allows it to be distributed through existing pipeline systems, as contrasted with ethanol which must be shipped via transport truck or rail car. In addition, blending ETBE with gasoline reduces the overall vapor pressure of the blend. In turn, this reduces the normal volatile organic compound evaporative emissions. ETBE is not widely commercially available yet, and it may suffer from the same negative environmental effects as MTBE. Scientific research to better define the environmental properties of ETBE is underway.

Marketing of our Ethanol and Distillers Grains

      Ethanol. We intend to sell and market ethanol through normal and established local, regional and national markets. We expect to market most of the ethanol produced by our plant through marketers or distributors pursuant to arms’ length negotiated output contracts. We have no contracts at this time and do not intend to seek any until we near production at the plant. We believe that most of our ethanol will be sold into markets throughout the United States. We expect the target market area for the ethanol produced at our plant to include local, regional and national markets. The local and regional markets include Minnesota, as well as markets in Colorado, Illinois, Indiana, Iowa, Kansas, Missouri, Nebraska, South Dakota and Wisconsin.

      We are designing the plant with rail facilities and connections to the TC & W Railway railroad system, which will facilitate transporting the ethanol we produce to our national target markets. We expect that our ethanol will be transported by either truck or rail. We have not yet determined the mix of transportation methods, which will vary depending on the distance we ship our ethanol. The national target markets for the facility will include the Pacific Northwest, the Southern and Southwest markets, as well as potential new markets on the East Coast and California due to anticipated MTBE phase-outs.

      Distillers Grains. The dry milling process that produces ethanol also produces distillers grains, which is primarily used as a high protein animal feed. The price of distillers grains generally varies with grain prices, so that increases in grain costs are partially offset by increases in distillers grain prices. We expect to market most of the dry distillers grain produced by our plant through marketers or distributors pursuant to output contracts. We have no contracts at this time and do not intend to seek any until we near production at the plant.

Employees

      We have engaged Robin W. Spaude as a full-time independent contractor for $5,000 per month. Mr. Spaude currently serves as our project coordinator, with duties including handling prospective employee and investor meetings, personnel management, office and financial management and construction supervision. In November 2002, Steven H. Core joined us as Vice President of Operations on a part-time, unpaid basis. We do not expect him to work full-time for us until completion of this offering. Mr. Core is currently a consultant to Fagen.

      Prior to completion of the plant construction and commencement of operations, we intend to hire approximately 30 employees. Approximately ten of our employees will be involved primarily in management and administration and the remainder will be involved primarily in plant operations.

      The following table represents the anticipated positions within the plant and the number of individuals we intend to employ for each position:

Position	No. of Employees

General Manager	1
Plant Manager	1
Controller	1
Lab Manager	1
Lab Technician	1
Secretary/ Clerical	3
Shift Supervisors	4
Maintenance Supervisor	1
Maintenance Craftsmen	5
Plant Operators	12
Total	30

      The position titles, job responsibilities and numbers allocated to each position may differ when we begin to employ individuals for each position.

      We may engage the Farmers Cooperative Elevator Company to serve as our commodities manager to manage our corn supply and hedging position.

      We intend to enter into written confidentiality and assignment agreements with our officers and employees. Among other things, these agreements will require such officers and employees to keep strictly confidential all proprietary information developed or used by us in the course of our business.

Development and Construction Firm

      In July 2002, we entered into a revised non-binding letter of intent with Fagen, a member of us, in connection with the design, construction and operation of the proposed ethanol plant. The letter of intent is not a contract, and it can be terminated by any of the parties without penalty or further obligation. No party has any obligation to enter into a binding definitive agreement. The letter of intent obligates the parties to engage in good faith negotiations to prepare definitive agreements covering the provisions described in the letter of intent. The following provides information about Fagen.

      Fagen, Inc. is a privately-owned, heavy industrial contractor with extensive experience in the construction of agricultural-based facilities. In particular, Fagen has been the principal contractor and has performed work on many ethanol plant projects throughout the United States since its founding in 1988.

Fagen’s ethanol project experience includes services provided to over 28 different ethanol plants, including the following:

Plant Name	Location

Chief Ethanol	Hastings, Nebraska
Central MN Ethanol Coop	Little Falls, Minnesota
High Plains Corp.	York, Nebraska
Agra Resources Coop (Exol)	Albert Lea, Minnesota
Cargill, Inc.	Blair, Nebraska
Archer Daniels Midland	Marshall, Minnesota
Columbus, Nebraska
Heartland Grain Fuels, LP	Aberdeen, South Dakota
AGP	Hastings, Nebraska
Pro-Corn, LLC	Preston, Minnesota
Heartland Corn Products	Winthrop, Minnesota
Golden Triangle Energy, LLC	Craig, Missouri
Agri-Energy, LLC	Luverne, Minnesota

Construction of the Project and Expected Terms of the Proposed Design-Build Contract

      We expect that Fagen will provide us with a proposed design-build contract. We have not yet negotiated the terms of the proposed design-build contract. However, we expect to execute such an agreement at the closing of this offering. Even upon completion of our negotiations with Fagen regarding the terms of the proposed design-build contract, the contract is not binding and is subject to modification and approval by lenders. Under any proposed design-build contract, Fagen will act as our design-builder and will design and construct the ethanol plant. Based upon our knowledge of other contracts that Fagen has entered into with other ethanol production plants, we expect that our design-build contract with Fagen will likely include provisions substantially similar to those described below.

      Anticipated General Terms and Conditions. We expect to pay Fagen an estimated $43,050,000, subject to adjustments made in accordance with the general conditions of the design-build contract, to design and construct the ethanol plant. All drawings, specifications and other construction related documents belong to Fagen. We will be granted a limited license to use documents in connection with our occupancy of the ethanol plant. If the contract is terminated by us without cause or by Fagen for cause, such as failing to pay undisputed amounts when due, then we must pay Fagen a fee of up to $1 million if we resume construction of the ethanol plant through our own employees or third parties.

      We expect to make payments to Fagen on a progress billing basis, based upon monthly applications for payment for all work performed as of the date of the application. We expect to retain 10% of the amount submitted in each payment application. However, when 50% of the work is completed, we expect to pay the full amount of each payment application. When the ethanol plant is substantially complete, we expect to pay Fagen all amounts we have retained. If we do not pay all undisputed amounts due within ten days after the due date, we expect to be charged interest at a rate of 18% per annum.

      If Fagen encounters “differing site conditions,” then we expect an adjustment in the contract price and time of performance if these conditions adversely affect Fagen’s costs and performance time. “Differing site conditions” refers to any concealed physical conditions at the site that:

•	Materially differ from the conditions contemplated in the contract or

•	Any unusual conditions which differ materially from the conditions ordinarily encountered in similar work.

      We expect that once we sign the proposed design-build contract, and the site is graded pursuant to Fagen’s specifications, work on the ethanol plant will begin within two weeks after Fagen receives notice from us to proceed. We expect “substantial completion” of the ethanol plant within 14 to 16 months after Fagen receives the notice from us. “Substantial completion” means that the ethanol plant is sufficiently complete so that we can occupy and use the plant to produce ethanol.

      We expect that Fagen will also be responsible for:

•	Providing design services, such as architectural and engineering design services;

•	Obtaining and installing the production equipment;

•	Performing all work in accordance with all legal requirements;

•	Obtaining all permits, approvals, licenses and fees related to the construction of the ethanol plant, except for environmental permits that we are responsible for;

•	Performing its responsibilities in a safe manner to prevent damage, injury or loss;

•	Providing a warranty that the work performed for us is new, of good quality, conforms to the contract and is free of defect in materials and workmanship;

•	Correcting defects in materials and workmanship for one year after substantial completion;

•	Obtaining insurance covering us for claims for worker’s compensation, disability, damage or destruction of tangible personal property; and

•	Indemnifying, defending and holding us, our officers, governors, agents and employees harmless against any claims, losses, damages, liabilities, including attorney’s fees and expenses, for any claims arising from Fagen’s negligent acts or omissions.

      We expect to be responsible for:

•	Liability insurance to protect us from claims which may arise from performance of our responsibilities;

•	Property insurance for the full insurable value of the ethanol plant;

•	Indemnifying, defending and holding Fagen, its officers, governors, agents and employees harmless against any claims, losses, damages, liabilities, including attorney’s fees for any claims arising from our negligent acts or omissions;

•	Rough grading the construction site to Fagen’s specifications;

•	Constructing at least one access road of sufficient quality to withstand semi-truck traffic;

•	Obtaining air quality construction and operating permits;

•	Obtaining state pollutant discharge elimination and storm water runoff permits;

•	Providing a continuous supply of natural gas of at least 750 million cubic feet per year and supply meter and regulators to provide burner tip pressures as specified by Fagen;

•	Providing a continuous 4.5 megawatt supply of electricity, a high voltage switch, a substation, if required, and meter as specified by the electric company;

•	Providing a water supply adequate for Fagen’s specifications;

•	Providing for waste water discharge, if required; and

•	Installing rail tracks, ties and ballast to the ethanol plant at grades specified by the rail service contractor.

      We expect that Fagen will have the right to stop or postpone work and to make reasonable adjustments to the time for completion of the ethanol plant if any of the following occurs:

•	We do not provide reasonable evidence indicating we have adequate funds to fulfill all of our contractual obligations, or do not pay amounts properly due under the progress payments;

•	Any acts, omissions, conditions, events or circumstances that require stopping or postponing work beyond Fagen’s control, unless caused by Fagen;

•	There are any hazardous conditions at the construction site; or

•	Work on the ethanol plant has stopped for 60 consecutive days, or more than 90 days total, because of any order from us or a court or governmental authority, if the stoppage is not because of any act or omission of Fagen.

      We expect to have the right to terminate the design-build contract for any reason. However, if our termination is without cause, then we must provide Fagen with 10 days prior written notice. In addition, we must pay Fagen for:

•	All work completed and any proven loss, cost or expense incurred in connection with Fagen’s work;

•	Reasonable costs and expenses attributable to the termination, including demobilization costs and amounts due to settle terminated contracts with subcontractors and consultants; and

•	Overhead and profit equal to 15% of the sum of the above payments.

      Anticipated Limitation of Consequential Damages and Early Completion Bonus. We expect that neither Fagen nor we is liable to the other for any consequential damages or losses such as loss of use, profits, business, reputation or financing. However, we expect to receive liquidated damages of $8,000 per day in the event Fagen fails to substantially complete the ethanol plant within 30 days after the scheduled substantial completion date. We expect to begin construction promptly after the close of this offering, but in any event, no later than 60 days after the close of the offering and our purchase of the property, subject to delays resulting from adverse weather conditions. We expect that the substantial completion date will be approximately 14 to 16 months after construction commences.

      If Fagen finishes the ethanol plant and it is fully operational prior to the scheduled substantial completion date, then we must pay Fagen a performance bonus of $8,000 per day ahead of the scheduled substantial completion date.

      Performance Surety Bond. We do not plan to require Fagen to provide us with a performance and labor and material payment bond, or other form of performance security. However, we expect that our bank will require this at our cost. This means that if Fagen does not perform, there will be certain financial security that could be used to complete the project. If Fagen withdraws from the project, we might be unable to complete the construction. This might cause us to abandon our business and could significantly reduce the value of your membership units.

      Anticipated Construction and Timetable for Completion of the Project. Assuming the offering is successful, we promptly close on the purchase of the property and we are able to complete the debt portion of our financing, we estimate that the project will be completed approximately 14 to 16 months after construction commences. This assumes that we will be able to close this offering and the purchase of the property in spring 2003. This schedule further assumes that site improvements, such as rough grading, are commenced and the site is ready for construction shortly after we close on the offering. This schedule also assumes that weather, interest rates and other factors beyond our control do not upset our timetable. Factors or events beyond our control could hamper our efforts to complete the project in a timely fashion.

Legal Proceedings

      We are not currently a party to any legal proceedings.

Regulatory Compliance and Permits

      Ethanol production involves the emission of various airborne pollutants, including particulate matter, carbon monoxide, carbon dioxide, nitrous oxide, volatile organic compounds and sulfur dioxide. To operate the ethanol plant, we require permits issued by the State of Minnesota. Because the ethanol plant is not built, we cannot assure you that we will be able to obtain all necessary permits to operate the ethanol plant. Further, we may be subject to regulations on emissions from the U.S. Environmental Protection Agency (“EPA”) or to additional regulations on emissions from the State of Minnesota. Currently, the EPA’s statutes and rules do not require us to obtain EPA approval to operate the ethanol plant, but this may change in the future. Recently, the EPA cautioned ethanol producers that it is prepared to sue companies whose plants do not comply with applicable laws and regulations. In a recent test of certain ethanol plants, the EPA has expressed concerns over the discovery of certain “volatile organic compounds,” some of which may be carcinogenic. Additionally, the Minnesota Pollution Control Agency recently imposed penalties on 12 Minnesota plants for alleged excessive air pollution. We intend to use the best available control technology, where required, in our proposed ethanol plant, but we cannot assure you that this will be sufficient to satisfy applicable EPA or Minnesota requirements or that such requirements will not change in the future.

      We will be required to obtain the following environmental, construction and operating permits.

      Minnesota Air Quality Permits. We have hired an environmental permitting consultant to provide professional consulting and support services in air quality monitoring, modeling, permitting, analysis and research. Our consultant is in the process of completing our Environmental Assessment Worksheet and Air Quality Permit Application that we intend to file with the Minnesota Pollution Control Agency prior to closing on this offering. We must obtain approval of the worksheet and our air quality permit before beginning plant construction. If granted, the worksheet and air quality permit are valid for five years, subject to compliance monitoring.

      National Pollutant Discharge Elimination Permit. Before commencing operations at the plant, we must obtain a National Pollutant Discharge Elimination Permit for any waste water discharges and surface water runoff. Specifically, we will use a significant amount of water per day to cool our closed circuit systems in the proposed ethanol plant and to produce ethanol. We have not yet determined where we would discharge the water. We will file for the National Pollutant Discharge Elimination Permit application with the Minnesota Pollution Control Agency. We must apply for this permit at least 180 days prior to any discharge. We have not applied for this permit, but plan to do so before we begin construction. There can be no assurance that this permit will be granted to us. If granted, we expect the permit will be valid for five years.

      Well Permits. We have drilled two separate wells for our water supply. One of the wells is on property currently owned by the Farmers Cooperative Elevator Company located about one mile from our plant site. We will need to build a pipeline from the elevator’s property to our plant site. Although we have negotiated the terms of an easement agreement with the elevator to pump water from this well, we will need to obtain easements from the county for our pipeline.

      Before pumping water from the wells, we must obtain water appropriation permits from the Minnesota Department of Natural Resources, which will determine if the location of each well will support a sufficient water supply and whether it is safe from any soil or ground water contamination. We must submit an annual water consumption report and pay the appropriate fees.

      Spill Prevention, Control and Countermeasures Plan. We must prepare a spill prevention, control and countermeasures plan in accordance with standards set by the Environmental Protection Agency. The plan will outline our spill prevention measures for oil-based products such as denatured ethanol and will be supervised by the Minnesota Pollution Control Agency. The plan must be reviewed and certified by a professional engineer.

      Bureau of Alcohol, Tobacco and Firearms Requirements. Because ethanol is made from potentially human-consumable alcohol, we must comply with applicable Bureau of Alcohol, Tobacco and Firearms regulations. These regulations require us to apply for and obtain an alcohol fuel producer’s permit before commencing operations. The application must identify the principal persons involved in us and state whether any of these persons has ever been convicted of a felony or misdemeanor under federal or state law. The term of the permit is indefinite until terminated, revoked or suspended. The permit also requires that we maintain particular security measures, secure an operations bond and comply with specific tax provisions.

      Construction Permit. Because our proposed plant site is within two miles of the City of Granite Falls, we may be required to obtain a construction permit from the City.

Nuisance

      Even if we receive all Minnesota environmental permits for construction and operation of the ethanol plant, we may be subject to the regulations on emissions by the Environmental Protection Agency. We could also be subject to environmental or nuisance claims from adjacent property owners or residents in the area arising from odors or other air or water discharges from the plant, although we do not expect any such claims.

MANAGEMENT

Executive Officers and Governors

      We are governed by a Board of Governors to consist of between five and 13 individuals. Our current seven governors are classified into three classes of two governors each. Our Class I governors will serve until the first annual meeting of members in 2003. Our Class II and III governors will be elected in 2004 and 2005, respectively. At each annual meeting, our members will elect the governors of the Class up for election. Governors are elected to serve for a three-year term. Our current executive officers and governors are as follows:

Name	Age	Position	Class

Paul Enstad	43	Governor, Chief Manager and Chairman	III
Scott Dubbelde	41	Governor and Vice Chairman	III
Steven H. Core	53	Governor and Vice President of Operations	I
Julie Oftedahl-Volstad	47	Governor, Secretary and Treasurer	II
Steve Lindholm	51	Governor	I
Myron D. Peterson	58	Governor	II
Shannon Johnson	41	Governor	I

      The following is a brief description of the business experience and background of the above individuals.

      Paul Enstad. Mr. Enstad has been farming near Granite Falls, Minnesota since 1978. He and his two brothers currently farm together as a partnership and raise corn and soybeans. He serves on the board of directors of the Farmers Cooperative Elevator Company, a member of us. In such capacity, he attends board meetings of the Farmers Cooperative Elevator Company and otherwise provides periodic, informal business advice.

      Scott Dubbelde. Since 1992, Mr. Dubbelde has been the General Manager of the Farmers Cooperative Elevator Company, a member of us. He has over 17 years of experience in the grain elevator business. In his capacity with the Farmers Cooperative Elevator Company, he is responsible for all day-to-day business operations and has both financial and operational responsibility for the elevator. He is also currently on the Minnesota Grain and Feed Association Board of Directors. Mr. Dubbelde graduated from Southwest State University of Marshall, Minnesota with an Agricultural Finance degree.

      Steven H. Core. Mr. Core became a governor and Vice President of Operations of us in November 2002. He currently works for us on a part-time, unpaid basis and does not plan to become a full-time employee until we close on this offering. Mr. Core has over 30 years of agricultural business management experience. Since January 2002, Mr. Core has served as a consultant to Fagen, Inc. on new ethanol plant construction. Between 1994 and 2002, he served as General Manager of Corn Plus, a Winnebago, Minnesota ethanol producer. During his tenure, he supervised a staff of 34 employees that produced 44.0 million gallons of ethanol annually. Between 1983 and 1994, he served in various management capacities (most recently as Agronomy, Credit and New Ventures Manager) with Grain Land Coop., a $90 million Delavan, Minnesota agricultural cooperative with six locations. Mr. Core is also a member of the Board of Directors of the Renewable Fuels Association and is a member of the Minnesota Ethanol Coalition and the Corn Growers Association. He received his Associates of Applied Sciences in Agricultural Business degree in 1970 from Eastern Iowa Community College.

      Julie Oftedahl-Volstad. Ms. Oftedahl-Volstad has been farming along the Yellow Medicine River near Hanley Falls, Minnesota since 1978 on a farm homesteaded in 1873 by her great-greatgrandfather. She farms in partnership with her three brothers and parents, principally growing corn and soybeans. She has a degree in Sociology from Southwest State University. She is an active member of Yellow Medicine

Lutheran Church and has served on the church council in the past. She is also on the board of Neighbors United Resource Center, a support organization.

      Steve Lindholm. Since 1996, Mr. Lindholm has served as President of the Granite Falls Bank. He has also served as President of the Farmers & Merchants State Bank of Clarkfield since 1988. He and his spouse are majority owners of the two banks. Mr. Lindholm is a graduate of the Ag Bank Management School at the University of Iowa-Ames. He is a former member of the American Bankers Association Agricultural Committee, the former Chairman of the Minnesota Bankers Association Agricultural Committee and immediate past President of the Granite Falls Chamber of Commerce. He currently serves as a director of Project Turnabout in Granite Falls and of the Children’s Home Society of Minnesota in St. Paul.

      Myron D. Peterson. Mr. Peterson farms with his four brothers and their families in a family farm partnership established in 1972, growing about 3,600 acres of corn and soybeans in western Renville County. Mr. Peterson has served seven years as a director of the Minnesota Corn Growers Association Board, serving most recently as membership chairman and County Plot chairman. He has been a supervisor for Hawk Creek Township for the past 24 years and County Township Secretary-Treasurer for Renville County for 21 years. He is also a member of the Monsanto Corn Growers Advisory Council. Mr. Peterson has served two terms on Our Saviors Lutheran Church Council in Sacred Heart, Minnesota and was Council President for two years. He has also been past member of the Minnesota State Planning Agency Task Force on Ag-Land Preservation.

      Shannon Johnson. Mr. Johnson has been farming in eastern Yellow Medicine County since 1976. He produces corn, soybeans and sugar beets on 1,000 acres. He is co-owner and secretary of a swine farrow to finish partnership and currently serves as the Hazel Run Township clerk and on the Hazel Run Lutheran Church council. He is a Yellow Medicine County Corn board member and a Soybean Growers member.

Project Coordinator

      In addition to our executive officers and governors, Robin W. Spaude serves as our project coordinator. Prior to joining us, Mr. Spaude was employed for 31 years by Plews/ Edelmann, a division of the Gates Rubber Company, most recently as Manufacturing and Engineering Manager with multi-plant manufacturing and engineering responsibilities in the U.S. and Mexico. He played a key role in the business growth of his division from $24 million in 1990 to $85 million by 1997 via acquisition, consolidation, and lean-manufacturing strategies. Mr. Spaude is a retired Army Reserve Officer with 21 years service in ordinance and logistics branches, a senior member of the Society of Manufacturing Engineers (SME) and, since 1988, has served the Granite Falls community as Chairman of the Granite Falls Airport Commission. He is a 1969 graduate of the Minnesota West Community and Technical College in Granite Falls with an Associate Degree in Industrial Drafting Technology and has completed numerous continuing education courses in engineering and business management from Southwest State University in Marshall, Minnesota, as well as corporate training seminars.

Governor Compensation

      Currently, we are paying no fees to our current governors. All of our governors, officers and employees will receive reimbursement for expenses incurred by them on behalf of us. After the close of this offering, we may begin to pay each governor fees for attendance at board and committee meetings. We have not yet determined any particular amount of compensation.

Committees of the Board of Governors

      We have not yet established any committees. Prior to closing on this offering, we expect to create an audit committee consisting of independent members of the Board of Governors. We may establish a compensation committee after this offering closes.

Employment Agreements

      We have no employment agreements with any executive officer or governor. We may in the future enter into employment agreements with our executive officers or other employees that we may hire. We have a month-to-month agreement for Mr. Spaude’s services.

PRINCIPAL MEMBERS

      The following table presents the names and other information about beneficial or record owners of more than five percent (5%) of our membership units as of the date of this prospectus.

Five Percent Beneficial Ownership

Name and Address	No. of Units	Percentage Ownership

		Before Offering	After Offering

			Minimum	Maximum

Fagen, Inc.
501 West Highway 212
Granite Falls, MN 56241	170	12.0%	0.9%	0.5%

Farmers Coop Oil Co.
Second Avenue West
Echo, MN 56237	100	7.1%	0.5%	0.3%

Paul Enstad
2448-540th Street, Suite 1
Granite Falls, MN 56241	90	6.4%	0.5%	0.3%

Agri-Investments, LLC
P.O. Box 159
Granite Falls, MN 56241	78	5.5%	0.4%	0.2%

      The following table describes the ownership of membership units by our governors and officers and by all of our governors and officers as a group as of the date of this prospectus. Members of the Board and our management do not hold any outstanding options or other convertible securities giving them a right to additional membership units.

Units Beneficially Owned By Governors and Officers(1)

Name	No. of Units	Percentage Ownership

		Before Offering	After Offering

			Minimum	Maximum

Paul Enstad(2)(3)	90	6.4%	0.5%	0.3%
Scott Dubbelde(3)	55	3.9%	0.3%	0.2%
Steven H. Core	20	1.4%	0.1%	0.1%
Julie Oftedahl-Volstad	25	1.8%	0.1%	0.1%
Steve Lindholm(4)	45	3.2%	0.2%	0.1%
Myron D. Peterson(5)	25	1.8%	0.1%	0.1%
Shannon Johnson	35	2.5%	0.2%	0.1%
All governors and officers as a group (seven persons)(2)(3)(4)(5)	250	17.6%	1.3%	0.8%

(1)	The address of each individual is in care of us at 2448-540th Street, Suite 1, Granite Falls, MN 56241.

(2)	Includes 20 membership units purchased by the Enstad Brothers partnership.

(3)	Includes 45 membership units purchased by the Farmers Cooperative Elevator Company, of which Mr. Dubbelde is general manager and Mr. Enstad is a director.

(4)	Represents membership units purchased by Granite Falls Bank, of which Mr. Lindholm is President and majority owner with his spouse.

(5)	Represents membership units purchased by Peterson Partners.

CERTAIN TRANSACTIONS AND CONFLICTS OF INTEREST

      Conflicts of interest may arise in the future as a result of the relationships between and among our members, officers, governors and their affiliates, although our officers and governors have fiduciary duties to us. We do not have a committee of independent governors or members or an otherwise disinterested body to consider transactions or arrangements that result from conflicts of interest. Our Operating and Member Control Agreement permits us to enter into agreements with governors, officers, members and their affiliates, provided that any such transactions are on terms no more favorable to the governors, officers, members (or their affiliates) than generally afforded to non-affiliated parties in a similar transaction. A majority of our governors who are disinterested in such a transaction must approve the transactions and conclude that it was negotiated at arms’ length and is in the best interests of us.

      We consider each of our governors, Fagen, the City of Granite Falls and the Farmers Cooperative Elevator Company to be our founders and promoters. We have engaged, or plan to engage, in the following transactions involving our founders, governors and officers and their affiliates:

      Unit Purchase Transactions. We have issued membership units to our governors, founders and officers in transactions approved by our governors. In January 2002, Messrs. Enstad and Johnson and Ms. Oftedahl-Volstad, along with the Granite Falls Bank, the Farmers Cooperative Elevator Company and Peterson Partners, each purchased 25 membership units for $5,000, or $200 per unit. The President and majority co-owner of Granite Falls Bank is Mr. Lindholm. Mr. Dubbelde is the general manager, and Mr. Enstad is a director, of the Farmers Cooperative Elevator Company. Mr. Peterson is a partner of Peterson Partners. Messrs. Enstad, Johnson, Lindholm, Dubbelde and Peterson and Ms. Oftedahl-Volstad are our governors. At the same time, we sold Fagen 50 membership units for $25,000, or $500 per unit.

      Between October and December 2001, the City of Granite Falls loaned us $72,800 to assist us with the organization of our business and our initial feasibility review of our proposed ethanol plant. The loans bear interest at 7% per annum. Originally, the loans were due in January 2003. In July 2002, the City extended the due date on the loans to January 2004. However, the loans are forgiven based on particular job creation goals upon completion of the ethanol plant. In any event, in August 2002, the City converted $25,000 of its loans and the accrued interest into 50 membership units.

      Between March and July 2002, we conducted a private placement of membership units at $500 per unit. Messrs. Dubbelde and Johnson each purchased 10 units, Granite Falls Bank, the Farmers Cooperative Elevator Company, Mr. Core and the Enstad Brothers Partnership (of which Mr. Enstad is a partner) each purchased 20 units and Fagen purchased 120 units, in the private placement on the same terms as other purchasers. Mr. Core became one of our governors and our Vice President of Operations in November 2002 and is a consultant to Fagen.

      Banking Transactions. Granite Falls Bank, an affiliate of our governor, Mr. Lindholm, serves as escrow agent for us in connection with the offering. We also use the bank as our regular depository institution. In addition, we expect the bank to make a proposal for lending us some or all of the debt financing for our project. Although Mr. Lindholm will not participate as a governor in our decisions regarding the bank, he will negotiate with us on behalf of the bank. This presents a potential conflict of interest when advising us regarding contracts and agreements that we must enter into with the bank.

      Operations Transactions. The Farmers Cooperative Elevator Company (affiliated with our governors, Messrs. Enstad and Dubbelde) plans to build a new facility on property it plans to acquire adjacent to our plant site. We plan to purchase our entire requirements for corn from the elevator if the facility is built. We also have drilled a well on property currently owned by the elevator about a mile from our plant site and plan to pipe groundwater from the elevator’s property to our plant site. We may also engage the elevator to serve as our commodities manager to manage our corn supply and hedging position. Although Messrs. Enstad and Dubbelde will not participate as governors in our decisions regarding the Farmers Cooperative Elevator Company, Mr. Dubbelde will negotiate with us on behalf of the Farmers Cooperative Elevator Company. This presents a potential conflict of interest when advising us regarding contracts and agreements that we must enter into with it.

      Construction Transactions.  In July 2002, we entered into a revised letter of intent with Fagen in which Fagen would provide services to us in connection with our plan to build our ethanol plant. Fagen is a member of us and our Governor and Vice President of Operations. Mr. Core, is a consultant to Fagen. Under the terms of the letter of intent, Fagen agrees to enter into definitive agreements to provide design and construction related services to us. The letter of intent does not constitute a binding agreement, but the parties are obligated to enter into good faith negotiations to prepare definitive agreements. Prior to negotiating definitive agreements, any party could withdraw from the terms of the letter of intent.

      Under the letter of intent, Fagen agrees to:

•	design and build our proposed ethanol plant in accordance with a design build contract, to be agreed upon and

•	assist us in identifying appropriate operational management for the plant.

      Under the letter of intent, we have agreed to pay Fagen approximately $43,050,000. We expect that Fagen will act as our general contractor.

      Although Mr. Core will not participate as a governor in our decisions regarding Fagen, his position as a consultant presents a potential conflict of interest when advising us regarding contracts and agreements that we must enter into with Fagen.

      We may need to obtain a construction permit for our plant from the City of Granite Falls.

      Additional conflicts of interest could arise in the situations described below:

•	We may engage in transactions with our governors or officers or their affiliates for the purchase of corn and the sale of distillers grains, although these transactions will be on the same terms and conditions as with non-affiliated persons or entities. Members will have no right to individually enforce the obligations of our governors or officers or their affiliates in our favor.

•	Our governors’ decisions regarding various matters, including expenditures that we make for our business, reserves for accrued expenses, including officers salaries and reimbursement of governors’ expenses, loan covenants, capital improvements and contingencies will affect the amount of cash available for distribution to members.

•	We will reimburse our governors for out-of-pocket expenses relating to our business. We do not have a reimbursement policy or guideline for determining what expenses will be reimbursed. We will review and reimburse all reasonable expenses that governors submit to us.

•	We have retained counsel that has assisted us in various aspects of our formation and development. We have not retained separate counsel on behalf of unit holders.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

      Our Operating and Member Control Agreement provides that no governor or officer is personally liable to us or our members for monetary damages for any act or omission based upon errors of judgment or other fault in connection with our business or affairs if the Board determines that the course of conduct was in our best interest and did not result from the negligence or misconduct of the governor or officer.

      Our Operating and Member Control Agreement also provides that we must indemnify our governors and officers to the fullest extent permitted by law. However, a governor or officer is not entitled to indemnification under our Operating and Member Control Agreement if a court determines that the losses or liability resulted primarily from the negligence or misconduct of the governor or officer.

      We have no pending, and are unaware of any threatened, litigation or proceeding involving any of our governors, officers or employees as to which indemnification is being or may be sought.

DESCRIPTION OF MEMBERSHIP UNITS

Membership Units

      Ownership rights in us are evidenced by membership units. Each membership unit represents a pro rata ownership interest in our capital, profits, losses and distributions and the right to vote and participate in our management as provided in our Operating and Member Control Agreement. We maintain a membership register with the name, address, capital contributions and number of units held by each member at our principal office. There are no limits under our Articles of Organization or our Operating and Member Control Agreement on the total amount of membership units that our Board of Governors may issue.

Maximum Ownership Percentage

      Under our Operating and Member Control Agreement, no member can own more than 40% of the total issued and outstanding membership units. The calculation of your 40% limitation includes the number of membership units owned by you and your affiliates.

No Cumulative Voting for Members

      Each membership unit is entitled to one vote per unit on all matters, including the election of governors.

No Preemptive Rights

      Our Operating and Member Control Agreement denies preemptive rights our members. This means that if we decide to issue additional membership units in the future, we do not need to offer additional units to you to allow you to maintain your proportionate share of our units. The issuance of additional membership units would then dilute your percentage of membership interests in us. If we sell additional membership units, the sale price may be higher or lower than what you are paying in this offering and, depending on the value of the units at the time of issuance, may dilute the value of your membership units.

Change of Control Limitations

      There are limitations on the acquisition of our membership units and changes in control of us. Our Operating and Member Control Agreement contains provisions that could delay, defer or prevent a change in control of us, including the following:

•	Ownership Limit. Under our Operating and Member Control Agreement, no member can own more than 40% of the total issued and outstanding membership units. This limitation may have the effect of precluding a change in control of us by a third party, even if the change of control would be at a premium price for our members, or otherwise be in their best interests.

•	Staggered Board. Our Board of Governors consists of between five and 13 members. Our current seven governors are divided into one class of three governors and two classes of two governors each,

with each class serving staggered three-year terms. The classification of the Board of Governors into three classes will make it more difficult for members to change the composition of the Board of Governors because only a minority of the governors can be elected at once. The staggered Board could also discourage a third party from attempting to obtain control of us, even though this attempt might be beneficial to our members.

•	Limitations on Amending the Operating and Member Control Agreement. Upon closing of this offering, our Operating and Member Control Agreement may be amended to adversely affect the rights of members only upon an affirmative vote of a majority in interest of the members. This voting requirement for amending our Operating and Member Control Agreement make it more difficult to change the above restrictions that impede or prevent a change of control of us.

•	Restrictions on Calling a Special Meeting of Members. Our Operating and Member Control Agreement permits a special meeting of members to be called by the Chairman of the Board or by any three governors. If neither the Chairman nor three governors will call a special meeting, our Operating and Member Control Agreement requires written demand by members holding at least 10% of our outstanding membership interests to call a special meeting. This requirement may make it more difficult for members holding small amounts of membership interests to effect the call of a special meeting of members.

Restrictive Legend on Membership Certificate

      We will place on your membership certificate or any other document evidencing ownership of our membership units, restrictive legends similar to the following:

The sale, pledge, hypothecation, assignment or transfer of the ownership interest represented by this CERTIFICATE OF OWNERSHIP is subject to the terms and conditions of the Operating and Member Control Agreement of Granite Falls Community Ethanol Plant, LLC, as amended from time to time. Copies of the Operating and Member Control Agreement may be obtained upon written request to the Board of Governors of Granite Falls Community Ethanol Plant, LLC.

RESTRICTIONS ON TRANSFER OF UNITS

      For the reasons described below, you should invest in us only if you can afford an illiquid investment and do not intend to resell or transfer your membership units.

      We have restricted your ability to transfer your membership units to ensure that we are not deemed a “publicly traded partnership” and thus taxed as a corporation. Under our Operating and Member Control Agreement, no transfers may occur without the approval of the Board of Governors. The Board of Governors will only permit transfers that fall within “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code. These include:

•	transfers by gift,

•	transfers upon the death of a member,

•	intra-family transfers and

•	other transfers during the tax year that in the aggregate do not exceed 2% of the total outstanding membership units.

      Any transfer in violation of the publicly traded partnership requirements or without the prior consent of the Board will be null and void.

SUMMARY OF OPERATING AND MEMBER CONTROL AGREEMENT

      Your rights and obligations as a member of us will be governed by our Operating and Member Control Agreement. A copy of our Operating and Member Control Agreement is attached to this prospectus as Appendix A. Before buying any membership units, you should carefully study the Operating and Member Control Agreement in its entirety. The following is a summary of the material terms and provisions of the Operating and Member Control Agreement, which govern us and our members. This summary is qualified in its entirety by reference to the full text of the Operating and Member Control Agreement, and in the event of a conflict or apparent conflict between this summary and the full text of the Operating and Member Control Agreement, the Operating and Member Control Agreement controls. The following provisions of our Operating and Member Control Agreement are summarized in greater detail elsewhere in this prospectus:

•	For distributions, please see “Distribution Policy,”

•	For limitation of liability and indemnification of governors and officers, please see “Limitation of Liability and Indemnification Matters” and

•	For federal income tax issues, please see “Federal Income Tax Consequences of Owning Our Membership Units.”

Organization and Duration

      We were organized on December 29, 2000 as a Minnesota limited liability company. We will continue to operate until our members or a court determines that we should dissolve, liquidate and wind up our business.

Purpose

      Our purpose is to construct, own and operate an ethanol plant. In addition, we may engage in any other business or activity as long as our governors approve the activity, and it does not violate Minnesota law. We may engage in any transactions that are necessary, appropriate and proper to further our purpose.

Meetings

      Under our Operating and Member Control Agreement, our annual meeting of members must be held between January 1 and June 30 each year to transact business which comes before the meeting. Starting in 2003, we currently intend to hold annual meetings of the members in June. Special meetings of the members may be called:

•	by the Chairman of the Board,

•	by any three governors or

•	by member(s) holding 10% of the outstanding membership units.

      Special meetings will be held at our principal place of business or elsewhere as the notice of the meeting directs. You may attend any meeting in person or by proxy. Written notice to all members stating the date, time and place of the meeting and a description of the purpose(s) of the meeting must be mailed not fewer than 15 nor more than 60 calendar days before the date of the meeting. Members holding at least 40% of our membership units, represented in person or by proxy, constitutes a quorum at any meeting of members.

Rights and Obligations of Members

      The dissolution and winding up of us requires the approval of members required under the Minnesota limited Liability Company Act. Minnesota law currently requires consent of the holders of a majority of all membership units to dissolve and wind up a Minnesota limited liability company.

      The members shall further have the right, by the affirmative vote of members holding at least a majority of our membership units, to approve the following actions:

•	the sale, exchange or other disposition of all, or substantially all, of our assets (other than in our ordinary course of business) which is to occur as part of a single transaction or plan and

•	the merger or consolidation of us with another entity.

      Individual members do not have the authority or power to act for or on our behalf, to do any act that would be binding on us or to incur any expenditures on behalf of us.

      You do not have the right to withdraw from us as a member except as permitted in our Operating and Member Control Agreement under Section 10 covering transfers of membership interests. You do not have preemptive rights to acquire any additional membership units or other interest in us.

Access to Books and Records

      Upon five business days written notice to us, you may inspect and copy during regular business hours at our principal office some of our records, including:

(i) Articles or Restated Articles of Organization and all amendments thereto currently in effect;

(ii) Operating and Member Control Agreement and all restatements and amendments thereto currently in effect;

(iii) Minutes of all member meetings and records of all action taken by members without a meeting for the past three years;

(iv) All written communications to the members generally within the past three years;

(v) Annual financial statements that include a balance sheet as of the end of the fiscal year, an income statement for that year and a statement of changes in members’ equity for that year unless such information appears elsewhere in the financial statements, along with the accountant’s report if the annual financial statements are reported upon by a public accountant;

(vi) A list of the names and business addresses of our current governors and officers and

(vii) The most recent annual report delivered by us to the Minnesota Secretary of State.

      You may be entitled by law to inspect and copy other records. Depending upon the records you seek to inspect or copy, you may need to demonstrate that your inspection or copying is in good faith and for a proper purpose.

Member Liability

      Your liability is limited by our Operating and Member Control Agreement, the Minnesota Limited Liability Company Act and other applicable law. Under our Operating and Member Control Agreement, you are not personally liable for any of our debts or losses beyond your capital contributions except if:

(1) you receive a distribution from us in violation of the Operating and Member Control Agreement or

(2) we are unable to pay our debts in the ordinary course of business after making a distribution to you.

In these cases, you remain liable to us for two years after the distribution for the amount of the improper distribution.

Management

      Our Board of Governors manages, directs and controls our business and affairs. Except for situations in which the approval of the members is required by our Operating and Member Control Agreement or by applicable law, the Board has the full and complete authority, power and discretion to manage and control our business, affairs and properties, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to management of our business.

      Our Board of Governors currently has seven members divided into one class of three governors (Class I) and two classes of two governors each. Class I directors will stand for reelection at our 2003 annual meeting of the members. Our Class II governors will stand for reelection in 2004 and our Class III governors will stand for reelection in 2005. All governors will be elected for three-year terms.

      Each governor will hold office for his or her respective term until his or her successor is elected and qualified. Governors do not need to be Minnesota residents or members of us. The Board’s power and authority includes, but is not limited to, the right to take the following actions on behalf of us:

(a) expend company funds in connection with the operation of our business or otherwise pursuant to the Operating and Member Control Agreement;

(b) employ and dismiss from employment any and all employees, agents, independent contractors, attorneys and accountants;

(c) prosecute, settle or compromise all claims against third parties, compromise, settle or accept judgment on, claims against us and execute all documents and make all representations, admissions and waivers in connection therewith;

(d) borrow money on our behalf from any person, issue promissory notes, drafts and other negotiable and nonnegotiable instruments and evidences of indebtedness and secure payment of the principal of any such indebtedness and the interest thereon by mortgage or pledge of our property, whether at the time owned or thereafter acquired;

(e) hold, receive, mortgage, pledge, lease, transfer, exchange, otherwise dispose of, grant options with respect to, and otherwise deal in the exercise all rights, powers, privileges and other incidents of ownership or possession with respect to all property of whatever nature held or owned by, or licensed to, us;

(f) lend any of our property with or without security;

(g) have and maintain one or more offices within or outside of Minnesota;

(h) open, maintain and close bank accounts and money market mutual funds accounts, and draw checks and other orders for the payment of monies;

(i) engage accountants, custodians, consultants and attorneys and any and all other agents and assistants (professional and nonprofessional) and pay such compensation in connection with such engagement that the Board of Governors determines is appropriate;

(j) enter into, execute, make, amend, supplement, acknowledge, deliver and perform any and all contracts, agreements, licenses, and other instruments, undertakings and understandings that the Board determines is necessary, appropriate or incidental to carrying out our business;

(k) establish one or more committees of the Board, including an audit committee in compliance with federal securities laws and a compensation committee;

(l) file a petition in bankruptcy on our behalf; and

(m) delegate to the Chairman, President and other officers such responsibility and authority as the Board deems necessary or appropriate from time to time.

      Members of the Board must perform their duties as governors in good faith and in a manner he or she reasonably believes to be in our best interests. Each member of the Board must use such care as an ordinarily prudent person in a like position would use under similar circumstances.

      The Board does not, in any way, guarantee the return of your capital contributions or a profit for you from our operations. The Board is not be liable to us or to any member for any loss or damage sustained by us or our members, unless the loss or damage results from gross negligence or willful misconduct in the performance of their duties as governors.

      A governor may resign at any time by giving written notice to our Board. The resignation takes effect upon our receipt of the notice or at a later time if specified in the notice. We need not accept the resignation for it to take effect. The resignation of a governor who is also a member does not affect the governor’s rights as a member and does not constitute a withdrawal of a member.

      At a meeting called expressly for that purpose, a governor may be removed at any time, with or without cause, by the affirmative vote of members holding a majority of the membership units. The removal of a governor who is also a member also does not affect the governor’s rights as a member and does not constitute a withdrawal of a member.

Allocations of Profits and Losses

      We will allocate our profits and losses to you according to your membership interest, as periodically adjusted. Generally, this will be in proportion to the number of membership units you own. The Board will determine whether to distribute or retain the profits. The Board may agree to distribute cash to the members irrespective of profits. The Board may agree to distribute in kind property held by us.

Capital Accounts and Distributions

      You will have a capital account on our books. We will credit your capital account with the following:

(i) the cash and the fair market value of any property other than cash contributed by you to our capital;

(ii) your allocable share of profits and any items of income or gain which are specially allocated to you; and

(iii) the amount of any company liabilities assumed by you which are secured by any of our property distributed to you.

      We will debit your capital account for the following:

(i) the cash and the fair market value of any property other than cash distributed to you;

(ii) your allocable share of losses and any items of expense or loss which are specially allocated to you; and

(iii) the amount of any of your liabilities assumed by us or which are secured by any property contributed by you to us.

      We will distribute information regarding individual members’ capital accounts on an annual basis in connection with the distribution of tax reporting information. In addition, we will distribute annual reports to you in accordance with state and federal laws and will file quarterly reports with the SEC as required under applicable laws. You may request, in writing, copies of our quarterly reports.

Transfer of Interests

      You may not transfer all or any portion of your interest under any circumstance without the prior written consent of our Board of Governors. Our Board may withhold consent in its sole discretion. The Board will not approve any transfer if the Board determines the transfer would cause us to be treated as a “publicly traded partnership.” Transfers that violate any restrictions of the Operating and Member Control Agreement or applicable law are null and void with no force or effect whatsoever, and the intended transferee will not acquire any rights in the membership unit. You must submit a written request to transfer your membership units to the Board of Governors describing the terms of the proposed transfer.

Notwithstanding the receipt of such request, the Board of Governors cannot guarantee that the request will be honored by the requested transfer date, if at all.

      Subject to the 40% maximum ownership limitation set forth in the Operating and Member Control Agreement and subject to Board approval, the following transfers are “permitted transfers:”

(a) a “block transfer,” which is a transfer by a member and any related persons (as defined in the Internal Revenue Code) in one or more transactions during any 30 calendar day period of interests representing in the aggregate more than 2% of the total interests in us;

(b) a transfer or series of related transfers by one or more members (acting together) which involves the transfer of 50% or more of the outstanding units;

(c) a transfer effected through a qualified matching service; or

(d) a transfer by gift or bequest only to a spouse or child of the transferring member, or to a trust established for the benefit of such spouse or child, or to an existing member of us upon 10 days’ prior written notice to us of such gift or bequest.

      No sales or transfers, including permitted transfers, may be made without prior Board approval.

      The Board of Governors, in its sole discretion, may also require the following prior to the approval of any transfer of membership units:

•	an opinion of counsel (whose fees and expenses shall be borne by the transferor) satisfactory in form and substance to the Board that such transfer may be lawfully made without registration or qualification under applicable state and federal securities laws, or such transfer is properly registered or qualified under applicable state and federal securities laws, and if requested by us, that the transfer will not cause us to be treated as a publicly traded partnership;

•	such documents and instruments of conveyance executed by the transferor and transferee as may be necessary or appropriate in the opinion of counsel to us to effect the transfer, except that in the case of a transfer of units involuntarily by operation of law, the transfer shall be confirmed by presentation of legal evidence of such transfer, in form and substance satisfactory to us;

•	the transferor’s membership certificate;

•	the transferee’s taxpayer identification number and sufficient information to determine the transferee’s initial tax basis in the interest transferred, and any other information reasonably necessary to permit us to file all required federal and state tax returns and other legally required information statements or returns;

•	evidence satisfactory in form and substance to the Board that the transferee meets the maximum unit ownership limitations; and

•	other conditions on the transfer of units adopted by the Board from time to time as it deems appropriate.

Fair Market Value

      Fair market value of a membership interest on any date will equal the most recent fair market valuation determination of the per membership unit value by the Board in good faith. In making the calculation, the Board will apply a basis as consistent as practicable from period to period. The Board may, in its sole discretion, employ the advice of independent and qualified professionals in the determination of the fair market value, but is not under any obligation to do so. The fair market value of our membership units shall be determined at least annually. Valuations are generally performed, at the discretion of the Board, as of the end of each of our fiscal years at the annual meeting of the Board. However, the Board, in its sole discretion, may have fair market valuations of us performed at any time or from time to time during any year. Except as otherwise specifically provided in the Operating and Member Control Agreement, the Board will use the results of the most recent valuation in determining the fair market value of a membership interest. No member or any party other than the Board may require or request that a new or more recent valuation be performed for purposes of determining the fair market value of us or a membership interest. The Board will not establish the fair market value more than four times during our taxable year.

Transfer Upon Death of a Member

      If you die, your estate or personal representative may request that we repurchase your interest within 120 days after your death. We are not obligated to repurchase your membership units and we cannot assure you that we would have sufficient liquidity to agree with any request for redemption, or that the Board of Governors in its discretion would agree to use our cash on hand for this purpose. If we elect to make a redemption, the purchase price is the fair market value of your interest in effect as of the date of your death. Your estate or personal representative may exercise this right by providing written notice to us within 120 days after the date of your death. We will not repurchase this interest earlier than 60 days after we receive timely notice of the repurchase request. Transfers upon death are subject to a determination by the Board that the transfer will not cause us to be deemed a publicly traded partnership.

Payment Terms

      If the purchase price for an interest transferred due to death exceeds $5,000, we may pay for the interest purchased by paying $5,000 at closing and executing a promissory note for the balance of the purchase price. We must pay the promissory note in five equal annual installments due on the anniversary date of the closing. The promissory note will accrue interest at a rate determined by the Board. This rate will not be less than the then current prime rate established by a major bank selected by the Board for loans to such bank’s most creditworthy commercial borrowers. We may prepay the promissory note, in whole or in part, at any time without penalty or premium. We may increase the purchase price by the amount of any indebtedness owed the selling member by us, or deduct any indebtedness owed us by the selling member, or both. Upon the sale of an interest by a member, all rights of the member with respect to the interest, including the right to vote such interest and to receive distributions, terminate except for the member’s right to receive payment.

Effective Date of Transfers

      The effective date for any transfer of membership unit will be the day of the month and year:

(i) in which the transfer occurs (as reflected by the form of assignment) and

(ii) the transferee’s name and address and the nature and extent of the transfer are reflected in our records.

However, the effective date of a transfer for purposes of allocation of profits and losses and for distributions is determined as described below.

      The Board may establish interim periods in which transfers may occur for purposes of making allocations of profits, losses and distributions. If the Board does this, it will provide members reasonable notice of the interim transfer periods and advance notice of any change to the interim transfer periods.

      Members may transfer their membership interests at any time, and not just within the interim transfer periods, subject to the prior written approval of the Board for all transfers. However, with respect to the allocations of profits and losses and distributions, the Board will use the interim transfer periods as the effective date for adjusting capital accounts and/or making distributions. For purposes of making allocations of profits and losses, and distributions, we will use the interim closing of the books method (rather than a daily proration of profit or loss for the entire period) and recognize the transfer as of the first day following the close of the interim transfer period in which the member complied with the notice, documentation and information requirements of Section 10 of the Operating and Member Control Agreement. All distributions on or before the end of the applicable interim transfer period in which such requirements have been substantially complied with will be made to the transferor. All distributions thereafter will be made to the transferee. The Board may adopt other reasonable methods and/or conventions with respect to allocations and distributions.

Redemption of a Member’s Units

      You may request a repurchase of your membership units by us upon 60 calendar days’ prior written notice to the Board of Governors. The redemption price will be the fair market value of your interest in effect as of the date of receipt of your request for redemption. We are not obligated to repurchase your membership units. We cannot assure you that we would have sufficient liquidity to agree with any request for redemption or that the Board of Governors in its discretion would agree to use our cash on hand for this purpose. The redemption must be approved by the Board and the redemption must comply with all applicable IRS regulations.

      Upon any approved redemption, you will receive a payment equal to the fair market value of your interest in us as of the effective date of the redemption. However, if our remaining members agree to dissolve us, you will receive your share of our assets instead of a redemption payment. Redemption transfers are subject to a Board determination that the transfer will not cause us to be deemed a publicly traded partnership.

Dissolution and Winding Up

      Our dissolution and winding up requires the approval of members holding a majority of the membership units. The Board is responsible for winding up our affairs if dissolved. Unless prohibited by Minnesota law, if we dissolve, the Board will distribute our assets in the manner described below. The Board is authorized to do all acts authorized by law to wind up our affairs, including, the right to sell our assets or to distribute our assets in kind to the members.

      We will determine the fair market value of our assets, including the value of any real or personal property held by us, in accordance with the terms of the Operating and Member Control Agreement.

      The Board will distribute our assets in the following manner and order:

(1) to the claims of all of our creditors, including members who are creditors, to the extent permitted by law, in satisfaction of our liabilities, other than liabilities for distributions to members;

(2) to members and former members in satisfaction of liabilities for distributions, pursuant to the Minnesota Limited Liability Company Act; and

(3) to the members with positive capital account balances generally in accordance with their percentage membership interests.

      If you are entitled to a distribution of any of our assets upon dissolution, you will receive your share of these assets in cash unless you elect to receive a distribution of property. Therefore, the portion of the share received in cash may vary from member to member. If we cannot return the full amount of your capital contribution, you have no recourse against the Board of Governors, us or any other member.

      In the discretion of the Board, a pro rata portion of the distributions that would otherwise be made to the members upon dissolution may be:

•	distributed to a trust established for the benefit of the members for the purposes of liquidating company assets, collecting amounts owed to us and paying any contingent or unforeseen liabilities or obligations of ours or of the members arising out of or in connection with us. The Board will distribute the assets of this trust to the members from time to time, in the reasonable discretion of the Board, in the same proportions as the amount distributed to the trust by us would otherwise have been distributed to the members; or

•	withheld to provide a reasonable reserve for company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to us, provided that such withheld amounts shall be distributed to the members as soon a practicable.

      You will have no liability to us, to the other members or to our creditors on account of any deficit balance in your capital account balance except to the extent your deficit arises from your failure to contribute the full amount of your agreed upon capital contribution or any additional agreed upon capital contribution.

Amendments

      Currently, our Board may adopt amendments to our Operating and Member Control Agreement upon the affirmative vote of two-thirds of the Board members. Upon closing of this offering, the Board may only make amendments not adversely affecting the members. Our members may also amend the Operating and Member Control Agreement upon an affirmative vote of the holders of a majority of the membership units.

INCOME TAX CONSIDERATIONS
OF OWNING OUR MEMBERSHIP UNITS

      This summary discusses the material federal income tax considerations that we reasonably expect to affect investors’ investment in our units. This summary assumes that investors are individuals. It does not generally discuss the federal income tax consequences to corporate taxpayers, tax-exempt pension or profit-sharing trusts or IRAs, foreign taxpayers, estates, or taxable trusts or to transferees of units.

      This summary constitutes the opinion of our counsel, Messerli & Kramer P.A., of the principal federal income tax consequences that are expected to arise from the an investment in our units. Our counsel has informed us of the following: (a) the opinion extends only to matters of law and does not extend to matters of fact; (b) with limited exceptions, the opinion relates only to individual citizens and residents of the United States and has limited applicability to corporations, trusts, estates or nonresident aliens; (c) the opinion is based upon known facts and existing law and regulations as of the date of this opinion, all of which are subject to change prospectively and retroactively and will not be revised or supplemented as to future changes of law or fact; and (d) the opinion represents an expression of professional judgment and is neither a guarantee of any indicated result nor an undertaking to defend any indicated result should that result be challenged by the Internal Revenue Service. Our counsel has also informed us that this opinion is in no way binding on the Internal Revenue Service or on any court of law.

      Investors are urged to consult their own tax advisors with specific reference to their own tax and financial situations, including the application and effect of state, local and other tax laws and any possible changes in the tax laws after the date of this Prospectus. This section is not to be construed as a substitute for careful tax planning.

      Except as expressly noted, the statements, conclusions, and opinions contained herein are based on existing law as contained in the Internal Revenue Code, Treasury Regulations, administrative rulings and court decisions as of the date of this Prospectus. No rulings have been or will be requested from the IRS concerning any of the tax matters we describe. Accordingly, there can be no assurance that the IRS or a court will agree with the following discussion or with any of the positions taken by us for federal income tax reporting purposes.

Our Tax Status

      We expect to be taxed as a partnership for federal income tax purposes. This means that we will pay no federal income tax. Instead, members will pay tax on their share of our net income. Under Treasury Regulations known as the “check-the-box” regulations, an unorganized entity such as a limited liability company will be taxed as a partnership unless the entity is considered a “publicly traded partnership” or the entity affirmatively elects to be taxed as a corporation. We will not elect to be taxed as a corporation and will endeavor to take such steps as are feasible and advisable to avoid classification as a publicly traded partnership.

      If we fail to qualify for partnership taxation for whatever reason, we will treated as a “C corporation” for federal income tax purposes. As a “C corporation,” we will be taxed on our taxable income at corporate rates (currently a maximum 35% federal rate for taxable revenue in excess of $10 million). Distributions to members would generally be taxed again as corporate dividends. In this case, the members would not report their share of our income, gains, losses or deductions on their tax returns. Because a tax would be imposed upon us as an entity, the cash available for distribution to members would be reduced by the amount of tax paid, which could cause a reduction in the value of our membership units.

Publicly Traded Partnership Rules

      To qualify for taxation as a partnership, we cannot be subject to the “publicly traded partnership” rules under Section 7704 of the Internal Revenue Code. Generally, the Internal Revenue Code provides that a publicly traded partnership will be taxed as a corporation.

      The Internal Revenue Code defines a publicly traded partnership as a partnership whose interests are traded on an established securities market, or are readily tradable on a secondary market (or the substantial equivalent thereof). Although there is no legal authority on whether a limited liability company is subject to the publicly traded partnership rules, we believe that we are subject to the publicly traded partnership rules because we have elected to be classified and taxed as a partnership. We will attempt to avoid treatment as a publicly traded partnership.

      Under Section 1.7704-1(d) of the Treasury Regulations, interests in a partnership are not considered traded on an established securities market or readily tradable on a secondary market unless:

•	the partnership participates in the establishment of the market or the inclusion of its interests thereon or

•	the partnership recognizes any transfers made on the market by redeeming the transferor partner or admitting the transferee as a partner.

      We do not intend to list our membership units on any stock exchange or on the Nasdaq Stock Market. In addition, our Operating and Member Control Agreement prohibits any transfer of membership units without the approval of the Board. The Board will only approve transfers that fall within certain safe harbor provisions of the Treasury Regulations and therefore will not cause us to be classified as a publicly traded partnership. These safe harbor provisions generally provide that interests will not be treated as readily tradable on a secondary market (or the substantial equivalent thereof) if the interests are transferred (i) in “private transfers,” (ii) in qualified redemptions and repurchases, (iii) pursuant to a qualified matching service or (iv) in limited amounts that satisfy a 2% test.

      Private transfers include, among others:

•	transfers such as gifts in which the transferee’s tax basis is determined by reference to the transferor’s tax basis in the interests transferred,

•	transfers at death, including transfers from an estate or testamentary trust,

•	transfers between members of a family (as defined in Section 267(c)(4) of the Internal Revenue Code),

•	transfers from retirement plans qualified under Section 401(a) of the Internal Revenue Code or an IRA and

•	“block transfers,” which are transfers by a member and any related persons (as defined in the Internal Revenue Code) in one or more transactions during any 30 calendar day period of interests representing in the aggregate more than 2% of the total interests in partnership capital or profits.

      Transfers pursuant to a qualified redemption or repurchase are disregarded in determining whether interests are readily tradable on a secondary market if all of the following conditions are met:

(1) the redemption or repurchase cannot occur until at least 60 days after the partnership receives written notice of the member’s intent to exercise the redemption or repurchase right;

(2) either the purchase price is not established until at least 60 days after receipt of such notification, or the purchase price is established not more than four times during the entity’s tax year; and

(3) the sum of the interests in capital or profits transferred during the year (other than in private transfers) cannot exceed 10% of the total interests in partnership capital or profits.

      Transfers through a qualified matching service also are disregarded in determining whether interests are readily tradable. A matching service is qualified only if:

(1) it consists of a computerized or printed system that lists customers’ bid and/or ask prices in order to match members who want to sell with persons who want to buy,

(2) matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest,

(3) the seller cannot enter into a binding agreement to sell the interest until the 15th calendar day after his interest is listed (which date must be confirmable by maintenance of contemporaneous records),

(4) the closing of a sale effected through the matching service does not occur prior to the 45th calendar day after the interest is listed,

(5) the matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price (i.e., non-firm price quotes) or quotes that express an interest in acquiring an interest without an accompanying price (i.e., nonbinding indications of interest) and does not display quotes at which any person is committed to buy or sell a interest at the quoted price (i.e., firm quotes),

(6) the seller’s information is removed within 120 days of its listing and is not reentered into the system for at least 60 days after its deletion and

(7) the sum of the percentage interests transferred during the entity’s tax year (excluding private transfers) cannot exceed 10% of the total interests in partnership capital or profits.

      In addition, interests are not treated as readily tradable if the sum of the percentage interests transferred during the entity’s tax year (excluding private transfers, qualified redemptions and qualified matching service transfers) do not exceed 2% of the total interests in partnership capital or profits.

Flow-Through of Taxable Income — Use of Calendar Year

      Based on our intent to be taxed as a partnership, we do not anticipate that we will pay any federal income tax. Instead, you will be required to report on your income tax return your allocable share of our income, gains, losses and deductions. You must report these amounts regardless of whether you receive any corresponding cash distributions.

      Because we will be taxed as a partnership, we will have our own taxable year separate from the taxable years of our members. Unless a business purpose can be established to support a different taxable year, a partnership must use the “majority interest taxable year” which is the taxable year that conforms to the taxable year of the holders of more than 50% of its interests.

      In our case, the majority interest taxable year is the calendar year. Establishing a valid business purpose for a nonconforming taxable year is difficult. The IRS has ruled that, in determining whether a partnership has established a sufficient business purpose to justify consent to use a nonconforming taxable year, both tax and non-tax factors must be considered. Moreover, the ruling states that, where the use by a partnership of a nonconforming year results in deferral or distortion of income, the non-tax factors must be “compelling.” The examples in the ruling indicate that the IRS is not likely to view many non-tax factors as compelling. Although we may explore the possibility of successfully applying for a nonconforming taxable year, members should assume that we will be required to use the calendar year.

Flow-Through of Taxable Income or Loss

      You must report your share of our income, gains, losses and deductions on your income tax return for your taxable year in or within which our taxable year ends, regardless of whether you received any cash distributions. To illustrate:

•	If you are a calendar year member, you will include your share of our 2003 taxable income or loss on your 2003 income tax return.

•	If you are a member with a June 30 fiscal year, you will report your share of our 2003 taxable income or loss on your income tax return for the fiscal year ending June 30, 2004.

Tax Treatment of Distributions

      Distributions to you generally will not be taxable to you for federal income tax purposes as long as distributions do not exceed your basis in your membership units immediately before the distribution. Cash distributions in excess of your membership unit basis (which are considered unlikely) are treated as gain from the sale or exchange of the membership units under the rules for membership unit dispositions.

Initial Tax Basis of Units and Periodic Basis Adjustments

      Your basis in your membership units will increase to reflect:

•	the amount of cash you contribute or the adjusted basis in any property you contribute;

•	the amount of any depletions (not likely to be relevant);

•	your distributive share of our taxable income and tax-exempt income; and

•	any increase in your share of our debt.

      Your basis in your membership unit basis will decrease (but not below zero) to reflect:

•	the amount of any cash distributed to you or the basis of any property distributed to you;

•	the amount of certain depletion deductions;

•	your distributive share of company losses and nondeductible expenditures that are “not properly chargeable to capital account;” and

•	any reduction in your share of our debt.

      The membership unit basis calculations are complex. You are only required to compute your membership unit basis if the computation is necessary to determine your tax liability. You should maintain accurate records. Typically, basis computations are necessary at the following times:

(1) The end of a taxable year during which we suffered a loss, for the purpose of determining the deductibility of your share of the loss;

(2) Upon the liquidation or disposition of your membership interest and

(3) Upon the nonliquidating distribution of cash or property to you, in order to ascertain the basis of distributed property or the taxability of cash distributed.

      Except in the case of a taxable sale of a membership unit or liquidation of us, exact computations usually are not necessary. For example, if you regularly receive cash distributions that are less than or equal to your share of our taxable income, you will have a positive membership unit basis at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable to you under Internal Revenue Code Section 731(a)(1). The purpose of the basis adjustments is to keep track of your “tax investment” in us, with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of the membership units.

Deductibility of Losses

      Your ability to deduct any losses we allocate to you is determined by applying the following three limitations dealing with basis, at-risk amounts and passive losses.

      Basis. You may deduct an amount not to exceed your adjusted basis in your units pursuant to Internal Revenue Code Section 704(d). If your share of our losses exceeds your basis in your units at the end of any taxable year, these excess losses, to the extent they exceed your adjusted basis, may be carried over indefinitely and deducted to the extent that at the end of any succeeding year your adjusted basis in your units exceeds zero.

      At-Risk Rules. Under the “at-risk” provisions of Section 465 of the Internal Revenue Code, if you are an individual taxpayer (including an individual partner in a partnership) or a closely-held corporation, you may deduct losses from a trade or business activity, and thereby reduce your taxable income from other sources, only to the extent you are considered “at risk” with respect to that particular activity. The amount you are considered to have “at risk” includes money contributed to the activity and certain amounts borrowed with respect to the activity for which you may be liable.

      Passive Loss Rules. Section 469 of the Internal Revenue Code may substantially restrict your ability to deduct losses and tax credits from passive activities. Passive activities include activities conducted by pass-through entities, such as our limited liability company, certain partnerships and S corporations, in which the taxpayer does not materially participate. Losses from passive activities are deductible only to the extent of the taxpayer’s income from other passive activities. Passive activity losses that are not deductible may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a member’s entire interest in us to an unrelated party in a fully taxable transaction. It is important to note that “passive activities” do not include dividends and interest income that normally are considered to be “passive” in nature.

      A material participant is a taxpayer who is involved in our operations on a regular, continuous and substantial basis. Participation in us as an investor only will not result in your treatment as a material participant for tax purposes.

      For members who borrow money to purchase their units, interest expense attributable to the amount borrowed will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation. To illustrate, if a member’s only passive activity is our limited liability company, and if we incur a net loss, no interest expense on the related borrowing would be deductible. If that member’s share of our taxable income is less than the related interest expense, the excess would be nondeductible. In both instances, the disallowed interest would be suspended and would be deductible against future passive activity income or upon disposition of the member’s entire interest in our limited liability company to an unrelated party in a fully taxable transaction.

Alternative Minimum Tax

      If we adopt accelerated methods of depreciation, taxable income for alternative minimum tax purposes might exceed regular taxable income passed through to the members. We cannot guarantee whether you are likely to be adversely affected by this excess alternative minimum taxable income.

Allocation of Income and Losses

      Your distributive share of our income, gain, loss, or deduction for federal income tax purposes generally is determined in accordance with our Operating and Member Control Agreement. Under Section 704(b) of the Internal Revenue Code, however, the IRS will respect our allocation, or a portion of it, only if it either has “substantial economic effect” or is in accordance with the “partner’s interest in the partnership.” If the allocation or portion thereof contained in our Operating and Member Control Agreement does not meet either test, the IRS may reallocate these items in accordance with its determination of each member’s economic interest in us. Treasury Regulations contain guidelines as to whether partnership allocations have substantial economic effect. The allocations contained in the Operating and Member Control Agreement are intended to comply with the Treasury Regulations’ test for having substantial economic effect.

Tax Consequences of Disposition of Units — Recognition of Gain or Loss

      You will recognize gain or loss on a sale of your membership units equal to the difference between the amount realized and your basis in the membership units sold. The amount realized includes cash and the fair market value of other property received plus your share of our debt. Because of the inclusion of debt in basis, you could incur taxes on a sale of us that exceeds your actual proceeds of the sale.

      Gain or loss recognized by you on the sale or exchange of a membership unit held for more than one year generally will be taxed as long-term capital gain or loss. A portion of this gain or loss, however, will be separately computed and taxed as ordinary income or loss under Internal Revenue Code Section 751 to the extent attributable to depreciation recapture or other “unrealized receivables” or “substantially appreciated inventory” owned by us.

Allocations and Distributions Following Unit Transfers

      Our Board, in its sole discretion, may establish interim periods in which membership unit transfers may occur. For purposes of making allocations of profits and losses, and distributions, we will use the interim closing of the books method (rather than a daily proration of profit or loss for the entire period) and recognize the transfer as of the first day following the close of interim transfer period in which the member complied with the notice, documentation and information requirements of our Operating and Member Control Agreement. We will make all distributions on or before the end of the applicable interim transfer period in which such requirements have been substantially complied with to the transferor. We will make all distributions thereafter to the transferee. Our Board the authority to adopt other reasonable methods and/or conventions.

Tax Consequences of Our Dissolution and Liquidation

      Our dissolution and liquidation will involve the distribution to you of the assets, if any, remaining after payment of all of our debts and liabilities. Upon dissolution, your units may be liquidated by one or more distributions of cash or other property. If you receive only cash upon the dissolution, gain would be recognized by you to the extent, if any, that the amount of cash received exceeds your adjusted basis in your units. No gain or loss will be recognized if we distribute our own property in a dissolution. However, since our primary asset likely be the ethanol plant, it is unlikely that we will make a distribution in kind.

Reporting Requirement

      Our Operating and Member Control Agreement contains the requirements for a valid transfer of membership units, including proper documentation and Board approval. In addition, the IRS requires a taxpayer who sells or exchanges a membership unit to notify us in writing within 30 days or, for transfers occurring on or after December 16 of any year, by January 15 of the following year. The IRS reporting requirement is limited to “Section 751(a) exchanges,” which is the sale or exchange of a member’s interest in us, part or all of this interest being attributable to our unrecognized receivables or to inventory items. It is likely that any transfer of our membership units will constitute a Section 751(a) exchange because of the likelihood that at least part of the transferred interest will be attributable to unrealized receivables or inventory items.

      The written notice required by the IRS must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor and, if known, of the transferee and the exchange date. Currently, the IRS imposes a penalty of $50 for failure to file the written notice unless reasonable cause can be shown.

Tax Information to Members

      We will annually provide each member with a Schedule K-1 (or an authorized substitute). Harsh penalties are provided for failure to do so unless reasonable cause for the failure is established. Each member’s Schedule K-1 will set out the holder’s distributive share of each item of income, gain, loss, deduction or credit to be separately stated. Each member must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8062 “Notice of Inconsistent Treatment or Administrative Adjustment Request” with the original or amended return in which the inconsistent position is taken.

IRS Audit Procedures

      Under current IRS rules, the tax treatment of all “partnership items” are determined at the partnership, rather than the individual partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by regulations. Since we will be taxed as a partnership, these rules are applicable to us and our members.

      The IRS may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. But the IRS must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his or her own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement. The IRS rules establish the “Tax Matters Member” as the primary representative of a partnership in dealings with the IRS. The Tax Matters Member must be a “member-manager,” which is a company member who, alone or together with others, is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. In our case, this is a member of the Board of Governors who is also a member of us. Our Operating and Member Control Agreement provides for Board designation of the Tax Matters Member and for default designations if the Board fails to do so. The IRS generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the IRS.

Interest and Penalties on Underpayment of Taxes

      If we incorrectly report your distributive share of our net income, this may cause you to underpay your taxes. If the IRS determines that you underpaid your taxes for any taxable year, you must pay the amount of taxes you underpaid plus interest on the underpayment and possibly certain penalties from the date the tax was originally due. Under recent law changes, the accrual of interest and penalties may be suspended for certain qualifying individual taxpayers if the IRS does not notify you of amounts owing within 18 months of the date you filed your income tax return. The suspension period ends 21 days after the IRS sends the required notice. The rate of interest is compounded daily and is adjusted quarterly.

      Under Section 6662 of the Internal Revenue Code, the IRDS may impose penalties relating to the accuracy of tax returns that are filed. A 20% penalty is imposed with respect to any “substantial understatement of income tax” and with respect to the portion of any underpayment of tax attributable to a “substantial valuation misstatement” or to “negligence.” All of those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.

      An underpayment of taxes is attributable to negligence if the underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless or intentional disregard of the federal income tax rules or regulations. In addition, regulations provide that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer’s return will not necessarily prevent the imposition of the negligence penalty.

State Income Taxes

      Members generally are subject to tax in their state of residence as well as in those states in which we do business if a member’s share of income exceeds the minimum filing requirements. We anticipate doing business in several states which could create a substantial reporting burden for the members. Most states, however, allow “composite reporting” by partnerships and limited liability companies. This means that the entity pays income taxes to the various states and the individual members are relieved of the reporting responsibility in states other than their state of residence.

      We will pay the required income tax to the various states that allow “composite reporting” by us. Members’ states of residence generally will allow a tax credit for state income taxes paid by us for the benefit of the member. For example, a member who is a resident of Minnesota will report his or her entire share of our income, but will receive credit on his or her Minnesota return for taxes paid to Minnesota and other states on his or her behalf. The Minnesota resident member generally will not have to file individually in other states.

      This prospectus makes no attempt to summarize the state and local tax consequences to an investor. You should consult your own tax advisor regarding your state and local tax obligations.

SUBSCRIPTION TO MEMBERSHIP UNITS

The Offer

      We are offering a maximum of 30,000 and a minimum of 18,000 membership units at an offering price of $1,000 per unit. We intend to use the proceeds of this offering to construct an ethanol plant and to operate the plant as a going concern. We require a minimum purchase of five membership units (minimum investment of $5,000).

Offering Price

      Our Board determined the $1,000 per unit purchase price without an independent valuation of the membership units. We established the offering price based on our estimate of capital and expense requirements, not based on perceived market value, book value or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the membership units. The membership units may have a value significantly less than the offering price and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.

Suitability

      Investing in our membership units is highly speculative and very risky. Our membership units are suitable only as a long-term investment and only if you can bear a complete loss of your investment. Our membership units are suitable only for persons of adequate financial means. You can only invest if you can represent to us on your subscription application and agreement that you meet one of the following suitability tests:

(1) You have annual income from whatever source of at least $45,000 and a net worth of at least $45,000, exclusive of home, furnishings and automobiles or

(2) You have a net worth of at least $150,000, exclusive of home, furnishings and automobiles.

      For husbands and wives purchasing jointly, the tests are applied on a joint basis. Even if you represent you meet the suitability standards set forth above, our Board of Governors reserves the right to reject any subscription for any reason, including if the Board determines that the membership units are not a suitable investment for a particular investor.

      We do not expect any public market to develop for the units, which means that it will be difficult to sell them. In addition, our Operating and Member Control Agreement significantly restricts the transferability of membership units and prohibits any sale or transfer without the consent of our Board of Governors. You should not buy these membership units if you need to quickly sell them in the future.

Method of Subscribing

      In order to purchase our units, investors must complete the subscription application and agreement and deliver an executed copy of the signature page to our Operating and Member Control Agreement. A copy is contained in Appendix B to this Prospectus. In the subscription application and agreement, each investor must represent to us, among other things, that, he or she has:

•	received our prospectus and any supplements,

•	agrees to be bound by the Operating and Member Control Agreement and

•	understands that the membership units are subject to significant transfer restrictions.

      The subscription application and agreement also requires information about the nature of ownership of the units, the investor’s state of residence and taxpayer identification or social security number.

      When you subscribe, you must also include a check payable to Granite Falls Bank (GFCEP Escrow Account) for 10% of the purchase price for the membership units you are purchasing. You must additionally sign a promissory note agreeing to pay the 90% balance within 20 days after we send you a written notice to pay. The note is also part of Appendix B to this Prospectus. Amounts due under the promissory note that are not paid timely will accrue interest at a rate of 6% per year, and each investor will agree to reimburse us for amounts spent in collecting those amounts. We will retain a security interest in your units to secure payment of your note. We will send the notice to pay your note after we receive written subscriptions totaling a minimum of $18,000,000.

      You should deliver to us by mail or in person the completed required documents and check as follows:

Granite Falls Community Ethanol Plant, LLC

2448 – 540th Street, Suite 1
Granite Falls, Minnesota 56241

      Upon our receipt of the required documents, we will accept or reject your subscription. Our Board of Governors reserves the right to reject any subscription. If we reject your subscription, we will return your application, check and signature page within 30 days. If we accept your application, we will deposit your check in our escrow account at Granite Falls Bank. We will hold your signature page to the Operating and Member Control Agreement and your promissory note (if applicable) and return them to you at either closing of the offering (and, as to your note, after its payoff), or when the offering is terminated by our Board of Governors (unless you defaulted on payment of your note, in which case we will retain it). In its discretion, our Board of Governors may agree in writing with a subscriber to amend the subscription application and agreement regarding payment and escrow of fund terms.

      Investors deemed the beneficial owners of 5% or more and 10% or more of our issued and outstanding units may have reporting obligations under Section 13 and Section 16 of the Securities Exchange Act. Each investor who may become the beneficial owner of 5% or more of our units should consult their own counsel to determine what filing and reporting obligations he or she may have under the federal securities laws.

Escrow Procedures and Conditions to Closing

      All proceeds from subscriptions for the units will be deposited in an escrow account that we have established with Granite Falls Bank, as escrow agent under a written escrow agreement. We will not close on the offering until the specific conditions to closing the offering are satisfied. The closing of the offering is subject to certain conditions, and we will return your investment including your pro rata portion of accrued interest (less a $20 escrow fee payable out of accrued interest) as soon as possible under the following scenarios:

•	If we determine in our sole discretion to terminate the offering prior to June 30, 2003;

•	If we do not raise the $18,000,000 minimum by June 30, 2003; or

•	If by July 31, 2003, we have not obtained a written commitment for debt financing with a lender or lenders for an amount which, when added to our net offering proceeds, will yield at least $54,775,000. We expect this debt amount to be between $25 and $37 million, depending on the amount of equity raised and offering costs.

      We may extend the offering period (and the time we hold your funds in our escrow account) beyond June 30, 2003 for up to 90 days on one or two occasions upon written notice to our escrow agent. If we extend the offering period, our debt financing commitment date will extend beyond July 31, 2003 by the same number of days.

      Unless we return your funds in accordance with these conditions, you will not be able to access your funds in the escrow account. Unless we return your funds in accordance with these conditions, all interest earned on the escrow account will belong to us. Once your funds are deposited in the escrow, you will not be able to retrieve them unless we do not close on the offering in accordance with the provisions described above. We will invest all funds in the escrow account in either short-term certificates of deposit issued by a bank, short-term securities issued and guaranteed by the United States Government, or money market funds, including funds available through the escrow agent. None of the funds will be invested in corporate equity or debt securities, repurchase agreements, bankers’ acceptances, commercial papers or municipal securities.

Delivery of Certificates

      If we satisfy all offering conditions, upon closing of the offering, we will issue certificates for the membership units subscribed for in this offering. Unless otherwise specifically provided in the subscription application and agreement, we will issue certificates for any subscription signed by more than one subscriber as joint tenants, with full rights of survivorship. We will imprint the certificates with a conspicuous legend referring to the restrictions on transferability and sale of the units.

PLAN OF DISTRIBUTION

      We will not begin offering any membership units to potential investors until the SEC and, with respect to any particular state, the respective state securities regulatory authority, declare our Registration Statement (of which this prospectus is a part) effective. We have no underwriter and we are selling the membership units directly to investors. We have not obtained the services of any placement agent or broker-dealer for this offering. However, we reserve the right to pay a placement agent fee to a registered broker-dealer or a finder’s fee in connection with the sale of membership units in accordance with applicable laws. Any such payment would increase our offering costs materially. We currently do not intend to pay any such fees unless we believe it is necessary to raise at least the aggregate minimum of $18,000,000. If we enter into any underwriting arrangements, we will file an amendment to the SEC Registration Statement to disclose these arrangements. This is because any broker-dealer participating in our offering would be acting as an underwriter and must be so named in our Prospectus. Furthermore, before that broker-dealer could participate in our offering, it must obtain a “no objection” position on the terms of the underwriting compensation from the Corporate Finance Department of the National Association of Securities Dealers.

      Subject to the requirements of the Securities Act and applicable blue sky laws, we plan to promote the offering by issuing a press release, and advertising in newspapers or other media, in Illinois, Minnesota, South Dakota and Wisconsin. We may also mail our press release and prospectuses to certain bankers and grain elevators and cooperatives in the same states.

      We also plan to hold one or more informational meetings for potential investors at various locations in or near Granite Falls and southwestern Minnesota, as well as surrounding states. We will not require attendance at the meeting to purchase our membership units. The informational meeting is intended to give investors an opportunity to ask questions of us and, if they choose, to bring their legal or financial advisors to ask questions and obtain information about our business. All attendees at the informational meeting will receive a prospectus.

      We intend to offer and sell the membership units in Minnesota and the other states listed above. We may also sell to particular investors in selected other states. We must obtain approval or rely on an exemption from the state securities regulatory authority in each state that we offer or sell our membership units. We expect that our Board of Governors and officers will be the principal persons involved in selling our membership units.

      We will not pay our governors or officers any commissions or other remuneration in connection with any sales. Our governors have no relationship to any broker-dealer. We consider these individuals not to be brokers under the Securities Exchange Act of 1934 because they have not been, and will not be, in the business of effecting transactions in securities for the accounts of others. Their participation in our offering of securities is limited to this transaction, and not part of a general business of effecting securities transactions. Each of these individuals has substantial operational responsibilities. They have not, and will not, receive any compensation or commissions on account of their participation in the sales of our securities. We also believe our governors and officers are not brokers or associated persons of brokers under Rule 3a4-1 of the Exchange Act for the following reasons:

•	Each performs substantial duties for us, and will continue to do so after the offering;

•	Each is not subject to a statutory disqualification under the Exchange Act at the time of his or her participation in the sale of our securities;

•	Each will not be compensated for his or her participation in the sale of our securities by the payment of a commission or other remuneration based either directly or indirectly on transactions in securities; and

•	Each has not been, for the past twelve months, and is not presently an associated person of a broker or dealer.

Summary of Promotional and Sales Material

      In addition to and apart from this prospectus, we will use certain sales material in connection with this offering. The material may include a brochure, question-and-answer booklet, a speech for public seminars, invitations to seminars, news articles, public advertisements and audio-visual materials. In certain jurisdictions, these sales materials may not be available. Other than described here, we have not authorized the use of any other sales material. This offering is made only by means of this prospectus. Although the information contained in our sales materials does not conflict with any of the information contained in this prospectus, that material is not complete and is not part of this prospectus or of the Registration Statement of which this prospectus is a part, or in this prospectus or the Registration Statement by reference.

Purchases by Governors, Officers and Existing Members

      Some or all of our governors, officers or existing members, or their affiliates, may purchase additional membership units in this offering. All governors, officers and existing members electing to purchase additional membership units must purchase the units in accordance with this prospectus. There is no limitation on the number of units that any governor, officer or existing member may purchase in this offering. We do not anticipate our governors, officers and existing members as a group purchasing membership units representing more than 5% of the offered units. It is not the intent of the governors and officers, as a group, to own membership units comprising a majority of the outstanding membership units. The decision of the individual governor, officer or existing member to purchase membership units in this offering, and the amount purchased, if any, will depend on his, her or its individual economic circumstances. We will not loan any governor, officer or existing member money to fund a purchase of membership units in this offering. Governors, officers and existing members who want to purchase additional membership units in this offering will be subject to all of the terms of the offering set forth in this prospectus. Therefore, any purchase of membership units by our governors, officers or existing members will be counted towards the $18,000,000 aggregate minimum offering amount. All of our governors and officers who elect to purchase membership units in this offering are purchasing the securities for investment and not for resale.

LEGAL MATTERS

      Messerli & Kramer P.A., Minneapolis, Minnesota, counsel to us in connection with this offering, will pass upon the legality of the membership units offered by us and certain tax matters. The firm owns 10 of our membership units.

EXPERTS

      The financial statements of Granite Falls Community Ethanol Plant, LLC as of and for the year ended December 31, 2001, appearing in this prospectus and registration statement have been audited by Boulay, Heutmaker, Zibell & Co. P.L.L.P., independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

TRANSFER AGENT

      We will serve as our own transfer agent and registrar.

ADDITIONAL INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act with the U.S. Securities and Exchange Commission regarding the membership units we are offering. This prospectus does not contain all of the information set forth in the registration statement and its exhibits. For further information regarding us and the membership units we are offering, we refer you to our registration statement and its exhibits. Statements we make in this prospectus regarding the contents of any contract or any other document to which we refer are not necessarily complete. In each instance where we have filed a copy of such contract or other document as an exhibit to our registration statement, we refer you to the copy so filed. Each statement in our prospectus is qualified in all respects by this reference. You may inspect a copy of our registration statement and its exhibits without charge at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W, Washington, D.C. 20549. You may obtain copies of all or any part of our registration statement from the Public Reference Section of the Commission upon the payment of the Commission’s prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as us, that file electronically with the Commission.

      We intend to provide our members with annual reports containing financial statements audited by an independent accounting firm and make available upon request quarterly reports containing unaudited financial data for the first three quarters of each fiscal year.

      You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is an offer to sell, or a solicitation of offers to buy, membership units only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of membership units.

REPORT OF INDEPENDENT AUDITORS

Board of Governors

Granite Falls Community Ethanol Plant, LLC
Granite Falls, MN

      We have audited the accompanying balance sheet of Granite Falls Community Ethanol Plant, LLC (a development stage company), as of December 31, 2001, and the related statements of operations, changes in members’ equity, and cash flows for the year ended December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Granite Falls Community Ethanol Plant, LLC (a development stage company) as of December 31, 2001, and the results of its operations and its cash flows for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/	Boulay, Heutmaker, Zibell & Co. P.L.L.P.

Certified Public Accountants

Minneapolis, Minnesota

July 10, 2002

GRANITE FALLS COMMUNITY ETHANOL PLANT, LLC

(A Development Stage Company)

BALANCE SHEET

	September 30,	December 31,
	2002	2001

	(unaudited)
ASSETS
Current Assets
Cash	$323,236	$17,557
Prepaid expenses	2,435

Total current assets	325,671	17,557
Other Assets
Deferred offering costs	110,248	18,467

Total other assets	110,248	18,467

Total Assets	$435,919	$36,024

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Accounts payable	$45,378	$67,147
Accrued interest	5,101	2,102

Total current liabilities	50,479	69,249
Long-Term Debt	47,800	72,800
Commitments and Contingencies
Members’ Equity
Member contributions, net of costs related to capital contributions, 1,417 and zero units outstanding at September 30, 2002 and December 31, 2001, respectively	628,641
Deficit accumulated during development stage	(291,001)	(106,025)

Total members’ equity	337,640	(106,025)

Total Liabilities and Members’ Equity	$435,919	$36,024

Notes to Financial Statements are an integral part of this Statement.

GRANITE FALLS COMMUNITY ETHANOL PLANT, LLC

(A Development Stage Company)

STATEMENT OF OPERATIONS

	Nine Month Period			From
	Ended September 30,		Year Ended	Inception to
			December 31,	September 30,
	2002	2001	2001	2002

				(unaudited)
	(unaudited)
Revenues	$—	$—	$—	$—
Operating Expenses
Project coordinator	44,890	22,614	33,850	78,740
Surveying and permitting expense	33,531	14,795	53,241	86,772
Professional and consulting fees	94,312	7,393	14,312	108,624
Miscellaneous	10,463	2,442	3,520	13,983

Total operating expense	183,196	47,244	104,923	288,119

Operating Loss	(183,196)	(47,244)	(104,923)	(288,119)
Other Income (Expense)
Miscellaneous income	—	1,000	1,000	1,000
Interest income	2,332	—	—	2,322
Interest expense	(4,102)	—	(2,102)	(6,204)

Total other income (expense), net	(1,780)	1,000	(1,102)	(2,882)

Net Loss	$(184,976)	$(46,244)	$(106,025)	$(291,001)

Net Loss Per Unit (763, 0, 0 and 325 weighted average units outstanding, respectively	$(242)	$—	$—	$(895)

Notes to Financial Statements are an integral part of this Statement.

GRANITE FALLS COMMUNITY ETHANOL PLANT, LLC

(A Development Stage Company)

STATEMENT OF CHANGES IN MEMBERS’ EQUITY (Unaudited)

Balance — December 29, 2000	$—
Balance — December 31, 2000	—
Net loss for the year ended December 31, 2001	(106,025)

Balance — December 31, 2001	(106,025)

Capital contributions
January 2002 — 200 units	55,000
March — July 2002 — 1,167 units, net of $35,962 of costs related to raising capital contributions	547,538
August 2002 — conversion of $25,000 note payable and accrued interest to the City of Granite Falls to 50 units	26,103
Net loss for the period from January 1, 2002 to September 30, 2002	(184,976)

Balance — September 30, 2002	$337,640

Notes to Financial Statements are an integral part of this Statement.

GRANITE FALLS COMMUNITY ETHANOL PLANT, LLC

(A Development Stage Company)

STATEMENT OF CASH FLOWS

	Nine Month Period Ended			From
	September 30,		Year Ended	Inception to
			December 31,	September 30,
	2002	2001	2001	2002

				(unaudited)
	(unaudited)
Cash Flows from Operating Activities
Net loss	$(184,976)	$(46,244)	$(106,025)	$(291,001)
Adjustments to reconcile net loss to net cash from operations:
Prepaid expenses	(2,435)			(2,435)
Accounts payable	(12,433)		48,680	36,247
Accrued interest	(4,102)		2,102	6,204

Net cash used in operating activities	(195,742)	(46,244)	(55,243)	(250,985)
Cash Flows from Financing Activities
Proceeds from notes payable		47,800	72,800	72,800
Member contributions	638,500			638,500
Payments for costs of raising capital	(137,079)			(137,079)

Net cash from financing activities	501,421	47,800	72,800	574,221

Net Increase in Cash	305,679	1,556	17,557	323,236
Cash — Beginning of Period	17,557

Cash — End of Period	$323,236	$1,556	$17,557	$323,236

Supplemental Disclosure of Noncash Investing and Financing Activities
Deferred offering costs in accounts payable	$9,131	$—	$18,467	$9,131

Conversion of note payable and accrued interest into member units	$26,103	$—	$—	$26,103

Notes to Financial Statements are an integral part of this Statement.

GRANITE FALLS COMMUNITY ETHANOL PLANT, LLC

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
September 30, 2002 (unaudited) and December 31, 2001 (audited)

1.     Summary of Significant Accounting Policies

Nature of Business

      The Company, which anticipates its plant location to be near Granite Falls, Minnesota, was organized to fund and construct a 40 million gallon ethanol plant with distribution to upper Midwest states. In addition, the Company intends to produce and sell distillers dried grains as a co-product of ethanol production. Construction is anticipated to begin in spring 2003. As of September 30, 2002, the Company is in the development stage with its efforts being principally devoted to organizational, project feasibility and permitting activities.

     Fiscal Reporting Period

      The Company has adopted a fiscal year ending December 31 for reporting financial operations.

     Accounting Estimates

      Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

      Significant estimates include the deferral of expenditures for offering costs which are dependent upon successful financing and project development, as discussed below. It is at least reasonably possible that these estimates may change in the near term.

     Cash

      The Company maintains its accounts at one financial institution which is a member of the Company. At times throughout the year, the Company’s cash balances may exceed amounts insured by the Federal Deposit Insurance Corporation.

     Deferred Offering Costs

      The Company defers the costs incurred to raise equity financing until that financing occurs. At such time that the issuance of new equity units occurs, these costs will be netted against the proceeds received; or if the financing does not occur, they will be expensed.

     Income Taxes

      Granite Falls Community Ethanol Plant, LLC is treated as a partnership for Federal and state income tax purposes and does not incur income taxes. Instead, its earnings and losses are included in the income tax returns of the members. Therefore, no provision or liability for Federal or state income taxes has been included in these financial statements.

     Recently Issued Accounting Standards

      In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Live Assets.” SFAS 144 establishes a model for measurement and reporting the impairment of assets to be disposed of by sale and addresses accounting for a segment of a business accounted for as a discontinued operation. SFAS 144 is effective for fiscal years beginning after

GRANITE FALLS COMMUNITY ETHANOL PLANT, LLC
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS — (Continued)

September 30, 2002 (unaudited) and December 31, 2001 (audited)

December 15, 2001. At September 30, 2002, the Company is not affected by SFAS 144, but will implement it should they become affected.

2.     Development Stage Enterprise

      The Company was formed on December 29, 2000 to have an indefinite life. The Company was initially capitalized by proceeds from notes payable to the City of Granite Falls, Minnesota and later by contributions from its founding members and additional seed capital investors. The seven founders contributed an aggregate of $55,000 for 700 units and subsequently the Board of Governors approved a 1:2 reverse membership unit split for the founding members. In addition, six of the seven founding members agreed to return to the Company one-half of each of their remaining units, thereby reducing the number of units held by each such founding member to twenty-five. Sixty-five members, including six of the founders or their affiliates, contributed an additional aggregate of $583,500 for 1,167 units that were issued between March and July 2002 pursuant to a private placement memorandum. On July 31, 2002, the Company discontinued selling units under the private placement memorandum. In August 2002, the Company converted a $25,000 note payable plus accrued interest to the City of Granite Falls to 50 membership units. Net Loss Per Unit retroactively reflects the two 1:2 reverse membership unit splits as well as the return of units to the Company by the founders.

      Income and losses are allocated to all members based upon their respective percentage units held. See Note 4 for further discussion of members’ equity.

3.     Notes Payable

      At September 30, 2002 and December 31, 2001, the Company had $47,800 and $72,800, respectively, of notes payable with the City of Granite Falls, Minnesota initially due on January 1, 2003, and subsequently extended to January 1, 2004, including interest at 7%. All notes are secured by terms and conditions of the Development Agreement dated February 2, 2001, and subsequently amended, between the City and the Company. The repayment of up to the entire amount may be forgiven subject to the covenants set forth in the Development Agreement.

      Under the terms of the Development Agreement, partial forgiveness of the notes payable would occur if construction or commencement of construction or the letting of a contract for the construction of the project occurs on or before January 1, 2003. The notes payable would be forgiven at a rate of $5,000 for each job created, up to ten jobs, within six months of the start-up of operations of the facility, provided each job pays a gross annual wage or salary of not less than $24,500. In addition, upon the completion of financing and organizational startup, $25,000 of the notes payable may be converted to equity with a market value of $25,000 or more. In August 2002, the City Council of Granite Falls approved the conversion of a $25,000 note due from the Company plus accrued interest into fifty membership units. The notes payable are completely forgiven, in their entirety, if the project is abandoned.

4.     Members’ Equity

      As specified in the Company’s operating agreement, the Company initially will have one class of membership units. No member shall transfer all or any portion of an interest without the prior written consent of the Board of Governors. The Company is currently preparing an SB-2 Registration Statement for a minimum of 18,000 units and a maximum of 30,000 units which will be available for sale at $1,000 per unit with a minimum investment of $5,000. Should the Company not raise the minimum of $18,000,000 through the offering, the capital raised through the offering will be returned to the respective

GRANITE FALLS COMMUNITY ETHANOL PLANT, LLC
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS — (Continued)

September 30, 2002 (unaudited) and December 31, 2001 (audited)

investors. At September 30, 2002, the Registration Statement had not been declared effective by the U.S. Securities and Exchange Commission and, accordingly, no membership units had been sold other than the units described in Note 2.

5.     Commitments and Contingencies

      The Company has signed a letter of intent with a general contractor, who is also a member, for various design and construction services. The letter of intent stipulates that the engineer and general contractor will be engaged to construct a plant for approximately $43 million. The Company intends to begin construction in spring 2003 and anticipates total project costs to approximate $55 million.

      In addition to the equity the Company intends to raise by June 30, 2003 of $18 to $30 million, the Company will need to obtain debt financing of $25 to $37 million, depending upon the amount of equity raised, to fund the cost of the project. The Company needs to obtain a debt financing commitment by July 31, 2003. These two dates may be extended by the Company by up to 180 days. The Company does not currently have a written commitment to obtain the additional debt financing.

      In February 2002, the Company executed an energy management and engineering service agreement with an organization that will provide economic comparisons and engineering cost estimates. The total commitment for this agreement is $20,000 plus a maximum of $2,500 for travel expense. As of September 30, 2002, $20,000 of these costs are included in accounts payable. The agreement expires in October 2002 and is renewable for successive one-year terms unless and until terminated by either party with thirty days notice.

      In fiscal 2001, the Company made a nominal payment to obtain an option to purchase approximately 31.72 acres of land for a price of $168,000. This option will expire on December 31, 2003. The Company is considering this parcel of land as a viable site for their ethanol plant.

      In September 2001, the Company executed an agreement with a member to serve as project coordinator. The agreement pays a maximum of $5,000 per month, renews every thirty days, and may be terminated by the Company at any time with no less than 10 days written notice.

Appendix A

GRANITE FALLS COMMUNITY ETHANOL PLANT, LLC

SECOND AMENDED AND RESTATED OPERATING AND

MEMBER CONTROL AGREEMENT

      THIS SECOND AMENDED AND RESTATED OPERATING AND MEMBER CONTROL AGREEMENT (the “Agreement”) is made and entered into as of December 12, 2002 by Granite Falls Community Ethanol Plant, LLC, a Minnesota limited liability company (the “Company”). This document has been duly adopted by the Board of Governors of the Company and supersedes and replaces the Amended and Restated Operating Agreement and Member Control Agreement dated August 26, 2002. This Agreement is binding retroactively on all Members to the date of organization of the Company.

      In consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

      As used in this Agreement, the following terms shall have the following meanings:

      1.1     “Act” shall mean the Minnesota Limited Liability Company Act, as amended from time to time.

      1.2     “Affiliate” means and includes, with respect to another Person, any of the following: i) any Person directly or indirectly owning, controlling, or holding with power to vote ten percent or more of the outstanding voting securities of such other Person, ii) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person, iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, iv) any executive officer, governor, trustee or partner of such other Person, or v) any legal entity on which such Person acts as an executive officer, governor, trustee, or partner.

      1.3     “Agreement” shall mean this Amended and Restated Operating and Member Control Agreement, as originally executed or as amended, modified, supplemented or restated from time to time.

      1.4     “Capital Account Balance” shall have the meaning set forth in Section 5.1.

      1.5     “Capital Contribution” shall mean, in the case of any Member as of any date of determination, the aggregate amount of cash, property, or services rendered, or a promissory note or other binding obligation to contribute cash or property or to perform services that such Member shall have contributed to the Company on or prior to such date and a Member’s share of any of the Company’s liabilities as determined in accordance with the Code and Treasury Regulations (or, if such Member is not the original holder of the Interest of such Member, the Capital Contribution with respect to the Interest). In the event that any capital is returned to a Member, such Member’s Capital Contribution shall be adjusted to reflect such return.

      1.6     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute or subsequent codification or recodification of the federal income tax laws of the United States.

      1.7     “Company” shall mean Granite Falls Community Ethanol Plant, LLC, a Minnesota limited liability company, as such limited liability company may from time to time be constituted, or any successor in interest for such limited liability company.

      1.8     “Distribution” shall mean any distribution pursuant to Section 5.4 by the Company of cash to the Members or any Distribution in Kind.

      1.9     “Distribution in Kind” shall have the meaning set forth in paragraph (b) of Section 5.4.

      1.10     “Financial Rights” means a Member’s rights to share in Profits and Losses and in Distributions.

      1.11     “Governance Rights” means all a Member’s rights as a member of the Company other than Financial Rights and the right to assign Financial Rights.

      1.12     “Governor” shall mean one or more Persons designated by the Members to be members of the Board of Governors. The “Board of Governors” or “Board” shall manage the Company as provided in Section 6.

      1.13     “Interest” shall mean, in the case of any Member at any time, such Member’s share of the Profits and Losses of the Company at such time and the right of such Member to receive distributions of the Company assets to which such Member may be entitled as provided in this Agreement and applicable law, and the right of such Member to vote and participate in the management of the Company as provided in this Agreement (i.e., Governance and Financial Rights).

      1.14     “Losses” shall mean the net losses and deductions of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes.

      1.15     “Majority in Interest” shall mean the affirmative vote of those Members holding more than fifty percent (50%) of the Percentage of Membership Units in the Company. With respect to the Board, “Majority of the Board” shall mean the affirmative vote of more than fifty percent (50%) of the Governors. All actions requiring approval or vote of Members shall be taken by and approved upon voting based upon Membership Units and Percentage of Membership Units.

      1.16     “Member” means a Person reflected in the required records of the Company as the owner of one or more Membership Units of the Company who has signed this Agreement, such Person’s heirs, executors, administrators, personal representatives and successors and any assigns of Membership Units, Governance Rights or Financial Rights as permitted by the Act, the Articles of Organization and this Agreement and as reflected in the required records of the Company. When the Governance Rights and Financial Rights attributable to a Membership Unit have been separated and such separation is reflected in the required records of the Company, references to Member shall mean the holder of the Governance Rights or Financial Rights related to such Membership Unit as appropriate in the context.

      1.17     “Officer” shall mean a Member or other Person designated by the Board or Members as provided in Section 6.11.

      1.18     “Person” shall mean an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an estate, an unincorporated organization or any other entity or a government or any department or agency thereof.

      1.19     “Percentage Interest” means the percentage figure calculated by dividing a Member’s Capital Account Balance at any given time by the total sum of the Capital Account Balances of all Members.

      1.20     “Percentage of Memberships Units” means the percentage figure calculated by dividing a Member’s Membership Units at any given time by the total Membership Units of the Company issued and outstanding.

      1.21     “Pro Rata” means the ratio computed by dividing the Units of each Member to whom a particular provision of this Agreement is stated to apply by the aggregate of the Units of all Members to whom that provision is stated to apply.

      1.22     “Profits” shall mean the net income and gains of the Company determined in accordance with accounting principles consistently applied from year to year employed under the methods of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes. Profits includes taxable income, capital gain, and income exempt from taxation.

      1.23     “Publicly Traded Partnership” shall mean a partnership whose interest are traded on an established securities market, or are readily tradable on a secondary market (or the substantial equivalent thereof).

      1.24     “Qualified Matching Service Program” shall mean a matching service that satisfied the requirements of a qualified matching service within the meaning of the Treasury Regulation Section 1.7704-1(g)(2), as amended from time to time, during limited time periods specified and approved by Board from time to time, in its sole discretion.

      1.25     “Transfer” or derivations thereof, of a Unit or Interest means, as a noun, the sale, assignment, exchange, pledge, hypothecation or other disposition of a Unit or Interest, or any part thereof, directly or indirectly, or the sale, assignment, exchange, pledge, hypothecation, or other disposition of a controlling interest in the equity securities of a Member, and as a verb, voluntarily to transfer, sell, assign, exchange, pledge, hypothecate or otherwise dispose of.

      1.26     “Treasury Regulations” shall mean the regulations of the United States Department of the Treasury pertaining to the income tax, as from time to time in force.

      1.27     “Units” or “Membership Units” means the unit of measurement used to quantify the Members’ ownership interests in the Company. The Board may issue an unlimited number of Membership Units. Each Membership Unit consists of Governance Rights and Financial Rights and the right to assign together or separately such Governance Rights or Financial Rights in accordance with the Act, the Articles of Organization and this Agreement. When the Governance Rights and Financial Rights attributable to a Membership Unit have been separated and such separation is reflected in the required records of the Company under the Act, references to Membership Unit shall mean the Governance Rights or Financial Rights related to such Membership Unit as appropriate in the context. Unless the Board from time to time by resolution fixes the relative rights and preferences of different classes or series of Membership Units, all Membership Units shall be ordinary Membership Units of one class, without series, with one vote per Membership Unit on all matters and having equal rights and preferences in all other matters. No Member shall have any preemptive rights to acquire additional Membership Units.

      1.28     “Value” shall mean, with respect to any Capital Contributions or Distributions, if cash, the amount of such cash, or if not cash, the value of such Capital Contribution or Distribution calculated pursuant to paragraph (d) of Section 5.4.

SECTION 2

INITIAL DATE, PARTIES AND TERMS OF AGREEMENT

      2.1     Formation. The original parties to this Agreement organized a limited liability company under the provisions of the Act by delivering Articles of Organization to the Secretary of State of the State of Minnesota for filing. The Board may take such further actions as it deems necessary or advisable to permit the Company to conduct business as a limited liability company in any jurisdiction. The rights and liabilities of the Members under the Agreement shall be as provided by Minnesota law.

      2.2     Name. The name of the Company shall be Granite Falls Community Ethanol Plant, LLC, or any other name permitted by the Act as the Members shall afterwards designate by appropriate amendment to the Company’s Articles or Organization.

      2.3     Principal Office. The principal office of the Company shall be at 2448-540th Street, Suite 1, Granite Falls, Minnesota 56241 (P.O. Box 216) or such place as the Board may, from time to time, designate by appropriate amendment to the Company’s Articles of Organization and/or this Agreement. The Board may establish additional places of business for the Company when and where required by the business of the Company.

      2.4     Initial Date and Parties.

(a) This Agreement was first made on February 21, 2002 and was initially agreed to by the Company and all persons who on that date were Members of the Company.

(b) Ownership rights in the Company are measured by Units. The Company shall maintain a membership register at its principal office or by a duly appointed agent of the Company setting forth the name, address, capital contribution and number of Units held by each Member which shall be modified from time to time as Transfers occur or as additional Units are issued pursuant to the provisions hereof.

      2.5     Subsequent Parties. No person may become a Member of the Company without first assenting to and signing this Agreement. Any act by the Company to offer or provide member status, or reflect that status in the Company’s required records, automatically includes the condition that the person becoming a member first assents to and signs this Agreement. Furthermore, no Member may offer to assign or assign Governance Rights or Membership Units unless the assignee has assented to and signed this Agreement.

      2.6     Relationship with Articles of Organization. If a provision of this Agreement differs from a provision of the Company’s Articles of Organization, then to the extent allowed by law, this Agreement shall govern.

      2.7     Tax Matters and Partnership Status.     The members acknowledge that the Company will be treated as a “partnership” for federal and Minnesota state tax purposes. The Members further intend, that as a result of this Agreement, and except for federal and state tax purposes, the Company shall not be a partnership (including limited partnership) or joint venture; and no member or governor shall be a partner or joint venturer of any other member. All provisions of this Agreement, and the Company’s Articles of Organization are to be so construed.

      2.8     Fiscal Year. The fiscal year of the Company shall begin on January 1st of each year and end on December 31st of each year. The fiscal year in which the Company shall terminate shall end on the date of termination of the Company.

      2.9     Intent of this Agreement.

(a) The parties to this Agreement have reached an understanding concerning various aspects of (i) their business relationship with each other and (ii) the organization and operation of the Company and its business. They wish to use rights created by statute to record and bind themselves to that understanding.

(b) The parties intend for this Agreement to control, to the extent stated or fairly implied, the business and affairs of the Company, including the Company’s governance structure and the Company’s dissolution and winding up, as well as the relations among the Company’s Members.

      2.10     Advice of Counsel. Each Person signing this Agreement:

(a) Understands that this Agreement contains legal binding provisions;

(b) Has had the opportunity to consult with that Person’s own lawyer; and

(c) Has either consulted that lawyer or consciously decided not to consult a lawyer.

SECTION 3

BUSINESS OF THE COMPANY

      The Company may engage in any lawful business activity; and this Agreement shall be construed in light of such purpose.

SECTION 4

CAPITAL CONTRIBUTIONS

      4.1     Initial Paid-In Capital.

(a) Prior to the date of this Agreement, the initial Members of the Company (the “Founders”) contributed cash to the capital of the Company as set forth in the required records of the Company.

(b) The Board of Governors, in its sole discretion, may from time to time by majority vote, accept additional subscriptions for Membership Units in the Company, or grant options, warrants or other rights to purchase or otherwise acquire Membership Units, all on such terms as the Board may determine. Upon acceptance of any such subscription, the Company shall promptly enter into a subscription agreement (and any agreement referred to therein), without the requirement of any further act, approval or vote of any other Person and such subscription agreement will, along with execution of agreement to be bound by this Agreement be deemed to satisfy all the conditions hereof.

(c) Each Founders shall be entitled, notwithstanding Section 10.1, to Transfer such Founder’s Interest on a one time basis to another Person and at the Founder’s discretion; provided, however, that the Transferee’s ownership in all respects complies with the terms hereof and the Transferee becomes bound by all the terms and conditions set forth herein.

      4.2     Additional Capital Contributions. No Member shall be required to make any additional contributions to the capital of the Company. No Member shall be obligated to satisfy any negative Capital Account Balance, except to the extent expressly set forth herein. No Member shall be paid interest on any Capital Contribution.

      4.3     Maximum Ownership. No Member together with its Affiliates shall own Percentage Interests in the Company in excess of forty percent (40%).

      4.4     Withdrawal or Reduction of Members’ Capital Contributions.

(a) No Member has the right to withdraw all or any part of the Member’s Capital Contribution or to receive any return on any portion of the Member’s Capital Contribution, except as may be otherwise specifically provided in this Agreement. Under circumstances involving a return of any Capital Contribution, no Member has the right to receive property other than cash.

(b) Unless the Board from time to time by resolution fixes the relative rights and preferences of different classes or series of Membership Units, no Member shall have priority over any other Members, either as to the return of Capital Contributions or as to Losses and Profits, or distributions, except as otherwise provided herein.

      4.5     Loans from Governors and Members. The Company may borrow money from and enter into other transactions with any Governor or Member or their Affiliates only in compliance with Section 6.14. Borrowing from or engaging in other transactions with one or more Governors or Members does not obligate the Company to provide comparable opportunities to other Governors or Members. Any loan made by a Governor or Member to the Company shall be evidenced by a promissory note made payable from the Company to such Governor or Member. Loans by a Governor or Member to the Company shall not be considered Capital Contributions and shall be repaid pursuant to Section 5.4(a) below.

      4.6     Loans by Company to Members. Unless otherwise approved by the Board of Governors, the Company will not make any loans to Members.

      4.7     Prohibition on Loans to Governors and Executive Officers. Despite anything otherwise in this Agreement to the contrary, the Company shall not, directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit or renew an extension of credit, in the form of a personal loan to or for any governor or executive officer, except as permitted by the Securities Exchange Act of 1934, as amended.

SECTION 5

ALLOCATIONS AND DISTRIBUTIONS

      5.1     Capital Accounts. A “Capital Account” shall be established for each Member on the books of the Company and maintained in accordance with Section 1.704-1(b)(2) of the Treasury Regulations, as amended from time to time.

(a) To each Member’s Capital Account there shall be credited:

(i) the cash and the Value of any property other than cash contributed by such Member to the capital of the Company;

(ii) such Member’s allocable share of Profits, and any items of income or gain which are specially allocated to the Member; and

(iii) the amount of any Company liabilities assumed by such Member of which are secured by any property of the Company distributed to such Member.

      The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note shall not be credited to the Capital Account of any Member until the Company makes a taxable disposition of the note or until (and only to the extent) principal payments are made on the note.

(b) To each Member’s Capital Account there shall be debited:

(i) the amount of cash and the Value of any property other than cash distributed to such Member pursuant to section 5.4;

(ii) such Member’s allocable share of Losses and any items of expense or loss which are specially allocated to the Member; and

(iii) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

Provided; however, all of the foregoing to be determined in accordance with the rules set forth in Section 1.704-1(b)(2)(iv) of the Treasury Regulations, as amended from time to time.

      5.2     Allocation of Profits. Profits of the Company shall be allocated to the Members according to their Percentage of Membership Units.

      5.3     Allocation of Losses. Losses of the Company shall be allocated to the Members according to their Percentage of Membership Units.

      5.4     Distributions.

(a) The Board of Governors shall determine, in its sole discretion, whether to distribute or retain all or any portion of the Profits. The Governors may distribute cash to the Members irrespective of Profits. All cash distributions shall be made to the Members in accordance with paragraph (c) of this Section 5.4; provided, however, no Member has a right to any distribution prior to the dissolution of the Company without the approval of the Board; provided, further, notwithstanding any other language herein no distributions in dissolution will be made until all loans from all Members, including all principal and interest, are repaid in full. Such repayments shall be made on a Pro Rata basis. Nothing herein shall be construed as requiring the making of distributions prior to the repayment of loans from unrelated parties.

(b) The Board may agree to distribute to the Members in kind any property held by the Company. Any such distribution of property shall be referred to herein as a “Distribution in Kind.” The value of any such Distribution in Kind at the time of such distribution shall be determined in accordance with paragraph (d) of this Section 5.4 and such distribution shall be made to the Members in accordance with paragraph (c) of this Section 5.4. Distribution in Kind, made pursuant to this paragraph (b), shall be subject to such restrictions and conditions as the Board shall have determined are necessary or appropriate in order for such distributions to be made in accordance with applicable law. Notwithstanding the foregoing, Distributions in Kind shall not be allowed, unless they are (i) distributions of readily marketable securities, (ii) distributions of cash from a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with this Agreement or (iii) distributions of in-kind property in which the Members have been advised of the risks associated with such property, the Members have been offered the election of receiving in-kind property distributions and only the Members who accept the offer of in-kind property actually receive in-kind property.

(c) Subject to Section 5.5, any distribution of Profits in accordance with this Section 5.4, and any distribution, other than Profits or cash pursuant to paragraph (a) of this Section 5.4 or Distribution in Kind pursuant to paragraph (b) of Section 5.4, shall be made to the Members according to their Percentage of Membership Units.

(d) The Value of any Distribution in Kind as of any date of determination (or in the event such date is a holiday or other day that is not a business day, as of the next preceding business day) shall be the estimated fair market value of the property distributed.

(e) All distributions are subject to set-off by the Company for any past-due obligation of the Members to the Company.

      5.5     Other Allocation Rules.

(a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board, using any permissible method under Section 706 of the Code and the Treasury Regulations thereunder.

(b) The Members are aware of the income tax consequences of the allocations made by this Section 5 and hereby agree to be bound by the provisions of this Section 5 in reporting their shares of Company income and loss for income tax purposes.

(c) Unless approved by the Board, in advance, all Allocations and Distributions (and K-1s reflecting the same) made by the Company shall be based on the record ownership of Membership Units at the time for which such allocations or distributions are attributable. For example, it shall be a Member’s responsibility in the event of a transfer of a Membership Interest in the Company (permitted under this Agreement) to request Board approval with respect to allocations or distributions being made to any transferee that arise from allocations or distributions attributable to a prior year where, at year end, the transferring member was the record owner of the Membership Units.

(d) Notwithstanding any provision herein to the contrary, in the event of Termination and Dissolution of the Company, sale of substantially all of its assets, or other action causing a distribution to Members other than in the ordinary course of business of the Company, the Board shall be authorized and shall adjust the distribution to any member (to include Founding Member) so that the Member will receive first, a distribution based upon the Members Percentage Interest as required by law and generally accepted principles of accounting, to the extent necessary to equalize all Members Capital Account Balances, and thereafter by Percentage of Membership Units.

      5.6     Transfer of Capital Accounts. In the event all or a portion of an Interest in the Company is Transferred in accordance with the terms of the Articles of Organization and this Agreement, the transferee shall succeed to that portion of the Capital Account of the transferor which is allocable to the transferred Interest.

SECTION 6

MANAGEMENT OF THE COMPANY

      6.1     Management.

(a) The Company shall be managed by a Board of Governors appointed by the Members in accordance with Section 6.1(c). All powers of the Company shall be exercised by or under the authority of, and the business affairs of the Company managed under the direction of the Board of Governors in accordance with this Agreement. Individual Governors or Officers designated by the Board from time to time may act for or on behalf of the Company and execute all agreements on behalf of the Company and otherwise bind the Company as to third parties without the consent of the Members or remainder of the Board of Governors; provided, however, that with respect to those issues requiring approval of the Members under the Act or as set forth in this Agreement, such approval must first be obtained.

(b) The salaries and other compensation, if any, of the Governors for management services shall be fixed annually by a majority vote of the Board.

(c) The initial Board of Governors shall be comprised of natural persons as stated in the Articles of Organization. The Board of Governors shall consist of no less than five, nor more than 13 individuals, the number being fixed from time to time by the Board of Governors. No less than five Governors shall be elected by the Members. No more than two Governors may be appointed by majority vote of the elected Governors and for terms not to exceed three years. The Members shall, by the affirmative vote of a Majority in Interest of the Members, elect Governors (except those appointed by the Board of Governors) as follows: at the first annual meeting of members, one-third of the Governors shall be elected for a three-year term (“Class I”); at the second annual meeting of the Members, one-third of the Governors shall be elected for a three-year term (“Class II”); and at the third annual meeting of the Members, one-third of the Governors shall be elected for a three-year term (“Class III”). Each Governor shall serve until his or her successor is duly elected or, if earlier, until such Governor’s death, resignation or removal. At the date hereof, the Company has three Class I and two each of Class II and III Governors.

      6.2     Authority of the Board of Governors. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Agreement, and except as limited, restricted or prohibited by the express provisions of this Agreement, the Board of Governors shall have and may exercise on behalf of the Company, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Company. Such powers shall include, without limitation, the power to:

(a) Expend Company funds in connection with the operation of the Company’s business or otherwise pursuant to this Agreement;

(b) Employ and dismiss from employment any and all employees, agents, independent contractors, attorneys and accountants;

(c) Prosecute, settle or compromise all claims against third parties, compromise, settle or accept judgment on, claims against the Company and execute all documents and make all representations, admissions and waivers in connection therewith;

(d) Borrow money on behalf of the Company from any Person, issue promissory notes, drafts and other negotiable and nonnegotiable instruments and evidences of indebtedness, secure payment of the principal of any such indebtedness and the interest thereon by mortgage, pledge, property of the Company, whether at the time owned or thereafter acquired;

(e) Hold, receive, mortgage, pledge, lease, transfer, exchange, otherwise dispose of, grant options with respect to, and otherwise deal in the exercise all rights, powers, privileges and other incidents of ownership or possession with respect to all property of whatever nature held or owned by, or licensed to, the Company;

(f) Lend any of the Company property with or without security;

(g) Have and maintain one or more offices within or without the State of Minnesota;

(h) Open, maintain and close bank accounts and money market mutual funds accounts, and draw checks and other orders for the payment of monies;

(i) Engage accountants, custodians, consultants and attorneys and any and all other agents and assistants (professional and nonprofessional) and pay such compensation in connection with such engagement that the Board of Governors determines is appropriate.

(j) Enter into, execute, make, amend, supplement, acknowledge, deliver and perform any and all contracts, agreements, licenses, and other instruments, undertakings and understandings that the Board determines is necessary, appropriate or incidental to carrying out the business of the Company;

(k) Establish one or more committees of the Board, including an audit committee in compliance with the Securities Exchange Act of 1934, as amended, and a compensation committee.

(l) File a petition in bankruptcy on behalf of the Company; and

(m) Delegate to the Chairman, President and other Officers such responsibility and authority as the Board deems necessary or appropriate from time to time.

In exercising its powers, the Board of Governors may (i) rely upon and shall be protected from acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, or document believed by him or her to be genuine and to have been signed or presented by the proper party or parties; (ii) consult with counsel, accountants, and other experts selected by him or her and any opinion of an independent counsel, accountant or expert shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Board of Governors in good faith and in accordance with such opinion; and (iii) execute any of his or her powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

      6.3     Obligations of the Board of Governors. The Board of Governors shall:

(a) Devote to the Company and apply to the accomplishment of Company purposes so much of the Board of Governors time and attention as they determine to be necessary or advisable to manage properly the affairs of the Company.

(b) Maintain accounting records from which a Company Capital Account Balance can be determined for each Member;

(c) Execute, file, record or publish all certificates, statements and other documents and do all things appropriate for the formation, qualification and operation of the Company and for the conduct of its business in all appropriate jurisdictions;

(d) Employ attorneys to represent the Company when necessary or appropriate;

(e) Use their best efforts to maintain the status of the Company as a “limited liability company” for state law purposes, and as a “partnership” for federal income tax purposes;

(f) Have fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, and not employ or permit others to employ such funds or assets (including any interest earned thereon) in any manner except for the benefit of the Company; and

(g) Maintain a current list of the names, last known addresses and Percentage Interest of each Member at the Company’s principal office.

      6.4     Resignation of Governor. Any Governor may resign as Governor of the Company upon written notice to the Board of Governors.

      6.5     Removal of a Governor. Any Governor may be removed from time to time with or without cause by the affirmative vote of Members holding a majority of the Membership Units.

      6.6     Vacancies. Any vacancy occurring in the position of Governor may be filled by the affirmative vote of a Majority of the Board based on the remaining Governors.

      6.7     Meetings of the Board. Meetings of the Board may be called by the Chairman of the Board or any two (2) Governors and shall be held at the principal place of business of the Company, or elsewhere as the notice of such meeting shall direct. Except as otherwise expressly provided in this Agreement, the Articles, or the Act, the affirmative vote of a majority of the Governors present at a duly convened meeting of the Board at which a quorum is present shall constitute the act of the Board.

      6.8     Place of Meeting. The Board may designate any place, either in or out of the State of Minnesota, as the place of meeting for any meeting. If no designation is made, the place of meeting shall be the Company’s principal office. Governors may attend any such meeting in person or by telephone or video conference call.

      6.9     Notice of Meeting. Written or oral notice of every meeting of the Board, stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given by the Secretary of the Company to each other Governor at least twenty-four (24) hours prior to the meeting, unless such notice is waived in accordance with Section 9 hereof.

      6.10     Quorum. The presence of a Majority of the Governors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the Governors represented may adjourn the meeting from time to time without further notice.

      6.11     Officers.

(a) The Board may elect a Chairman, Vice Chairman, President, and one or more Vice Presidents, from among its Governors. The Board shall elect a Chief Manager, Treasurer and Secretary. Officers need not be Governors. Any two (2) or more offices may be held by the same person.

(b) The Officers of the Company shall be elected annually by the Board at the first meeting of the Board held after each annual meeting of Members. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently possible. Vacancies may be filled or new offices created and filled at any meeting of the Board. Each Officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death, or until he or she shall resign or shall been removed in the manner hereinafter provided. Election or appointment of an Officer or agent shall not of itself create contract rights.

(c) Any Officer or agent may be removed by the Board at any time with or without cause, but such removal does not affect the contract rights, if any, with the Company of the person so removed.

(d) A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term. An Officer may resign at any time by delivering notice to the Company. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Company accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

      6.12     Liabilities of Governors. In carrying out their duties hereunder, the Governors shall not be liable to the Company or to any Member for any actions taken in good faith and reasonably believed by them to be in the best interest of the Company or in reliance of the provisions of this Agreement or the Articles or for good faith errors of judgment. The Governors shall not be expected to devote their full time and attention to the affairs of the Company, but shall devote such amounts of time and attention as are reasonable and appropriate in their good faith judgment under the circumstances prevailing from time to time.

      6.13     Indemnification of the Governors, their Affiliates and Control Persons.

(a) Neither the Governors nor any Officer shall be liable to the Company or any Member for any act or omission based upon errors of judgment or other fault in connection with the business or affairs of the Company if the Board determines that such course of conduct was in the best interest of the Company and did not result from the negligence or misconduct of such Governor or Officer.

(b) To the fullest extent permitted by law, the Governors and Officers (each such person being referred to herein as an “Indemnitee”), shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, settlements and other amounts arising from any and all claims (including attorneys fees and expenses, as such fees and expenses are incurred), demands, actions, suits or proceedings (civil, criminal, administrative or investigative), in which they may be involved as a party or otherwise, by reason of their management of the affairs of the Company whether or not they continue to be such at the time any such liability or expense is paid or incurred; provided that Indemnitee shall not be entitled to the foregoing indemnification if a court or competent jurisdiction shall have determined that such losses, claims, damages, liabilities, expense or such other amounts resulted primarily from the negligence or misconduct of such Indemnitee. The termination of a proceeding by judgment, order, settlement or conviction upon a plea of nolo contendre or its equivalent, shall not, of itself, create any presumption that such losses, claims, damages, liabilities, expenses or such other amounts resulted primarily from the negligence or misconduct of any Indemnitee or that the conduct giving rise to such liability, was not in the best interest of the Company. The Company shall also indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Indemnitee is or was an agent of the Company, against any losses, claims, damages, liabilities, expenses or any other amounts incurred by such Indemnitee in connection with the defense or settlement of such action; provided that no Indemnitee shall be entitled to the foregoing indemnification if a court of competent jurisdiction shall have determined that any such losses, claims, damages, liabilities, expenses or such other amounts resulted from the negligence or misconduct of such Indemnitees. To the extent permitted by law, the Company may advance any Indemnitee any expenses (including, without limitation, attorneys’ fees and expenses) incurred as a result of any demand, action, suit or proceeding referred to in this paragraph (b) provided that (i) the legal action relates to the performance of duties or services by the Indemnitee on behalf of the Company, and (ii) the Indemnitee gives a full recourse promissory note to the Company for the amounts of such advances payable in the event that the Indemnitee is determined to be not entitled to indemnification hereunder.

(c) The indemnification provided by paragraph (b) of this Section 6.13 shall not be deemed to be exclusive of any other rights to which an Indemnitee may be entitled under any agreement as a matter of law, in equity or otherwise, and shall continue as to an Indemnitee who has ceased to have an official capacity and shall inure to the benefit of the heirs, successors and administrators of such Indemnitee.

(d) Any indemnification pursuant to this section will be payable only from the Company’s net assets.

      6.14     Transactions with the Governors or their Affiliates. Subject to the other express provisions of this Agreement, the Board, on behalf of the Company, may enter into contracts with the Governors, Officers or Members (or their Affiliates), provided that any such transaction shall be on terms no more favorable to the Governors, Officers or Members (or their Affiliates) than generally afforded to non-affiliated parties in a similar transaction. All such transactions shall be approved by a majority of the disinterested Governors and shall only be approved if the transactions are determined to be at arm’s length and in the best interests of the Company.

      6.15     Conflicts of Interest. Subject to the other express provisions of this Agreement, the Governors at any time and form time to time may engage in and possess interest in other business ventures of any and every type and description, independently or with others, including one in competition with the

Company, with no obligation to offer to the Company or any other Member the right to participate therein.

SECTION 7

RIGHTS AND OBLIGATIONS OF MEMBERS

      7.1     Limitation of Liability. Each Member’s liability shall be limited as set forth in this Agreement, the Act and other applicable law.

      7.2     Company Debt Liability. A Member will not be personally liable for any debts or losses of the Company beyond his or her respective Capital Contributions except as provided in Section 7.6 or as otherwise required by law.

      7.3     Liability to Third Parties. No Member or Governor is liable for the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, including under a judgment, decree or order of a court.

      7.4     Lack of Authority. No Member (other than a Governor or an Officer as provided under Section 6) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to incur any expenditures on behalf of the Company.

      7.5     Member Liability to the Company. A Member who receives a Distribution made by the Company in violation of this Agreement or the Act is liable to the Company to the extent provided by the Act.

      7.6     Representations and Warranties. Each Member hereby represents and warrants to the Company that: (i) the Member has full power and authority to execute and agree to this Agreement and to perform its obligations hereunder, and that all actions necessary for the due authorization, execution, delivery and performance of this Agreement by that Member have been duly taken; (ii) the Member has duly executed and delivered this Agreement; and (iii) the Member’s authorization, execution, delivery, and performance of this Agreement do not conflict with any other agreement or arrangement to which the Member is a party or by which the Member is bound.

      7.7     Member Information.

(a) In addition to the other rights specifically set forth in this Agreement, each Member is entitled to the information to which that Member is entitled to have access pursuant to the Act, under the circumstances therein stated.

(b) The Members acknowledge that, from time to time, they may receive information from or concerning the Company in the nature of trade secrets or that otherwise is confidential, the release of which may damage the Company or Persons with which it does business. Each Member shall hold in strict confidence any information that it receives concerning the Company that is identified a being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Member or Governor, except for disclosures (i) compelled by law (but the Member must notify a Governor promptly of any request for that information, before disclosing it, if legal and practicable); (ii) to Persons to whom that Member’s Interest may be transferred as permitted by this Agreement, but only if the recipients have agreed to be bound by the provisions of this Section 7.7, or (iii) of information that the Member also has received from a source independent of the Company and the Member reasonably believes that source obtained the information without breach of any obligation of confidentiality. The Members acknowledge that breach of the provisions of this Section 7.7 may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members agree that the provisions of this Section 7.7 may be enforced by specific performance.

      7.8     Membership Certificates. “Membership Certificates” in the form determined by the Board may be delivered representing all Interests to which Members are entitled. If issued, such Member Certificates shall be separately numbered, and shall be entered in the books of the Company and on the Membership Register, as they are issued. Each Member Certificate shall state on the face thereof the holder’s name, the Interests and such other matters as may be required by applicable laws. Each such Membership Certificate shall be signed by a Governor of the Company. The signature of the Governor upon the Membership Certificates may be by facsimile. Subject to Section 10, upon surrender to the Company of a Membership Certificate for Interests duly endorsed or accompanied by proper evidence of succession, assignment or authority to Transfer, it shall be the duty of the Company to issue a new Membership Certificate to the person entitled thereto, cancel the old Membership Certificate and record the transaction upon its books and records and the Membership Register. Each Member hereby agrees that the following legend, as the same may be amended by the Board in its sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:

The sale, pledge, hypothecation, assignment or transfer of the ownership interest represented by this CERTIFICATE OF OWNERSHIP is subject to the terms and conditions of the Operating and Member Control Agreement of Granite Falls Community Ethanol Plant, LLC, as amended from time to time. Copies of the Operating and Member Control Agreement may be obtained upon written request to the Board of Governors of Granite Falls Community Ethanol Plant, LLC.

SECTION 8

MEETINGS OF MEMBERS

      8.1     Voting Power. Except as otherwise provided herein, the affirmative vote of Members holding a Majority of the total Percentage of Membership Units represented at a meeting at which there is a quorum present shall be the act of the Members. Commencing from and after the date of effectiveness of the Company’s Registration Statement on Form SB-2 filed with the U.S. Securities and Exchange Commission, SEC File No. 333-99065 (the “Registration Statement Effective Date”), the Members may, to the extent permitted by law, effect the following transactions (without any action by the Governors) by the affirmative vote of the holders of a majority of the outstanding Membership Units: (i) the amendment of this Agreement; (ii) the dissolution of the Company; (iii) the removal and/or replacement of a Governor; or (iv) the approval or disapproval of the sale of all or substantially all of the Company’s assets not in the ordinary course of business.

      8.2     No Cumulative Voting. No Member shall be entitled to cumulative votes for the election of Governors or otherwise.

      8.3     Meetings of Members. The annual meeting of Members shall be held on such date as the Board shall by resolution specify within a period commencing on January 1 and ending on June 30 in each year, beginning with 2003. At each annual meeting, Members shall conduct such business as may be properly presented to such meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. Special meetings of Members of the Company may be called by the Chairman of the Board, by any three (3) Governors, or by a Member or Members holding at least a ten percent (10%) Percentage Interest and shall be held at the principal place of business of the Company, or elsewhere as the notice of such meeting shall direct. Members may attend any such meeting in person or by proxy.

      8.4     Place of Meeting. The Board of Governors may designate any place, either in or out of the State of Minnesota, as the place of meeting for any meeting. If no designation is made, the place of meeting shall be the Company’s principal office.

      8.5     Notice of Meetings. Written notice stating the date, time and place of the meeting and, as to a special meeting, a description of the purpose or purposes for which the meeting is called, shall be mailed or provided in person not fewer than fifteen (15) nor more than sixty (60) calendar days before the date of the meeting, by or at the direction of the Board of Governors to each Member of record at time of notice entitled to vote at the meeting. If mailed, such notice is effective when mailed addressed to the Member’s address shown in the Company’s current record of Members, with postage prepaid.

      8.6     Quorum. The presence of Members holding 40% or more of the Percentage of Membership Units in the Company in person or by proxy shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the Percentage of Membership Units represented may adjourn the meeting from time to time without further notice.

      8.7     Matters Submitted for Shareholder Vote Which Involve an Interested Governor. A Governor may not vote or consent on matters submitted to the Members regarding the removal of the Governor or regarding any transaction between the Company and the Governor. In determining the existence of the requisite percentage in interest of the Company necessary to approve a matter on which a Governor may not vote or consent, the Membership Units owned by the Governor shall be excluded.

SECTION 9

WAIVER AND CONSENT

      9.1     Written Waiver. Whenever any notice whatsoever is required to be given under the provisions of this Agreement or under the provisions of the Articles or the Act, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

      9.2     Waiver by Attendance. A Member’s or Governor’s attendance at a meeting of the Members or Governors, respectively: (i) waives objection to lack notice or defective notice of the meeting, unless the Member or Governor at the beginning of the meeting or promptly upon the Member’s or Governor’s arrival objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Member or Governor objects to considering the matter when it is presented.

      9.3     Consent to Action Without Meeting. Any action required or permitted to be taken by the Members or Managers by vote, pursuant to this Agreement or by law, may be taken without a meeting as provided by law. Any action required or permitted to be taken at a Board of Governors meeting may be taken by written action signed by all of the Governors.

SECTION 10

TRANSFER OF MEMBERSHIP INTERESTS

      10.1     Restrictions on Transfer. No Member shall Transfer all or any portion of an Interest without the prior written consent of the Board of Governors which consent may be withheld in the sole discretion of the Board. Notwithstanding anything contained herein to the contrary, no Member shall Transfer any Unit if, in the determination of the Board, such Transfer would cause the Company to be treated as a Publicly Traded Partnership, and any Transfer of Unit(s) not approved by the Board of Governors or that would result in a violation of the restrictions in this Agreement or applicable law shall be null and void with no force or effect whatsoever, and the intended transferee shall, acquire no rights in such Unit.

      10.2     Permitted Transfers. Subject to Section 10.1 above and the limits on total maximum ownership set forth in Section 4.3 of this Agreement, any Transfer of Units made in accordance with the following provisions will constitute a “Permitted Transfer” for purposes of this Agreement.

(a) A Transfer by a Member and any related persons (as defined in the Code) in one or more transactions during any thirty (30) calendar day period of Interests representing in the aggregate more than two percent (2%) of the total Interests in Company.

(b) A Transfer or series of related Transfers by one or more Members (acting together) which involves the Transfer of fifty percent (50%) or more of the outstanding Units; or

(c) Transfers of Units effected through a qualified Matching Services Program; or

(d) A Transfer by gift or bequest only to a spouse or child of such transferring Member, or to a trust established for the benefit of such spouse or child, or to an existing Member of the Company upon ten (10) days prior written notice to the Company of such gift.

      10.3     Conditions Precedent to Transfers. The Board of Governors, in its sole discretion, may elect not to recognize any Transfer of Units unless and until the Company has received:

(a) An opinion of counsel (whose fees and expenses shall be borne by the transferor) satisfactory in form and substance to the Board that such Transfer may be lawfully made without registration or qualification under applicable state and federal securities laws, or such Transfer is properly registered or qualified under applicable state and federal securities laws and if requested by the Company that such Transfer will not cause the Company to be treated as a Publicly Traded Partnership;

(b) Such documents and instruments of conveyance executed by the transferor and transferee as may be necessary or appropriate in the option of counsel to the Company to effect such Transfer, except that in the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation of legal evidence of such Transfer, in form and substance satisfactory to the Company;

(c) The transferor’s Membership Certificate;

(d) The transferee’s taxpayer identification number and sufficient information to determine the transferee’s initial tax basis in the interests transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information, statements or returns;

(e) Evidence satisfactory in form and substance to the Board that the transferee meets the maximum Unit ownership limitation set forth in Section 4.3 of this Agreement; and

(f) Other conditions on the Transfer of Units adopted by the Board from time to time as it deems appropriate in its sole discretion.

      10.4     Death of Member.

(a) Upon the death of any Member, the estate or personal representative of the deceased Member shall have the right and option to request the Company repurchase the deceased Member’s Interest subject to and in accordance with the applicable Code and Treasury Regulations regarding Publicly Traded Partnership. If the estate or personal representative exercises such right and option the Company shall, subject to Section 10.4(b) below, purchase the deceased Member’s Interest at the Fair Market Value of such Interest in effect at the date of death as determined in accordance with Section 10.10 below, and on the terms and conditions set forth in Section 10.5 and Section 10.6 below. This right and option may be exercised by the deceased Member’s estate or personal representative by providing written notice to the Company within one hundred twenty (120) days after the date of the Member’s death; provided, however, the Company will not repurchase such interest earlier than sixty (60) days after receipt of the written notice from the estate or personal representative requesting the purchase.

(b) Any Transfer pursuant to this Section 10.4 shall be subject to a determination by the Board that such Transfer shall not cause the Company to be deemed a Publicly Traded Partnership, and such Transfer shall be affected in accordance with this Agreement, the Code and applicable Treasury Regulations, and shall be further subject to the prior approval of the Board which may be withheld in its sole discretion.

      10.5     Payment Terms. If the purchase price for an Interest transferred pursuant to Section 10.4 above exceeds five thousand dollars ($5,000.00), the Company shall have the option to pay for the Interest purchased by paying five thousand dollars ($5,000.00) at Closing (as defined below) and executing a promissory note for the balance of the purchase price. The promissory note shall be paid in five (5) equal annual installments due on the anniversary date of the Closing and shall accrue interest per annum at a rate determined by the Board which shall not be less than the then current prime rate established by any major bank selected by the Board for loans to the bank’s most creditworthy commercial borrowers. The Company may prepay the promissory note, in whole or in part, at any time without penalty or premium.

      10.6     Events in Connection with the Sale of Interests.

(a) If there is a sale of Interest under Section 10.4 of this Agreement to the Company, the closing (“Closing”) shall occur at a time mutually agreeable to the parties and in accordance with the time periods set forth in the applicable provision of this Agreement; provided, however, the Closing shall not occur until at least sixty (60) days after the Company’s receipt of notice from the estate or personal representative requesting the Company repurchase the deceased Member’s Interest, but in no event later than one hundred twenty (120) days after the date of the Company’s receipt of such notice.

(b) In the event of a sale of Interest under Section 10.4 of this Agreement to the Company, the purchase price shall be increased or decreased, as the case may be, by an amount equal to any indebtedness owed the deceased Member by the Company, or the deduction of any indebtedness owed the Company by the deceased Member, or both.

(c) In the event of the sale of Interests under this Agreement by a Member, all rights of the Member with respect to the Interest, including the right to vote such Interest and to receive distribution, shall terminate at Closing, except for the Member’s right to receive payment therefor.

      10.7     Redemption of Interests.

(a) A Member (the “Requesting Member”) may request redemption of his or her Interest upon no less than sixty (60) calendar days’ prior written notice to the Board of Governors. The Board, in its sole discretion, shall determine whether to redeem such Interest and the Board is under no obligation to redeem any Interest or any Requesting Member.

(b) Notwithstanding anything contained herein to the contrary, any redemption pursuant to this Section 10.7 shall be subject to a determination by the Board, in its sole discretion, that such redemption shall not cause the Company to be deemed a Publicly Traded Partnership, and such redemption shall be affected in accordance with this Agreement, the Code and applicable Treasury Regulations, and shall be further subject to the prior approval of the Board which may be withheld in its sole discretion.

      10.8     Redemption Payment.

(a) Upon the redemption of a Member under Section 10.7, the Requesting Member shall be entitled to a payment equal to the Fair Market Value of such Member’s Interest in the Company as of the date of the Company’s receipt of the Member’s request for redemption (the “Redemption Payment”); provided, however, if the remaining Members of the Company agree to dissolve the Company in accordance with Section 13.1 of this Agreement, then in no event shall such Member be entitled to a Redemption Payment by such Member will be entitled to such Member’s share of the assets of the Company pursuant to Section 13.3 below.

(b) The Redemption Payment shall not be paid until at least sixty (60) days after the Company’s receipt of the notice from the Requesting Member required under Section 10.7(a) above. The Redemption Payment shall be paid in cash, or if the Redemption Payment exceeds five thousand dollars ($5,000), the Company shall have the option to pay the Redemption Payment by paying five thousand dollars ($5,000) upon the effective date of the redemption and executing a promissory note for the balance of the Redemption Payment. Such note shall be dated and delivered on the effective date of the withdrawal and shall be paid in five (5) equal annual installments due on the anniversary date of the withdrawal and shall accrue interest per annum at a rate determined by the Board which shall not be less than the then current prime rate established by any major bank selected by the

Board for loans to the Bank’s most creditworthy commercial borrowers. The Company may prepay the promissory note, in whole or in part, at any time without penalty or premium.

(c) The Redemption Payment shall be increased or decreased, as the case may be, by an amount equal to any indebtedness owed the Requesting Member by the Company, or the deduction of any indebtedness owed the Company by the Requesting Member, or both. All rights of the Member with respect to the Interest, including the rights to vote such Interest and to receive distributions, shall terminate at Closing, except for the Member’s right to receive payment therefor upon the effective date of the redemption which shall be determined in accordance with Section 10.9 below.

      10.9     Effective Date of Transfer.

(a) Any Transfer of a Unit shall be deemed effective as of the day of the month and year: (i) which the Transfer occurs (as reflected by the form of assignment); and (ii) the transferee’s name and address and the nature and extent of the Transfer are reflected in the records of the Company; provided, however, the effective date of a Transfer for purposes of allocation of Profits and Losses and for Distributions shall be determined pursuant to Section 10.9(b) below. Any transferee of a Unit shall take subject to the restrictions on transfer imposed by this Agreement.

(b) The Board, in its sole discretion, may establish interim periods in which transfers may occur (the “Interim Transfer Periods”); provided, however, the Board shall provide Members reasonable notice of the Interim Transfer Periods and advance notice of any change to the Interim Transfer Periods. For purposes of making allocations of Profits and Losses, and Distributions, the Company will use the interim closing of the books method (rather than a daily proration of profit or loss for the entire period) and recognize the Transfer as of the first day following the close of Interim transfer Period in which the Member complied with the notice, documentation and information requirements of Article 10. All Distributions on or before the end of the applicable Interim Transfer Period in which such requirements have been substantially complied with shall be made to transferor and all Distributions thereafter shall be made to the transferee. The Board the authority to adopt other reasonable methods and/or conventions.

(c) The Board shall have the power and authority to adopt another reasonable method and/or convention with respect to such allocations and distributions; provided neither the company, the Board, any Governor nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 10.9 (other than tax liabilities which may be incurred by Members), whether or not the Board or any Governor or the Company or any Member has knowledge of any Transfer of ownership of any Interest in the Company.

      10.10     Fair Market Value. Upon the Transfer of any Interest pursuant to Section 10.4, or the redemption of an Interest pursuant to Section 10.7, the purchase price or Redemption Payment shall be equal to the Fair Market Value of the Interest. “Fair Market Value” of an Interest on any date shall, unless otherwise specifically provided in this Agreement, be equal to the most recent fair market valuation determination of the per Unit value of the Company by the Board in good faith; provided, that such valuation shall be calculated on a basis as consistent as practicable from period to period. The Board may, in its sole discretion, employ the advice of independent and qualified professionals in the determination of the Fair Market Value, but is not under any obligation to do so. The Fair Market Value of the Company shall be determined at least annually. Valuations shall generally be preformed, at the discretion of the Board, as of the end of each fiscal year of the Company’s operations at the annual meeting of the Board; however, the Board, in its sole discretion, may have fair market valuations of the Company performed at any time or from time to time during any year and, except as otherwise specifically provided in this agreement, shall utilize the results of the most recent valuation in determining the Fair market Value of an Interest for purposes of this Agreement. No Member or any party other than the Board shall have the right to require or request that a new or more recent valuation be performed for purposes of determining the Fair Market Value of the Company or an Interest hereunder. The Company shall not establish the Fair Market Value more than four (4) times during the Company’s taxable year.

      10.11     Expenses. Except as otherwise expressly provided herein, all expenses of the Company incident to the admission of the transferee to the Company as a Member shall be charged to and paid by the transferring Member.

SECTION 11

RECORDS, FINANCIAL AND TAX REPORTING

      11.1     Records and Accounting. The books of account and other records of the Company shall be maintained at the Company’s principal place of business. The Company shall prepare its financial statements using generally accepted accounting principles, consistently applied. The Board shall cause to be prepared and distributed to the Members an annual report within 120 days after the end of the Company’s fiscal year. The annual report shall contain:

(a) a balance sheet as of the end of each fiscal year and statements of income, Member’s equity and cash flow for the year then ended, and accompanied by an auditor’s report containing an opinion of an independent certified public accountant;

(b) a report of the material activities of the Company during the period covered by the report; and

(c) a report setting forth distributions to Members for the period covered which separately identifies distributions from (i) cash flow from operations during the period, (ii) cash flow from operations during a prior period which have been held as reserves, (iii) proceeds from the disposition of Company assets and (iv) reserves from the gross proceeds of the offering originally obtained from the Members.

      The Company may alternatively satisfy the above requirements by distributing to Members a copy of the Company’s annual report on Form 10-K or 10-KSB as filed with the U.S. Securities and Exchange Commission.

      11.2     Tax Information. The Board will use its best efforts to cause to be delivered, within 75 days after the end of each fiscal year of the Company, to the Members and Persons who were Members during such fiscal year all information concerning the Company necessary to enable such Member or Person to prepare such Member’s (or Person’s) Federal and state income tax returns for such fiscal year, including a statement indicating such Member’s (or Person’s) share of Profits, Loses, deductions and credits for such fiscal year for federal and state income tax purposes, and the amount of any Distribution made to or for the account of such Member or Person during such fiscal year pursuant to this Agreement.

      11.3     Tax Returns. The Board shall cause income tax returns for the Company to be prepared and timely filed in accordance with applicable law.

      11.4     Tax Matter Member. The Board shall designate, from time to time, a Member to perform all duties imposed by Sections 6221 and 6232 of the Code as “tax matter partner” of the Company. The Company shall indemnify, to the full extent permitted by law, the tax matter partner from and against any damages and losses (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by in carrying out responsibilities as tax matter partner, provided such action taken or omitted to be taken does not constitute fraud, gross negligence or willful misconduct.

      11.5     Access to Books and Records.

(a) A Member of the Company shall be entitled to inspect and copy to the extent provided by law and during regular business hours at the Company’s principal office the required records to be kept by the Company under the Act if he or she gives the Company written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy.

(b) A Member shall be entitled to inspect and copy other records of the Company, including an alphabetical list of Members and their addresses, business telephone numbers and Company ownership information, to the extent provided by law only if (i) the Member’s demand is made in good faith and for a proper purpose; (ii) the Member described with reasonable particularity his or her purpose and the records he or she desires to inspect; and (iii) the records are directly connected with the Member’s purpose.

SECTION 12

FISCAL AFFAIRS

      12.1     Elections.

(a) The Board of Governors may elect to adjust the basis of the assets of the Company for federal income tax purposes in accordance with Section 754 of the Code in the event of a distribution of Company property as described in Section 734 of the Code or a transfer by any Member of the Interest of such Member in the Company as described in Section 743 of the Code.

(b) The Board of Governors, at any time and from time to time, may also make such other tax elections as it deems necessary or desirable, in its discretion.

      12.2     Interim Closing of the Books. There shall be an interim closing of the books of account of the Company (i) at any time a taxable year of the Company shall end pursuant to the Code, and (ii) at any other time determined by the Board of Governors to be required for good accounting practice or otherwise appropriate under the circumstances.

SECTION 13

TERMINATION AND DISSOLUTION

      13.1     Events Requiring Termination and Dissolution. The Company shall be dissolved upon the occurrence of any event, which would make unlawful the continuing existence of the Company, or in accordance of the Act, as amended from time to time (a “Liquidating Event”).

      13.2     Winding Up Period. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its credits and Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up the Company’s business and affairs. To the extent not inconsistent with the foregoing, all covenants and obligations in this Agreement shall continue in full force and effect until such time as the assets of the Company have been distributed pursuant to this Section and the Company has terminated. The Board shall be responsible for overseeing the winding up and liquidation of the Company, shall take full account of the Company’s liabilities and assets, shall cause the assets to be liquidated as promptly as is consistent with obtaining the Value thereof, and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed in the manner required by the Act. Without limiting the generality of the foregoing, the Board of Governors, in carrying out such winding up and distribution, shall have full power and authority to sell the Company’s assets, or any part thereof, or to distribute the same in kind to the Members.

      13.3     Distribution.

(a) Upon the occurrence of a Liquidating Event and the dissolution of the Company, the affairs of the Company shall be wound up in accordance with Section 13.2 above. The fair market value of the assets of the Company shall be determined, with the Value of any real or personal property held by the Company being determined in accordance with paragraph (d) of Section 5.4 and the fair market value of any other assets held by the Company (other than cash) being determined by an independent appraiser selected by the Board. Thereupon, the assets of the Company shall be distributed in the following manner and order: (i) to the claims of all creditors of the Company, including Members who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company, other than liabilities for distributions to Members; (ii) to Members and former

Members in satisfaction of liabilities for distribution, pursuant to or as required by the Act, and (iii) subject to sections 5.4 and 5.5, to the Members with positive Capital Account Balances in accordance with their Percentage Interests. Each such Member entitled to a distribution of any assets of the Company, pursuant to clause (iii) of this paragraph (a), shall receive such Member’s share of such assets in cash or, to the extent otherwise permitted in this Agreement, in kind, and the portion of such share that is received in cash may vary from Member to Member, all as the Board of Governors in their discretion my decide. If distributions to any Member upon termination of the Company are insufficient to return to such Member the full amount of such Member’s Capital Contribution, such Member shall have no recourse against the Board of Governors, the Company or against any other Member.

(b) In the discretion of the Board, a Pro Rata portion of the distributions that would otherwise be made to the Members pursuant to Section 13.3(a) hereof may be:

(i) distributed to the trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company and paying any contingent or unforeseen liabilities of the Company or of the Members arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Board, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to Section 13.3(a) hereof; or

(ii) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Members as soon as practicable.

      13.4     Deficit Capital Account Balance. The Members shall have no liability to the Company, to the other Members, or to the creditors of the Company on account of any deficit balance in such Member’s Capital Account Balance except to the extent such deficit arises from the failure of the Member of the Member to contribute the full amount of its Capital Contribution. The Company shall be solely responsible for payment of liabilities to its creditors.

SECTION 14

MISCELLANEOUS

      14.1     Notices. All Notices or other communications under this Agreement shall be in writing (unless otherwise expressly provided herein) and shall be considered properly given if delivered by hand or mailed by first class United States Mail, postage prepaid, addressed in care of the respective Members or Governors at their last-known address. Notice may also be delivered by means of a confirmed telecopy, provided the original of the notice is also promptly deposited in the United States Mail, first class, postage prepaid, addressed to the Members or Governors at such address. Notice of change of address shall be given to the Company by hand or first class United States Mail, after the date or receipt of which notice, the change of address shall be effective. Unless actual receipt of a notice is required by an express provision hereof, any such notice shall be deemed to be effective as of the earliest of (a) the date of delivery or confirmed telecopy; or (b) the third business day following the date of deposit with the United States Post Office or in a regularly maintained receptacle for the deposit of United States Mail. Any refusal to accept delivery of any such communication shall be considered successful delivery thereof.

      14.2     Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a Governor, Member, employee or agent of the Company or is or was serving at the request of the Company as a Governor, member, officer, governor, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of his or her status as such.

      14.3     Successors. This Agreement and all of the terms and provisions thereof shall be binding upon the Governors and all Members and their respective legal representatives, heirs, successors and permitted assigns.

      14.4     Applicable Law. This Agreement and the rights and obligations of the Members thereunder shall be construed and interpreted under the laws of the State of Minnesota without regard to its conflict of law principals.

      14.5     Amendments.

(a) Prior to the Registration Statement Effective Date, and unless the Act requires differently, this Agreement may be modified or amended upon the Super-Majority Vote of the Board of Governors or upon an affirmative vote of two-thirds (2/3) of the total Percentage of Membership Units represented at a meeting at which there is a quorum present. Upon the modification or amendment of this Agreement, the Board shall promptly execute such amendments or other documents as the Company deems appropriate to reflect such amendments under the law of the State of Minnesota.

(b) “Super-Majority Vote” shall mean the affirmative vote of two-thirds (2/3) or more of the Board of Governors.

(c) Beginning on the Registration Statement Effective Date, the Board of Governors may take action under (a) above to modify or amend this Agreement only if the modification or amendment does not adversely affect the rights of Members. If the modification or amendment would adversely affect Members’ rights, then the modification or amendment must be approved by the holders of a majority of the outstanding Membership Units.

      14.6     Waiver of Partition. Each of the Members of the Company irrevocably waives any right to maintain any action for partition with respect to the property of the Company.

      14.7     Company Property. The legal title to any real or personal property or interest therein now or hereafter acquired by the Company shall be owned, held or operated in the name of the Company, and no Member, individually, shall have any ownership interest in such property.

      14.8     Acceptance of Prior Acts by New Members. Each Person becoming a Member, by becoming a Member, ratifies all action duly taken by the Company, pursuant to the terms of this Agreement, prior to the date such person becomes a Member.

      14.9     Section Headings. The division of this Agreement into sections, subsections and exhibits is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

      14.10     Severability. In the event that one or more of the provisions contained in this Agreement or any portions thereof are unenforceable or are declared invalid for any reason whatsoever, such enforceability or invalidity shall not affect the enforceability or validity of the remaining terms or portions of this Agreement, and each such unenforceable or invalid portion hereof shall be severable from the remainder of this Agreement and the remainder of this Agreement shall be interpreted as if such unenforceable or invalid provision or portion thereof had not been included as a part thereof.

      14.11     Agreement for Further Execution. At any time or times, upon the request of the Board, the Members agree to sign and swear to any certificate required by the Act, to sign and swear to any amendment to or cancellation of such certificate whenever such amendment or cancellation is required by law or by this Agreement, and to cause the filing of any of the same of record wherever such filing is required by law.

      14.12     Time. Time is an essential element to the performance of this Agreement by each Member.

      14.13     Copies Reliable and Admissible. This Agreement shall be considered to have been executed by a person if there exists a photocopy, facsimile copy, or a photocopy of a facsimile copy of an original hereof or of a counterpart hereof which has been signed by such person. Any photocopy, facsimile copy, or photocopy of facsimile copy of this Agreement or a counterpart hereof shall be admissible into evidence in any proceeding as though the same were an original.

      14.14     Entire Agreement. This Agreement is the sole operating agreement of the Company and constitutes the entire agreement among the parties; it supersedes any prior agreements or understandings among the parties, oral or written, all of which are hereby canceled.

      14.15     Gender. Whenever the context shall require each term stated in either the singular or plural shall include the singular and the plural, and the masculine or neuter pronouns shall include the masculine, the feminine and the neuter.

      14.16     No Waiver. No failure or delay on the part of any Member in exercising any rights under this Agreement, or in insisting on strict performance of any covenant or condition contained in this Agreement, shall operate as a waiver of any of such Member’s rights hereunder.

      14.17     Submission to Jurisdiction. Each of the parties to this Agreement hereby submits to the jurisdiction of and agrees that suit will only be brought in the state (Yellow Medicine County) or federal court sitting in the State of Minnesota (the “Minnesota Court”) in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby in any other court except as may be necessary to enforce any judgment or order of the Minnesota Court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

      14.18     Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled, without posting a bond or other collateral, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in the Minnesota Court, in addition to any other remedy to which it may be entitled at law or in equity.

      14.19     Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

      14.20     Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

      IN WITNESS WHEREOF, the undersigned has hereunto affixed its signature.

Granite Falls Community Ethanol Plant, LLC

By	/s/ Paul Enstad

Paul Enstad, Chairman

Appendix B

GRANITE FALLS COMMUNITY ETHANOL PLANT, LLC

SUBSCRIPTION APPLICATION AND AGREEMENT
Membership Units $1,000.00 Per Unit
INSTRUCTIONS TO INVESTORS:

      You must complete all items and sign the application and agreement form. You should read the prospectus in its entirety including financial statements and appendices for a complete explanation of an investment in us.

      You must complete the enclosed application and agreement, submit the required purchase price and submit a signed signature page of the Operating and Member Control Agreement. If we reject your subscription, we will return your agreement and check to you within 30 days of our receipt of your documents. If we accept your subscription, we will place your funds in our escrow account at Granite Falls Bank. The funds will be released to us or returned to you in accordance with the escrow arrangements described in the prospectus.

Item 1.	Check the appropriate box to indicate form of ownership. If the investor is a custodian, corporation, partnership or trust, please provide the additional information and documents requested.

Item 2.	Indicate the number of membership units you are purchasing (five membership units is the minimum) and indicate the dollar amount of your investment ($5,000 is the minimum investment). Your ownership interest may not exceed 40% of all of our outstanding membership units. You will pay 10% down and the 90% balance at a later date by a promissory note.

Item 3.	Please print the name(s) in which membership units are to be registered and provide your address and telephone numbers. Check the appropriate box if you are a non-resident alien, an U.S. Citizen residing outside the United States or subject to back up withholding. IRAs and KEOGHs should provide the taxpayer identification number of the account and the social security number of the accountholder. Trusts should provide their taxpayer identification number. Custodians should provide the minor’s social security number. All individual investors should provide their social security number. Other entities should provide their taxpayer identification number.

Item 4.	Member Report Address. If you would like duplicate copies of member reports sent to an address that is different than the address identified in Item 3, please complete this section.

Item 5.	Please indicate your state of residence.

Item 6.	You cannot invest in Granite Falls Community Ethanol Plant, LLC unless you meet one of the suitability tests set forth in Item 6. Please review the suitability tests and check the box(es) next to the suitability test which you meet.

Item 7.	You must initial each statement in Item 7 and sign below that in the line provided.

      After following these instructions, return the subscription application and agreement and the Operating and Member Control Agreement signature page to:

Granite Falls Community Ethanol Plant, LLC

2448 – 540th Street, Suite 1
Granite Falls, Minnesota 56241

together with a check made payable to “Granite Falls Bank (GFCEP Escrow Account).” Also include your signed promissory note.

      Trusts must furnish a copy of the signature and title pages of the trust agreement and all amendments. Corporations should furnish appropriate resolution authorizing the purchase of the units. Partnerships should furnish a copy of the partnership agreement.

      Please initial each of next three statements:

      The investor named below, under penalties of perjury, certifies that:

the number shown under Item 3 on this subscription application and agreement is his, her or its correct taxpayer identification number,

he, she or it is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service, or IRS, that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (ii) should be crossed out if the withholding box in Item 3 is checked) and he, she or it meets the suitability standards checked in Item 6 and that he, she or it is capable of bearing the economic risk of this investment, including the possible total loss of the investment.

      1.   Form of Ownership.

Check one box:

☐	Individual
☐	Joint Tenants with Right of Survivorship (Both signatures must appear in Item 7)
☐	Corporation or Partnership (Corporate Resolutions or Partnership Agreement must be enclosed)
☐	IRA
☐	KEOGH
☐	Pension or Profit Sharing Plan
☐	Trust (Signature and title pages of Trust Agreement and all amendments must be enclosed)
Trustee name:

Trust date:

☐	Other: Provide detailed information below.

      2.   Purchase Information.

A. Number of Units Purchased (minimum 5 membership units)*

B. Purchase Price. Compute your purchase price as follows:

1.	Total Purchase Price. Multiply $1,000 per Unit by the number of Units in 2A above.
$

2.	10% First Installment. Multiply the total purchase price in step 1 by 10% (0.1). You must include a check for this amount with your subscription agreement.
$

3.	90% Second Installment. Subtract your first installment in step 2 from the total purchase price in the step 1. You must pay this amount, 90% of your total purchase price, within 20 days after we notify you that we have sold a minimum of 18,000 membership units.
$

You will sign a promissory note in the attached form agreeing to timely pay your 90% second installment. If you do not timely pay, we may keep your first installment funds and seek other interest and damages.

* Subject to a 40% limit on issued and outstanding membership units.

      3.   Investor Information.

Names and addresses will be recorded exactly as printed below:

Name:

Title:

Name of Joint Investor:

Address:

City	State	Zip Code

☐ Check box if you are a non-resident alien

☐ Check box if you are a U.S. citizen residing outside of the United States

☐ Check this box if you are subject to backup withholding

Investor’s Social Security No.	Joint Investor’s Social Security No.	---------------------------- Taxpayer Identification No.

      4.     Member Report Address.

Fill out if you want duplicate information sent to another address than that listed in Item 3.

Address:

City	State	Zip Code

      5.     State of Residence.

      6.     Suitability Standards.

Check the box next to the suitability test which you, as the undersigned investor, meet:

I (We) have annual income from whatever source of at least $45,000 and a net worth of at least $45,000, exclusive of home, furnishings and automobiles or

I (We) have a net worth of at least $150,000, exclusive of home, furnishings and automobiles.

      You must meet and check one of the above boxes to be eligible to invest in this offering. For husbands and wives purchasing jointly, the tests above will be applied on a joint basis.

      7.     Signature of Investor.

      By initialing each statement and signing below, the subscriber represents and warrants to Granite Falls Community Ethanol Plant, LLC that he, she or it:

 (i) has received a copy of the Granite Falls Community Ethanol Plant, LLC’s prospectus dated                     , 2002 and all modifications or supplements to it (the “Prospectus”);

 (ii) is aware that the Prospectus is a part of our Registration Statement on Form SB-2 as filed with the U.S. Securities and Exchange Commission, that our Registration Statement contains important information, materials and exhibits not included with the Prospectus, that these additional materials are material or informative in connection with a decision to acquire the membership units and the subscriber has been directed to and is informed of the existence of this additional information in the Registration Statement;

 (iii) understands that there is no present market for our membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;

 (iv) has received a copy of our Operating and Member Control Agreement (Appendix A to our Prospectus), and understands that upon our closing of the escrow, the subscriber will be bound by the provisions of the Operating and Member Control Agreement which contains, among other things, provisions that restrict the transfer of membership units;

 (v) agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber will sell or distribute them pursuant to the terms of the Operating and Member Control Agreement and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

 (vi) meets the suitability test marked in Item 6 above and is capable of bearing the economic risk of this investment, including the possible total loss of the investment.; and

 (vi) understands that we will place a restrictive legend on all certificates representing membership units containing substantially the following language:

The transferability of the Units represented by this certificate is restricted. Such Units may not be sold, assigned, or transferred, nor will any assignee, vendee, transferee, or endorsee thereof be recognized as having acquired any such Units for any purposes, unless and to the extent such sale, transfer, hypothecation, or assignment is permitted by, and is completed in strict accordance with, applicable state and federal law and the terms and conditions set forth in the Operating and Member Control Agreement, as amended from time to time, and as agreed to by each Member.

The securities represented by this certificate may not be sold, offered for sale, or transferred in the absence of either an effective registration under the Securities Act of 1933, as amended, and under applicable state securities laws, or an opinion of counsel satisfactory to the Company that such transaction is exempt from registration under the Securities Act of 1933, as amended, and under applicable state securities laws.

and that, to enforce the above legend, we may place a stop transfer order with our registrar and stock transfer agent (if any) covering all certificates representing any of the membership units.

ADDENDUM TO SIGNATURE PAGE OF

OPERATING AGREEMENT OF
GRANITE FALLS COMMUNITY ETHANOL PLANT, LLC

      INTENDING TO BE LEGALLY BOUND, the parties hereto have executed and delivered this Addendum to Operating and Member Control Agreement as of                     , 200                    .

MEMBER:

Signature

Printed Name

Signature if held jointly

Printed Name

PROMISSORY NOTE AND SECURITY AGREEMENT

Date of Subscription Agreement:                               , 200 .

$1,000 PER UNIT

5 UNIT MINIMUM PURCHASE ($5,000)

Number of Units subscribed

Total Purchase Price ($1,000 per Unit multiplied by number of Units subscribed)

(----------------------------------)	Less Initial Payment (10% of Principal Amount)

Principal Balance

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Granite Falls Community Ethanol Plant, LLC, a Minnesota limited liability company (“GFCEP”), at its principal office located at 2448 - 540th Street, Suite 1, Granite Falls, Minnesota 56241, or at such other place as required by GFCEP, the Principal Balance set forth above in one lump sum to be paid without interest within 20 days following the call of the GFCEP Board of Governors, as described in the Subscription Agreement. In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this full recourse Promissory Note shall be immediately due and payable in full with interest at the rate of 6% per annum from the due date and any amounts previously paid in relation to the obligation evidenced by this Promissory Note may be forfeited at the discretion of GFCEP.

The undersigned agrees to pay to GFCEP on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note, including, without limitation, reasonable attorneys’ fees. This Promissory Note may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Minnesota.

The provisions of this Promissory Note shall inure to the benefit of GFCEP and its successors and assigns, which expressly reserves the right to pursue the undersigned for payment of the amount due thereon by any legal means in the event that the undersigned defaults on obligations provided in this Promissory Note.

The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note.

      The undersigned grants to GFCEP, and its successors and assigns (“Secured Party”), a purchase money security interest in all of the undersigned’s Membership Units of GFCEP now owned or hereafter acquired. This security interest is granted as non-exclusive collateral to secure payment and performance on the obligation owed Secured Party from the undersigned evidenced by this Promissory Note. The undersigned further authorizes Secured Party to retain possession of certificates representing such Membership Units and to take any other actions necessary to perfect the security interest granted herein.

Dated:                               , 200 .

OBLIGOR/DEBTOR:	JOINT OBLIGOR/DEBTOR:

Printed or Typed Name of Joint Obligor	Printed or Typed Name of Obligor

By:	By:

(Signature)	(Signature)

Officer Title if Obligor is an Entity

Address of Obligor

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24.     Indemnification of Governors and Officers.

      Section 6.13 of our Amended and Restated Operating and Member Control Agreement provides that no governor or officer is personally liable to us or our members for monetary damages for any act or omission based upon errors of judgment or other fault in connection with our business or affairs if the Board determines that the course of conduct was in our best interest and did not result from the negligence or misconduct of the governor or officer.

      Article VII of our Articles of Organization provides that no governor shall be personally liable to the company or our members for monetary damages for breach of fiduciary duty as a governor, except:

(1) for any breach of the governor’s duty of loyalty to us or our members;

(2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(3) for dividends, membership interest repurchases and other distributions made in violation of Minnesota law or for violations of the Minnesota securities laws;

(4) for any transaction from which the governor derived an improper personal benefit; or

(5) for any act or omission occurring prior to the effective date of the provision limiting such liability in our Articles of Organization.

Article VII does not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty, although, as a practical matter, equitable relief may not be available. This Article also does not limit liability of the governors for violations of, or relieve them from the necessity of complying with, the federal securities laws.

Item 25.     Other Expenses of Issuance and Distribution.

      Expenses in connection with the issuance and distribution of the membership units being registered hereunder, other than underwriting commissions and expenses, are estimated below.

SEC registration fee	$2,760
Legal services and expenses	100,000
Accounting services and expenses	50,000
Printing fees	60,000
Miscellaneous	12,240

TOTAL	$225,000

      Except for the SEC registration fee, all of the foregoing expenses have been estimated.

Item 26.     Recent Sales of Unregistered Securities.

      As to each of the sales described below, we paid no underwriting discounts or commissions. We conducted no general solicitation in connection with the offer and sale of these securities. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to, or for sale in connection with, any distribution. We affixed appropriate restrictive legends on certificates representing the membership units. We provided purchasers (other than our Governors, the City of Granite Falls and Fagen) with a private placement memorandum containing all material information concerning us and the offering. Except for the City’s conversion of its promissory note, all purchases were for cash. Including the City’s note conversion, the total cash consideration for all of these securities was $711,300. We terminated the offer and sale of our securities prior to the original filing of this Registration Statement.

      Between October and December 2001, we sold the City of Granite Falls promissory notes aggregating $72,800. In August 2002, the City converted $25,000 of the notes and accrued interest into 50 membership units. The sale of the notes, and the conversion of the one note, were each exempt pursuant to Section 4(2) of the Securities Act.

      In January 2002, we sold 150 membership units to our governors or their affiliates and 50 membership units to Fagen, Inc. The sale of these units was exempt pursuant to Section 4(2) of the Securities Act.

      Between March and July 2002, we conducted a private placement of membership units. We sold an aggregate of 1,167 membership units to 65 investors, 48 of whom represented that they were “accredited” within the meaning of the Securities Act. The sale of these units was exempt pursuant to Section 4(2) of the Securities Act.

Item 27.     Exhibits.

		Method of
Exhibit	Description	Filing

3.1	Articles of Organization	1
3.2	Second Amended and Restated Operating and Member Control Agreement (contained in the Prospectus as Appendix A thereto)	2
4.1	Form of membership unit certificate	2
4.2	Form of Escrow Agreement	2
5.1	Opinion of Messerli & Kramer P.A. as to the legality of the membership units being offered	2
8.1	Opinion of Messerli & Kramer P.A. as to certain tax matters	2
10.1	Option Agreement for purchase of property	1
23.1	Consent of Messerli & Kramer P.A. (contained in Exhibit 5 to this Registration Statement)	2
23.2	Consent of Boulay, Heutmaker, Zibell & Co. P.L.L.P.	2
24	Additional power of attorney (included in signatures on page II-4)	2

(1)	Previously filed.

(2)	Filed herewith.

Item 28.     Undertakings.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to governors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a governor, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such governor, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form 5-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are organized by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Granite Falls, State of Minnesota, on December 20, 2002.

Granite Falls Community Ethanol Plant, LLC

By	/s/ Paul Enstad

Paul Enstad, Chairman and Chief Manager

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December   , 2002.

Signature	Title

/s/ Paul Enstad Paul Enstad	Chairman, Chief Manager and Governor (Principal Executive Officer)

/s/ Scott Dubbelde Scott Dubbelde	Vice Chairman and Governor*

/s/ Julie Oftedahl-Volstad Julie Oftedahl-Volstad	Secretary and Treasurer and Governor (Principal Financial and Accounting Officer)*

/s/ Steve Lindholm Steve Lindholm	Governor*

/s/ Myron D. Peterson Myron D. Peterson	Governor*

/s/ Shannon Johnson Shannon Johnson	Governor*

*Signed by Paul Enstad, attorney-in-fact

/s/ Steven H. Core Steven H. Core	Vice President of Operations and Governor

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that Steven H. Core, whose signature appears above, appoints and constitutes Paul Enstad and Scott Dubbelde, and each of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the within registration statement (as well as any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone may lawfully do or cause to be done by virtue hereof.

INDEX TO EXHIBITS

		Method of
Exhibit	Description	Filing

3.1	Articles of Organization	1
3.2	Second Amended and Restated Operating and Member Control Agreement (contained in the Prospectus as Appendix A thereto)	2
4.1	Form of membership unit certificate	2
4.2	Form of Escrow Agreement	2
5.1	Opinion of Messerli & Kramer P.A. as to the legality of the membership units being offered	2
8.1	Opinion of Messerli & Kramer P.A. as to certain tax matters	2
10.1	Option Agreement for purchase of property	1
23.1	Consent of Messerli & Kramer P.A. (contained in Exhibit 5 to this Registration Statement)	2
23.2	Consent of Boulay, Heutmaker, Zibell & Co. P.L.L.P.	2
24	Additional power of attorney (included in signatures on page II-4)	2

(1)	Previously filed.

(2)	Filed herewith.